EXHIBIT 10.3
                                                                    ------------



                                 LOAN AGREEMENT


                           DATED AS OF MARCH 31, 2004


                        RIVERSIDE FOREST PRODUCTS LIMITED

                                   as Borrower

                                     - and -

                                THE NAMED LENDERS

                                   as Lenders

                                     - and -

                                BANK OF MONTREAL

                               as a Hedging Lender

                                     - and -

                                HSBC BANK CANADA

                               as a Hedging Lender

                                     - and -

                                BANK OF MONTREAL

                                    as Agent

                                TABLE OF CONTENTS

1.0      DEFINITIONS..........................................................2
         1.1      TERMS DEFINED...............................................2
         1.2      CONSTRUCTION...............................................34

2.0      LOANS...............................................................35
         2.1      MAXIMUM AMOUNT OF LOANS....................................35
         2.2      COMMITMENT TO ADVANCE......................................36
         2.3      CANCELLATION...............................................36
         2.4      CONVERSION/ROLLOVER........................................36
         2.5      PURPOSE OF BORROWING.......................................36
         2.6      CLASSES AND TYPES OF LOANS AND BORROWINGS..................37
         2.7      SWINGLINE LOANS............................................37
         2.8      LETTERS OF CREDIT..........................................40
         2.9      HEDGING PROGRAM............................................45

3.0      BORROWING...........................................................46
         3.1      DRAW REQUEST...............................................46
         3.2      BORROWING PROCEDURES.......................................47
         3.3      FAILURE TO BORROW..........................................47
         3.4      EVIDENCE OF BORROWING......................................47
         3.5      BORROWINGS NOT TO EXCEED BORROWING BASE....................47

4.0      CONDITIONS PRECEDENT................................................48
         4.1      GENERAL CONDITIONS.........................................48
         4.2      CONDITIONS FOR BORROWING...................................49

5.0      REPAYMENT...........................................................51
         5.1      REPAYMENT..................................................51
         5.2      ALLOCATION OF REPAYMENT....................................51
         5.3      CURRENCY...................................................51

6.0      PREPAYMENTS.........................................................51
         6.1      VOLUNTARY PREPAYMENTS......................................51
         6.2      IRREVOCABILITY.............................................52
         6.3      BREAKAGE COSTS.............................................52

7.0      LIBOR LOAN INTEREST PERIODS.........................................52
         7.1      SELECTION..................................................52
         7.2      NO NOTICE..................................................52
         7.3      EXTENSIONS.................................................53
         7.4      CALENDAR DAYS..............................................53
         7.5      OTHER ADJUSTMENTS..........................................53
         7.6      MATURITY DATE..............................................53

8.0      INTEREST............................................................53
         8.1      LIBOR RATES................................................53
         8.2      LIBOR DUE DATES............................................53
         8.3      CANADIAN DOLLAR RATES......................................54
         8.4      U.S. DOLLAR RATES..........................................54

         8.5      CANADIAN DOLLAR AND U.S. DOLLAR DUE DATES..................54
         8.6      DETERMINING APPLICABLE MARGIN..............................54
         8.7      DEFAULT INTEREST...........................................55
         8.8      CURRENCY AND DEFAULT.......................................55
         8.9      CERTIFICATION..............................................55
         8.10     INTEREST ACT (CANADA)......................................55

9.0      CERTAIN COVENANTS CONCERNING BA LOANS...............................55
         9.1      LENDERS' PURCHASE OF BANKERS ACCEPTANCES AND
                  MAKING OF BA EQUIVALENT LOANS..............................55
         9.2      OTHER COVENANTS CONCERNING BA LOANS........................56
         9.3      STAMPING FEE...............................................56
         9.4      TERM AND PREPAYMENT........................................57
         9.5      POWER OF ATTORNEY -- DEPOSITORY BILLS AND
                  DEPOSITORY NOTES...........................................57

10.0     COMMITMENT FEE......................................................58

11.0     SUBSTITUTE BASIS....................................................59
         11.1     MARKET DISTURBANCE.........................................59
         11.2     SUSPENSION OF LIBOR BORROWING..............................60

12.0     PAYMENTS............................................................60
         12.1     PLACE AND TIME.............................................60
         12.2     NET PAYMENTS...............................................61
         12.3     REPAYMENT TO AGENT.........................................62

13.0     INCREASED COSTS.....................................................63
         13.1     PAYMENT OF COMPENSATING AMOUNTS............................63
         13.2     NOTICE OF PAYMENT OF COMPENSATING AMOUNT,
                  TIME OF PAYMENT AND ADJUSTMENT.............................64
         13.3     ELECTION BY BORROWER IF COMPENSATING AMOUNT CLAIMED........65
         13.4     REFUND OF COMPENSATING AMOUNT..............................65
         13.5     LIMIT ON OBLIGATION TO PAY.................................65

14.0     ILLEGALITY..........................................................66

15.0     SECURITY............................................................66
         15.1     DELIVERY OF SECURITY.......................................66
         15.2     CERTAIN GENERAL AGREEMENTS RELATING TO SECURITY............66

16.0     REPRESENTATIONS AND WARRANTIES......................................68
         16.1     GENERAL....................................................68
         16.2     SURVIVING..................................................72

17.0     COVENANTS...........................................................72
         17.1     DURATION...................................................72
         17.2     GENERAL....................................................73
         17.3     INSURANCE..................................................76
         17.4     INFORMATION................................................77
         17.5     NEGATIVE COVENANTS.........................................78


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

         17.6     PERFORMANCE BY LENDERS.....................................80
         17.7     SUCCESSOR CORPORATION......................................81

18.0     DEFAULT.............................................................82
         18.1     EVENTS OF DEFAULT..........................................82
         18.2     ACCELERATION...............................................86
         18.3     COMBINATION................................................88
         18.4     INDEMNITIES................................................88

19.0     EXPENSES............................................................89

20.0     WAIVERS, REMEDIES CUMULATIVE........................................91

21.0     NOTICES.............................................................91
         21.1     ADDRESS....................................................91
         21.2     NON-BUSINESS DAYS..........................................92

22.0     ASSIGNMENTS.........................................................92
         22.1     SUCCESSORS.................................................92
         22.2     ASSIGNMENT BY BORROWER.....................................92
         22.3     ASSIGNMENT AND PARTICIPATION BY LENDERS....................92
         22.4     ASSIGNMENT BY HEDGING LENDER...............................94
         22.5     DISCLOSURE.................................................94

23.0     AGENCY..............................................................95
         23.1     DEFINITIONS................................................95
         23.2     APPOINTMENT OF AGENT AND OTHER REGULATORY MATTERS..........95
         23.3     INDEMNIFICATION AND REIMBURSEMENT OF AGENT.................97
         23.4     RESIGNATION BY AND TERMINATION OF THE AGENT................98
         23.5     CONSENTS AND ENFORCEMENT...................................99
         23.6     ADVICE....................................................102
         23.7     GENERAL...................................................102
         23.8     SHARING INFORMATION.......................................103
         23.9     ACKNOWLEDGMENT BY BORROWER................................104
         23.10    AMENDMENTS TO SECTION 23.0................................104

24.0     CURRENCY INDEMNITY.................................................104
         24.1     INDEMNITY.................................................104
         24.2     INDEPENDENT OBLIGATION....................................105

25.0     NO PARTNERSHIP.....................................................105

26.0     TIME OF ESSENCE....................................................105

27.0     GOVERNING LAW AND JURISDICTION.....................................106

28.0     SEVERABILITY.......................................................106

29.0     COUNTERPARTS.......................................................107

SCHEDULES:

Schedule A     --    Borrowing Procedures
Schedule B     --    Form of Officer's Certificate
Schedule C     --    Bank Credit Facilities, Third Party Debt Instruments,
                     Letters of Credit and Hedging Contracts
Schedule D     --    Address
Schedule E     --    Form of Assignment and Transfer Agreement
Schedule F     --    Material Subsidiaries
Schedule G     --    Form of Guarantee of a Material Subsidiary
Schedule H     --    Lenders' Revolving Facility Commitments and Percentage
                     Loan Commitments
Schedule I     --    Form of Borrowing Base Certificate
Schedule J     --    Forest Tenures and Real Property Interests
Schedule K     --    Certain Existing Permitted Encumbrances
Schedule L     --    Persons Excluded from Eligible Inventory and Eligible
                     Receivables

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT made as of the 31st day of March, 2004

BETWEEN:

          RIVERSIDE FOREST PRODUCTS LIMITED

          (the "Borrower")

AND:
          THE SEVERAL FINANCIAL INSTITUTIONS FROM TIME TO TIME NAMED AS LENDERS ON THE SIGNATURE PAGES OF THIS AGREEMENT

          (collectively, the "Lenders" and individually, a "Lender")

AND:

          BANK OF MONTREAL, as a Hedging Lender

          (in such capacity, a "Hedging Lender")

AND:

          HSBC BANK CANADA, as a Hedging Lender

          (in such capacity, a "Hedging Lender")

AND:

          BANK OF MONTREAL, as Agent

          (in such capacity, the "Agent")


BACKGROUND:

A. The Borrower has requested that the Lenders make available to the Borrower a credit facility (the "REVOLVING FACILITY") of up to $60 million Canadian Dollars for the general corporate purposes of the Borrower; and

B. The Borrower may further request that one or more of the Hedging Lenders provide Hedging Program Contracts (as hereinafter defined) pursuant to a program (the

"HEDGING PROGRAM") to reduce the risk to the Borrower of adverse fluctuations in interest rates and currencies.

         WITNESS THAT in consideration of the premises and of the agreements hereinafter set forth and of other consideration the Borrower, the Lenders, the Hedging Lenders and the Agent agree as follows:

1.0      DEFINITIONS

1.1      TERMS DEFINED In this Agreement:

         "ACQUISITION" means the acquisition by the Borrower of the Lignum Shares and the Vendor's Loans (as defined in the Share Purchase Agreement) pursuant to the Share Purchase Agreement.

         "AFFILIATE" means:

         (a) with respect to a Person, any other Person who, directly or indirectly, beneficially owns voting securities (or comparable interests) of the first Person carrying more than 10% of the voting rights attached to all voting securities (or comparable interests) of the first Person for the time being outstanding;

         (b) any director (or Person exercising similar powers) or officer of the first Person; or

         (c) any Person controlled, directly or indirectly, by any one or more of the Persons set out in clause (a) or (b) of this definition;

         where, for the purposes of clause (c) of this definition, a Person is "controlled" by another Person if the second Person has the right, through the exercise of voting rights (whether attached to securities of the first Person or by virtue of a membership interest in the first Person or otherwise), by agreement or otherwise, to elect a majority of the directors (or Persons exercising similar powers) of, or to control the conduct or policies of, the first Person.

         "AGREED CURRENCY" has the meaning given by Section 24.1.

         "ANNUAL BUSINESS PLAN" means a budget or forecast (including an income statement, a balance sheet and a cash flow statement) prepared for a fiscal year as to all of the expected activities, revenues and expenses of the Borrower and Material Subsidiaries on a consolidated basis setting out, on a quarterly basis, forecasts for capital expenditures and the nature, estimated amount and timing of such expenditures. An Annual Business Plan shall also set out all major assumptions (including assumptions as to product prices, sales volumes and interest and exchange rates) used in the preparation thereof and the proposed sources of fibre of the Borrower and Material Subsidiaries.

         "APPLICABLE MARGIN" means, with respect to each Type of Loan shown below and the undrawn amount of the Revolving Facility Commitment, the percentage rate or fee per annum set out below as applicable and determined, where indicated, on a quarterly basis:

                                      BA STAMPING FEE RATE,
                                           LIBOR MARGIN
                   DEBT/                        &                   US BASE RATE        COMMITMENT FEE RATE
               EBITDA RATIO              LETTER OF CREDIT                &             (ON UNDRAWN REVOLVING
                (QUARTERLY)                  FEE RATE             PRIME RATE MARGIN     FACILITY COMMITMENT)
               -------------          ---------------------       -----------------     --------------------
           From Closing Date to               3.00%                    2.00%                   0.75%
         first anniversary thereof
          (irrespective of ratio)
                   <2.5                       2.00%                    1.00%                   0.50%
               >2.5 and <3.5                  2.25%                    1.25%                   0.625%
               >3.5 and <4.5                  2.75%                    1.75%                   0.75%
                   >4.5                       3.50%                    2.50%                   0.875%

         The Letter of Credit Fee Rate for any Documentary Letter of Credit shall be as determined at the time of issue thereof by the Issuing Bank or the Swingline Lender, as the case may be.

         "ATTRIBUTABLE DEBT" means, as to any particular lease under which any Person is at the time liable as lessee, and at any date as of which the amount thereof is to be determined, the present value of the rent required to be paid by the lessee during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), excluding amounts required to be paid on account of operating costs, maintenance and repairs, insurance, taxes, assessments, water and other utility rates and similar charges (such present value to be calculated from the respective due dates of such rent to the date of determination at a discount rate per annum equivalent to the rate inherent in such lease, as determined in accordance with GAAP). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. In the case of any lease under which the amount of rent is indeterminate (for example, where rent is based on sales or profits), the annual net amount of rent required to be paid shall be the net amount of rent paid during the preceding fiscal year.

         "BA EQUIVALENT LOAN" means a loan, made at a discount, in Canadian Dollars by a Lender that does not accept or stamp Bankers Acceptances, such loan being equal to that Lender's Percentage Loan Commitment of the face amount of the BA Loan requested by the Borrower. The amount advanced for each BA Equivalent Loan shall equal the face amount thereof, discounted by the BA Rate applicable to Schedule I Lenders or
         Schedule II/III Lenders, as the case may be, and also deducting therefrom the Stamping Fee that such Lender would have been entitled to if it accepted Bankers Acceptances. Each BA Equivalent Loan shall remain outstanding for the term of the Bankers Acceptances issued by the Borrower and accepted and purchased by the other Lenders concurrently therewith.

         "BA LOAN" means a Loan made available to the Borrower by the Lenders by way of a Bankers Acceptance or a BA Equivalent Loan.

         "BA RATE" means, as determined by the Agent:

         (a) in respect of a Bankers Acceptance to be accepted and purchased by a Schedule I Lender or a BA Equivalent Loan to be made by a Schedule I Lender:

                  (i) with a maturity date of one, two, three or six months, the average banker's acceptance bid rate as quoted on "Reuters Screen CDOR Page" (or such other page as may from time to time replace such page on that service for the purpose of displaying quotations for banker's acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. on the day of a proposed Borrowing by way of a Bankers Acceptance for a term co-extensive with that Bankers Acceptance; or

                  (ii) with a maturity date other than one described in paragraph (a)(i), the arithmetic average (expressed to five decimal points) of the


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

                           discount rate quoted from time to time by the Agent as the discount rate for purchasing bills of exchange in an amount substantially equal to the reference amount (as defined below) at approximately 10:00 a.m. on the day of a proposed Borrowing by way of a BA Loan for a term co-extensive with that BA Loan.

         (b) in respect of a Bankers Acceptance to be accepted and purchased by a Schedule II/III Lender or a BA Equivalent Loan to be made by a Schedule II/III Lender:

                  (i) with a maturity date of one, two, three or six months, the lesser of:

                           (A) the average bankers' acceptance bid rate as quoted on "Reuters Screen CDOR Page" (or such other page as may from time to time replace such page on that service for the purpose of displaying quotations for banker's acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. on the day of a proposed Borrowing by way of a BA Loan for a term co-extensive with that BA Loan, to which bid rate figure shall be added 0.10; and

                           (B) the respective discount rate quoted from time to time by the Schedule II/III Lender as its discount rate for purchasing its bills of exchange in an amount substantially equal to the reference amount (as defined below) at approximately 10:00 a.m. on the day of a proposed Borrowing by way of a BA Loan for a term co-extensive with that BA Loan; or

                  (ii) with a maturity date other than one described in paragraph (b)(i), the discount rate described in paragraph (b)(i)(B).

         For the purposes of this definition "reference amount" with respect to any Lender and term of a Bankers Acceptance or a BA Equivalent Loan, means the amount of that Lender's portion of the BA Loan being requested by the Borrower by way of a Bankers Acceptance or a BA Equivalent Loan for that term.

         "BA STAMPING FEE RATE" means the rates so described in the definition of Applicable Margin.

         "BANKERS ACCEPTANCE" means a bill of exchange in Canadian Dollars in a form approved by the Agent that:

         (a) is drawn by the Borrower, and presented to and accepted by a Lender, in accordance with the requirements of Section 9.0 and Schedule A; and

         (b) matures on a Business Day which is up to six months (or such other period as the Lenders in their absolute discretion may approve from time to time) after the date on which it is presented to and accepted by a Lender.

         "BORROWING" means the receiving of a Loan by the Borrower from the Lenders or the Swingline Lender on a given date, or resulting from:

         (a)      a conversion pursuant to Section 2.4 on a given date;

         (b) a rollover from one LIBOR Interest Period to a subsequent LIBOR Interest Period;

         (c)      a rollover of a BA Loan to a new maturity date; or

         (d)      the issue of a Letter of Credit,

         and other co-relative terms such as "BORROW" or "BORROWED" shall be construed accordingly.

         "BORROWING BASE" means, at any time, as disclosed in the most recent Borrowing Base Certificate delivered to the Agent, the sum of the following:

         (a)      75% of Eligible Receivables;

         (b) 50% of the value of Eligible Inventory (valued at the lower of cost and net realizable value) minus the total amount of Preferred Claims; and

         (c)      100% of Eligible Tax Receivables,

         provided that the amount determined under paragraph (b) cannot exceed 50% of the total amount of the Borrowing Base.

         "BORROWING BASE CERTIFICATE" means a certificate of the Borrower, to be delivered to the Agent pursuant to Section 17.4(e), substantially in the form of

         Schedule I hereto or such other form as may be acceptable to the Agent, acting reasonably.

         "BUSINESS DAY" means:

         (a) any day, other than a Saturday, Sunday or statutory holiday, on which the Agent's main branches in Vancouver, British Columbia and Toronto, Ontario are open for the transaction of banking business; and

         (b) if such day relates to any transaction concerning U.S. Dollars contemplated by this Agreement, also a day on which commercial banks in New York, New York are open for the transaction of banking business; and

         (c) if such day relates to determining LIBOR as contemplated by this Agreement, also a day on which dealings in U.S. Dollars are carried on by and between banks in the London interbank eurocurrency market;

         unless the Agent has notified the Borrower that commercial banks will not be open for the transaction of banking business on a particular day in any of London, England, New York, New York, Toronto, Ontario or Vancouver, British Columbia.

         "CANADIAN DOLLARS" means the lawful currency for the time being of Canada.

         "CANADIAN DOLLAR LOAN" means a Loan made available to the Borrower by the Lenders or by the Swingline Lender by way of direct advances in Canadian Dollars and which the Borrower has elected, pursuant to the provisions of this Agreement, to pay interest thereon based on the Prime Rate.

         "CAPITAL LEASE" means a lease under which all or a portion of the rents or other amounts payable thereunder are required to be classified and accounted for as capital lease obligations on a balance sheet prepared in accordance with GAAP.

         "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Facility Loans or Swingline Loans.

         "CLOSING DATE" means the date on which the conditions set out in
         Section 4.2(a) have been satisfied.


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

         "COMMITMENT FEE RATE" means the rates so described in the definition of Applicable Margin.

         "COMPENSATING AMOUNT" has the meaning given by Section 13.1.

         "COMPENSATION FACILITY" has the meaning given by Section 13.1.

         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Borrower and all Subsidiaries calculated in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" means "Shareholders' Equity" of the Borrower as shown on the most recent consolidated balance sheet of the Borrower delivered to the Agent pursuant to Sections 17.4(a) and (b) less all amounts shown on such balance sheet for goodwill, deferred assets (which, as of the date hereof, includes only deferred financing charges), trade names, trademarks, patents, copyrights and other similar intangible property.

         "DBNA" means the DEPOSITORY BILLS AND NOTES ACT (Canada) as amended from time to time.

         "DEBT" means, without duplication:

         (a) any obligation for borrowed money which under GAAP would be shown on a balance sheet or a note thereto as a liability (excluding reserves for deferred income taxes and other reserves to the extent that they do not constitute an obligation, but including the face amount of outstanding Bankers Acceptances and the undrawn amount of any Letter of Credit);

         (b) the capitalized amount of all obligations under Capital Leases (including those resulting from Sale and Leaseback Transactions);

         (c) indebtedness secured by any Lien existing on property subject to such Lien, whether or not the indebtedness secured thereby has been assumed;

         (d) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the indebtedness for borrowed money, shares or dividends of any Person;

         (e) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

         (f) obligations under any contract for the purchase of materials, supplies or other property if such contract (or any related document) requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered, provided that base load obligations for utilities used by the Borrower or any Subsidiary in the ordinary course of business shall not be considered Debt;

         (g) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, provided that the obligations under an operating lease, including an operating lease resulting from a Sale and Leaseback Transaction (as determined by GAAP), shall not be considered Debt;

         (h) the amount of any obligations of the Borrower and any Material Subsidiary that are convertible into shares, which amount is classified as debt in accordance with GAAP; and

         (i) obligations under any other contract that, in economic effect, is substantially equivalent to any of the foregoing.

         "DEBT/CAPITALIZATION RATIO" means, at the time of determination, the ratio obtained by dividing Total Debt as at the end of the Borrower's most recent fiscal quarter by Total Capitalization as at that date, in each case taking into account FX Gain/Loss.

         "DEBT/EBITDA RATIO" means, at the time of determination, the ratio obtained by dividing Total Debt at the end of the Borrower's most recent fiscal quarter by EBITDA for the four most recent quarters.

         "DEPOSITORY BILL" and "DEPOSITORY NOTE" have the meanings given by the DBNA.

         "DRAW REQUEST" means a written statement requesting a Loan containing the information provided for by Section 3.1 and Schedule A signed by an individual or individuals so designated from time to time in writing by any two members of Senior Management for that purpose.

         "EBITDA" means, for any particular period:

         (a) sales revenues for such period, net of any duties, including any duties imposed in connection with the export or import of goods, such as countervailing duties and anti-dumping duties;

                  minus:

         (b) cost of products sold for such period as calculated in accordance with GAAP and reported on the Borrower's consolidated statement of earnings and retained earnings for such period; and

         (c) selling and administration expenses for such period as calculated in accordance with GAAP and reported on the Borrower's consolidated statement of earnings and retained earnings for such period;

                  plus:

         (d) any amortization and depreciation in such costs of products sold and selling and administration expenses as reported for such period;

         (e) net realized foreign exchange gain or loss from the sale of forest products; and

         (f) net cash gain or loss included in miscellaneous income from the sale of forest products and reported on the Borrower's Financial Statements as either miscellaneous or other income.

         "ELIGIBLE INVENTORY" means, at any time, all Inventory owned by any of the Obligants, but specifically excluding any Inventory that:

         (a)      is not located in Canada or the United States of America;

         (b) is not subject to the applicable duly perfected first priority Lien created by the Security;

         (c) is subject to any Lien other than the Security, unless such Lien is specifically subordinated to the Security in a form acceptable to the Agent;

         (d)      is located in or on premises:

                  (i) leased to or otherwise occupied by an Obligant, unless the lessor or applicable other Person has entered into an agreement satisfactory to the Agent, acting reasonably, by which it has, among other things, waived its right to distrain against such Inventory;

                  (ii) (other than premises described in (i) above) of, or is in the possession of, any other Person unless the applicable other Person has waived in writing all Liens that may at any time be held by such other Person in respect of the Inventory;

                  (iii) where the Inventory is commingled with the property of another Person or is not capable of being identified as belonging to an Obligant and no other Person;

                  (iv) owned or controlled by a Person that is insolvent or is the subject of any insolvency proceeding; or

                  (v) owned or controlled by such other Person as the Borrower and the Agent, acting reasonably, may from time to time agree is unacceptable, and who is named in Schedule L;

                  or is a log located in or on premises that are not owned or leased by an Obligant from a lessor that has entered into an agreement described in subparagraph (i) above;

         (e)      is defective;

         (f)      has been delivered to any Person on consignment;

         (g) has been dealt with by the Obligant in a manner which has generated a Receivable;

         (h) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third Persons which would require any consent of any third Person upon sale or disposition of that Inventory or the payment of any monies to any third Person as a precondition of such sale or of a disposition (other than any such Inventory where the inability to obtain any such consent or waiver of any such payment would give rise to an obligation on the part of a third Person to purchase such Inventory at not less than cost);

         (i) is a tree being grown as nursery stock or for a use other than production of lumber and wood products or is intended to be replanted in another location for the purpose of reforestation;

         (j)      is standing timber; or

         (k) the completion of manufacture, sale or other disposition thereof by or on behalf of the Agent following an Event of Default requires the consent of any Person or constitutes a breach or default under any contract or agreement to which the relevant Obligant is a party or to which such Inventory is subject.

         "ELIGIBLE RECEIVABLES" means, at any time, Receivables of the Obligants, less any Receivable that:

         (a) is not then subject to a duly perfected first priority Lien created by the Security;

         (b) is subject to any Lien other than Security, unless such Lien is specifically subordinated to the Security in a form acceptable to the Agent;

         (c) is payable more than 60 days after the statement date of the invoice, unless insured with an insurer acceptable to the Agent, acting reasonably;

         (d)      has been outstanding for 60 days or more;

         (e) is subject to any offset or counterclaim by the applicable account debtor;

         (f) is owed by any person whose principal place of business is located in a jurisdiction outside Canada or the United States of America (other than a jurisdiction that has been approved by the Agent, with the consent of the Majority Lenders) unless the payment thereof is covered by insurance acceptable to the Agent;

         (g) is payable in a currency other than Canadian Dollars or U.S. Dollars (other than a currency approved by the Agent, with the consent of the Majority Lenders);

         (h) is owed by an Affiliate of any Obligant, or by one Obligant to another, or any director, officer, employee, agent or representative of any Obligant or of any such Affiliate or is owed by a Governmental Body (unless such Receivable owed by such Governmental Body is then subject to a duly perfected first priority Lien created by the Security);

         (i) with respect to which a cheque, note, draft or other payment instrument has not been honoured in accordance with its terms;

         (j) is owed by any Person that is insolvent, or is otherwise doubtful of collection in the opinion of the Agent, acting reasonably;

         (k) is owed by such Person as the Borrower and the Agent, each acting reasonably, may from time to time agree is unacceptable, and who is named in Schedule L;

         (l) is in respect of a consignment sale or other sale or disposition of goods not owned by the Obligant; or

         (m)      represents finance charges.

         For the purposes of this definition, Receivables shall not include the credit balance in any bank account or any Duty Adjustment (as defined in the Share Purchase Agreement) that results in an increase in the Purchase Price (as defined in the Share Purchase Agreement).

         "ELIGIBLE TAX RECEIVABLES" means amounts payable to an Obligant by the Government of Canada in respect of goods and services tax or income tax, or both, in the amount specified on any assessment, provided that:

         (a) the payment of such amount is not being disputed by the Government of Canada;

         (b)      such amount will not be subject to set-off; and

         (c) the Borrower has provided to the Agent evidence of such assessment.

         "ENVIRONMENTAL LAWS" means all applicable national, federal, provincial, state and local statutes, laws, bylaws, rules, regulations, ordinances, orders and codes, and all decrees, judgments and orders, relating to the protection of the environment, public health or transportation of dangerous goods and, without restricting the generality of the foregoing, includes those relating to the generation, use, storage, transportation, treatment, disposal or cleanup of Hazardous Materials, and the emission, discharge or release of Hazardous Materials into the air, surface water, groundwater, land surface or subsurface strata.

         "EQUITY" means, as at the date of determination, "Shareholders' Equity" of the Borrower as shown on the most recent consolidated balance sheet of the Borrower delivered to the Agent pursuant to Sections 17.4(a) and
         (b).

         "ESCROW AND SECURITY AGREEMENT" means the agreement dated February 25, 2004 between the Borrower and the U.S. Trustee, in its capacity as escrow agent and as trustee, pursuant to which the net proceeds of the issue of the Senior Notes were deposited with the U.S. Trustee on the conditions therein set out.

         "EVENT OF DEFAULT" means any of the events set out in Section 18.1.

         "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum which is the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System in the United States of America arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day in New York, the average of the quotations for such day in respect of such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "FINANCIAL INSTRUMENT OBLIGATIONS" means obligations arising under:

         (a) any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Borrower where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, excluding conventional floating rate debt);

         (b) any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Borrower where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

         (c) any agreement for the making or taking of any commodity, any commodity swap agreement, floor cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Borrower where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity;

         to the extent of the net amount due by, or accruing for the account of, the Borrower thereunder (determined by marking to market the same in accordance with market practice at the time).

         "FINANCIAL STATEMENTS" means a balance sheet, statement of earnings (operations) and retained earnings and a statement of cash flow, all fairly presenting in all material respects the financial position of the Person to whom they relate and all prepared in accordance with GAAP. Financial Statements shall contain comparative information for the preceding comparative period restated, if necessary, to conform to GAAP for the current period.

         "FOREST TENURE" means an agreement under Part 3 of the FOREST ACT (British Columbia), including the agreements described in Schedule J.

         "FRONTING FEE" means a fee equal to 0.20% per annum of the undrawn amount of any Letter of Credit.

         "FX GAIN/LOSS" means the unrealized gain or loss on Debt reported on the Borrower's "Consolidated Statements of Operations and Retained Earnings". In taking FX Gain/Loss into account, FX Gain shall be added to Debt and subtracted from Equity, and FX Loss shall be subtracted from Debt and added to Equity, in each case as calculated cumulatively on a quarterly basis from such Statements, commencing with those for the quarter ending March 31, 2004.

         "GAAP" means generally accepted accounting principles, and policies and standards that are provided for in the Canadian Institute of Chartered Accountants Handbook from time to time.

         "GOVERNMENTAL BODY" means any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board or court or other law, regulation, or rule making entity (including a Minister of the Crown) having jurisdiction on behalf of Canada or the United States of America, or any province, state, municipality or district, or any subdivision thereof.

         "GUARANTEE" means a guarantee, substantially in the form of Schedule G, given by a Material Subsidiary in accordance with provisions of Section 17.2(m).

         "GUARANTOR" means any Material Subsidiary which has delivered to the Agent a Guarantee and a security agreement over such Material Subsidiary's Inventory and Receivables.

         "HAZARDOUS MATERIALS" means all hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, flammable explosives, chemicals known to cause cancer or reproductive toxicity, emissions, washes and all other chemicals, materials and substances, the handling, storage, release, transportation or disposal of which is or becomes prohibited, limited or regulated by any Governmental Body, or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of any Person, including, without limitation, asbestos, petroleum and petroleum by-products, urea formaldehyde foam insulation, polychlorinated biphenyls, all substances from time to time designated as a "contaminant" or "waste" under the WASTE MANAGEMENT ACT (British Columbia) and all substances from time to time designated as "contaminant", "waste", "hazardous substances", "hazardous materials", "toxic substances" or a similar designation under any Environmental Law.

         "HEDGING LENDER" means any of Bank of Montreal, HSBC Bank Canada or any Affiliate of either of them, only if such bank or Affiliate has a Hedging Program

         Contract, notwithstanding that Bank of Montreal and HSBC Bank Canada are each defined as a "Hedging Lender".

         "HEDGING PROGRAM" has the meaning given by Recital B.

         "HEDGING PROGRAM CONTRACTS" means agreements or arrangements of the type described in paragraphs (a) and (b) of the definition of Financial Instrument Obligations, between the Borrower and a Hedging Lender.

         "HEDGING PROGRAM SENIOR SECURED AMOUNT" means, at the time of determination, the aggregate marked to market exposure (determined in accordance with then current market practice) under all Hedging Program Contracts up to a limit of 10% of the Borrowing Base in effect at such time.

         "HEDGING PROGRAM SUBORDINATED SECURED AMOUNT" means, at the time of determination, the aggregate marked to market exposure (determined in accordance with then current market practice) under all Hedging Program Contracts which exceeds 10% of the Borrowing Base in effect at such time.

         "INTEREST COVERAGE RATIO" means, at the time of determination, the ratio obtained by dividing EBITDA for the previous 12 months by Interest Expense for that period.

         "INTEREST EXPENSE" means, for any particular period:

         (a) whether or not paid, all amounts that would, in accordance with GAAP, be deducted in calculating Consolidated Net Income on account of interest on Debt (after giving effect to Hedging Program Contracts) including, without duplication, interest on Subordinated Debt, imputed interest in respect of Capital Leases and accrued interest, but excluding arrangement fees and financing costs incurred in the ordinary course of business in connection with the negotiation and documentation of specific transactions under which Debt is incurred;

         less:

         (b)      interest income earned in such period.

         For greater certainty, Interest Expense includes "interest expense/income" as reported in the Borrower's Financial Statements or as included in "other income" on the Borrower's Financial Statements.

         "INVENTORY" means inventory of an Obligant, including goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing.

         "ISSUING BANK" means Bank of Montreal in its capacity as the issuer of Letters of Credit under this Agreement or the Swingline Lender pursuant to Section 2.7.6, and their respective successors in such capacity as provided in Sections 2.7.5 and 2.8.9.

         "LC DISBURSEMENT" means a payment made by the Issuing Bank or Swingline Lender pursuant to a drawing under a Letter of Credit.

         "LC EXPOSURE" means, at any time, the total of:

         (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time; and

         (b) the aggregate amount of all LC Disbursements that have not then been reimbursed by or on behalf of the Borrower.

         The LC Exposure of any Lender at any time shall be its Percentage Loan Commitment for the Revolving Facility of the total LC Exposure at such time.

         "LENDERS" means the Persons defined as such on page 1 of this Agreement and any other Person who becomes Lender pursuant to Section 22.3(a). Unless the context otherwise requires, the term "Lenders" includes the Issuing Bank and the Swingline Lender.

         "LETTER OF CREDIT" means a letter of credit or guarantee, other than an Excluded LC, in either Canadian Dollars or U.S. Dollars issued by the Issuing Bank or the Swingline Lender under the Revolving Facility pursuant to the terms of this Agreement. A "DOCUMENTARY LETTER OF CREDIT" means a Letter of Credit that expires less than one year from the date of its issue, concerns the import of goods by the Borrower or a Subsidiary and qualifies as a "Trade-related Contingency" under Guideline A - Part 1 - Capital Adequacy Requirements dated January, 2001 of the Office of the Superintendent of Financial Institutions (Canada) and any successor guidelines. An "EXCLUDED LC" means any letter of credit or guarantee for which the Issuing Bank or the Swingline Lender holds a credit balance in a bank account, a term deposit or other similar instrument as security for the obligations of an Obligant in respect thereof; for greater certainty, the issue of an Excluded LC shall not constitute a Borrowing under the Revolving Facility.

         "LETTER OF CREDIT FEE" has the meaning given by Section 2.8.10.

         "LETTER OF CREDIT FEE RATE" means the rates so described in the definition of Applicable Margin.

         "LIBOR" means, with respect to any LIBOR Interest Period, the rate of interest (expressed as an annual rate) determined by the Agent to be the arithmetic average (rounded up to the nearest 1/16%) of the annual rates of interest published on the "Reuters Screen LIBO Page" at which U.S. Dollars are offered for deposit at approximately 11:00 a.m. London, England time on the second Business Day before the first day of that LIBOR Interest Period in the London interbank eurocurrency market for a deposit in U.S. Dollars for a term co-extensive with that LIBOR Interest Period in an amount substantially equal to the respective LIBOR Loan. If for any reason such rate does not appear on the "Reuters Screen LIBO Page" as contemplated, then LIBOR shall be the rate of interest quoted by the Agent as its LIBO rate for such LIBOR Interest Period and the amount of such LIBOR Loan.

         "LIBOR INTEREST PERIOD" means, in relation to each LIBOR Loan, subject to availability, a period of one, two, three or six months, or such other period as may be agreed to by the Lenders in their absolute discretion, ascertained in accordance with Section 3.1 and Schedule A.

         "LIBOR LOAN" means a Loan made available to the Borrower by the Lenders by way of direct advances in U.S. Dollars, on which the Borrower has elected, pursuant to the provisions of this Agreement, to pay interest based on LIBOR.

         "LIEN" means: any mortgage, lien, pledge, charge, security interest or other encumbrance (including any judgment or attachment lien); any interest or title of any vendor, lessor, consignor or lender to, or other secured party of, a Person under any consignment, conditional sale or other title retention agreement or lease, upon or with respect to any property or asset of such Person; or any liens for Taxes and any liens, trusts or deemed trusts in favour of any Governmental Body of any kind whatsoever, including those relating to any Taxes and any amounts withheld from employees' payrolls for remittance to a taxing authority.

         "LIGNUM" means Lignum Limited.

         "LIGNUM SHARES" means all of the issued and outstanding shares in the capital of Lignum.

         "LOAN" means the principal amount of each Borrowing by the Borrower hereunder whether by way of a Canadian Dollar Loan, a LIBOR Loan, a U.S. Dollar Loan, a BA Loan, a Swingline Loan or the issue of a Letter of Credit, or (as the context requires) the principal and face and undrawn amounts thereof from time to time outstanding hereunder.

         "LOAN DOCUMENTS" means this Agreement, all Guarantees, all Security and all other agreements and documents contemplated hereby or thereby.

         "MAJORITY LENDERS" means, if there are two or fewer lenders, then all such lenders and, if there are more than two Lenders, then the Lenders from time to time holding 66?% or more of the Revolving Facility Commitment.

         "MATERIAL ADVERSE EFFECT" means any event, condition or occurrence that has, or is reasonably likely to result in, a material adverse effect on:

         (a) the business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of the Borrower and all Subsidiaries taken as a whole;

         (b) the ability of the Borrower or any Subsidiary to observe or perform any of their respective obligations under the Loan Documents; or

         (c) the validity or enforceability (in the sense of there being adequate legal remedies) of the principal terms of any Loan Document.

         "MATERIAL SUBSIDIARY" means:

         (a)      Lignum, RFP Timber Ltd. and RFP Power Ltd.;

         (b) any Subsidiary to which any Material Subsidiary transferred any material property or assets (either in a single or a series of transactions); and

         (c) any other Subsidiary of the Borrower, the total assets or net sales (as determined in accordance with GAAP) of which for any quarter constituted more than 5% of the Borrower's consolidated total assets and net sales, respectively, provided that each Material Subsidiary named in (a) above shall in no case cease to be a Material Subsidiary.

         "NOTE INDENTURE" means the note indenture dated February 25, 2004 between the Borrower, certain Guarantors and the U.S. Trustee and any renewal, extension, modification, replacement or restatement thereof, provided that the Agent is satisfied with the subordination provisions thereof.

         "NOTE PURCHASE AGREEMENT" means the agreement dated February 17, 2004, among the Borrower, certain Guarantors and the "Initial Purchasers" as defined therein, pursuant to which the Initial Purchasers purchased U.S. $150 million in aggregate principal amount of the Senior Notes.

         "OBLIGANT" means each of the Borrower and the Guarantors and, for greater certainty, includes any successor of the Borrower and Lignum arising from any amalgamation of the two.

         "OFFERING MEMORANDUM" means the offering memorandum of the Borrower dated February 17, 2004, pursuant to which the Borrower offered to sell the Senior Notes.

         "OFFICER'S CERTIFICATE" means a certificate signed by a member of Senior Management of the Borrower in the form of Schedule B.

         "PAYMENT CURRENCY" has the meaning given by Section 24.1.

         "PENSION PLAN" means:

         (a) a "registered pension plan" (as defined in the INCOME TAX ACT (Canada)) which is subject to the funding requirements of applicable benefits legislation in any jurisdiction of Canada applicable to employees resident in Canada of the Borrower or any Subsidiary;

         (b) any employee pension benefit plan subject to the provisions of Title IV or Section 302 of the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (United States) or Section 4.01 of the INTERNAL REVENUE CODE OF 1986 (United States); or

         (c) any other pension benefit plan, retirement compensation arrangement, post-retirement benefit plan or other similar arrangement applicable to employees of the Borrower or any Subsidiary.

         "PERCENTAGE LOAN COMMITMENT" means that percentage that a Lender's Revolving Facility Commitment is of the aggregate Revolving Facility Commitment of all Lenders under the Revolving Facility, taken as a whole, and designated as such and set forth opposite the name of that Lender in Schedule H (as amended or deemed to be amended from time to time), or in the agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable, subject to adjustment as provided by this Agreement.

         "PERMITTED BUSINESS" means any business conducted by the Borrower or any Material Subsidiary on the date of this Agreement and any business reasonably related, ancillary or complementary to, or reasonable extensions of, such business.

         "PERMITTED ENCUMBRANCES" means, as at any particular time, any of the following Liens or other rights:

         (a) liens or privileges for Taxes, assessments or governmental charges or levies which:

                  (i)      are not at the time due or delinquent; or

                  (ii) are due or delinquent but the validity of which is being contested in good faith at the time;

         (b) liens, claims, privileges or charges filed or registered or judgments rendered against a Person, which:

                  (i) are being contested in good faith at the time or for which a stay of execution has been procured; or

                  (ii) are not, either individually or in the aggregate, prejudicial to the business, operations, property or assets of such Person;

         (c) undetermined or inchoate liens, privileges and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which, although filed or registered, relate to obligations not due or delinquent;

         (d) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, party wall agreements and easements, rights-of-way and servitudes for railways, sewers, dykes, drains, steam, gas and oil pipe lines, gas and water mains, electric light and power and telephone or telegraph lines or cables for television and other forms of communication, conduits, cables, wires and other incidental equipment) granted to, or reserved or taken by, other persons which will not, either individually or in the aggregate, materially and adversely impair or interfere with the use of the property for the purposes for which it is held and mortgages of and other liens and encumbrances against such easements, rights-of-way, servitudes or other similar rights in land;

         (e) the rights reserved to or vested in municipalities or governmental or other public authorities or agencies, by any statutory provision or by the terms of leases, licences, franchises, grants or permits that affect any land, to terminate the leases, licences, franchises, grants or permits or to require annual or other periodic payments as a condition to the continuance thereof;

         (f) restrictive covenants affecting the uses to which any land may be put, that do not, either individually or in the aggregate, materially and adversely impair or interfere with the use of the property for the purposes for which it is held, provided that such covenants are complied with;

         (g) reservations in any original grants from the Crown of any land or interests therein, statutory exceptions to title, and reservations of mineral rights (including coal, oil and natural gas) in any grants from the Crown or from any other predecessors in title;

         (h) securities to public utilities or to any municipalities or governmental or other public authorities when required by the utility, municipality, governmental or other public authority in connection with the supply of services or utilities or the operations of the Borrower or a Material Subsidiary but not in connection with indebtedness for borrowed money or the guarantee thereof;

         (i) any builder's, mechanic's, architect's, supplier's of material, labourer's, materialman's or other similar liens or privileges incidental to the construction, improvement or maintenance of any property or the furnishing of materials or supplies, where the action to enforce the same has not proceeded to a final judgment and is being defended in good faith;

         (j) warehousemen's, carrier's and other similar common law or statutory liens or privileges, not subject to an action to enforce or where the action to enforce the same is being defended in good faith;

         (k) liens or deposits in connection with bids, tenders or contracts or to secure workers' compensation, unemployment insurance or other similar statutory assessments, or to secure cost of litigation when required by law, and surety or appeal bonds;

         (l) any other liens or privileges or other encumbrances of a nature similar to the foregoing which are of a minor nature and will not individually or in the aggregate materially and adversely impair or interfere with the use of the property for the purposes for which it is held or the operation on or value of any business conducted therein;

         (m) any Lien on any assets acquired after the date hereof (including the assets of any acquired Subsidiary) or any Lien to secure the whole or any part of the cost of constructing or installing fixed improvements on property; provided that:

                  (i) each such Lien shall at all times be confined solely to the assets so acquired or such improvements;

                  (ii) the principal amount of Debt secured by each such Lien shall at no time exceed the cost of the assets or improvements (including the principal amount of the Debt secured thereby), whether or not the mortgagor thereunder has any personal liability with respect to the assets so acquired; and

                  (iii) such acquisition, including any Debt incurred or to be incurred in connection therewith, does not otherwise create a breach of any provision of this Agreement;

         (n) any Lien created for the sole purpose of renewing or refunding any Lien referred to in paragraphs (m), (p), (q) or (r); provided that the Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such renewal or refunding and that such renewal or refunding Lien shall be limited to all or any part of the same property and improvements and additions to improvements thereon that secured the Lien renewed or refunded;

         (o) any arrangement with any bank, insurance company or other lender or investor providing for the leasing of any property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such property by the lessee will be discontinued), that has been or is to be sold or transferred by the Borrower or any Material Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property (a "SALE AND LEASEBACK TRANSACTION"), provided that:

                  (i) immediately prior to the entering into of such arrangement, such arrangement could be created pursuant to paragraph (m) (without regard to when the property in question was acquired) on such property to secure Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction; and

                  (ii) contemporaneously with or immediately after the sale or transfer, the person incurring the liability applies an amount equal to the fair market value of the property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (as determined by that Person) to the prepayment (other than mandatory prepayment) of Debt of that Person;

         (p) any Lien existing as of the date of this Agreement (including those described in Schedule K) or granted or issued thereafter pursuant to a contractual commitment entered into prior to the date of this Agreement;

         (q) any Lien in favour of the Borrower or a Material Subsidiary that secures Debt owing by a Person dealing at arm's length with the Borrower or such Subsidiary;

         (r) any Lien on property of a corporation which exists at the time such corporation is merged into, or amalgamated or consolidated with, the Borrower or any Material Subsidiary or on property of a corporation at the time it becomes a Material Subsidiary;

         (s) any Lien on a credit balance in a bank account, a term deposit, or other similar instrument that secures Excluded LCs (including those described in Schedule K), up to an aggregate amount at any one time of $1 million;

         (t)      the Escrow and Security Agreement; and

         (u)      the Security.

         "PERSON" means, as the context requires, an individual, a partnership, a corporation, a trust, a joint venture or other unincorporated association, a body corporate, a cooperative association, a Governmental Body and a combination of any of the foregoing.

         "POTENTIAL DEFAULT" means any event which with the giving of notice or lapse of time (or any combination thereof), all as provided in Section 18.1, would constitute an Event of Default; except that, if any such event arises as a result of the Borrower's or a Material Subsidiary's failure to observe or perform its obligations under Section 17.2(a), so long as the Borrower is diligently proceeding to rectify the situation in question and a Material Adverse Effect would not likely result, any such event shall not be a Potential Default.

         "PREFERRED CLAIMS" means, at the time of determination, the total amount accrued to such time of any statutory rights, claims and preferences, which have or may have priority over the Security, including any right, claim or preference under the following federal statutes:

         (a)      CANADA PENSION PLAN ACT;

         (b)      EMPLOYMENT INSURANCE ACT;

         (c)      EXCISE TAX ACT; and

         (d)      INCOME TAX ACT;

         and the following British Columbia statutes:

         (e)      CORPORATION CAPITAL TAX ACT;

         (f)      EMPLOYMENT STANDARDS ACT;

         (g)      FOREST ACT;

         (h)      FOREST AND RANGE PRACTICES ACT;

         (i)      FOREST PRACTICES CODE OF BRITISH COLUMBIA ACT;

         (j)      INCOME TAX ACT;

         (k)      LOGGING TAX ACT;

         (l)      SOCIAL SERVICE TAX ACT;

         (m)      WOODWORKER LIEN ACT; and

         (n)      WORKERS COMPENSATION ACT.


         "PRIME RATE" means, for any day, the floating annual rate of interest equal to the greater of:

         (a) the annual rate of interest so designated from time to time by the Agent as its prime rate for loans in Canadian Dollars to borrowers in Canada; and

         (b)      the 30-day BA Rate plus 1.00%.

         "PROCEEDS" means any account, money or other property or asset received or generated upon the sale, exchange, collection or other disposition of any property or asset.

         "QUARTER" means any of the three-month periods in any calendar year commencing on the first day of the months of January, April, July and October.

         "RECEIVABLES" means all debts, amounts, claims, demands, monies, and choses in action which now are, or which may at any time hereafter be, due and owing to or owned by an Obligant arising from the sale of Inventory, including accounts owing by sales agents to an Obligant in connection with the sale of Inventory and also including Proceeds of such accounts and Proceeds of Inventory which are accounts.

         "REVOLVING FACILITY" has the meaning given by Recital A.

         "REVOLVING FACILITY AVAILABILITY PERIOD" means the period from the date of this Agreement to the date which is one day prior to the Revolving Facility Maturity Date.

         "REVOLVING FACILITY COMMITMENT" means, at the time of determination, the initial aggregate amount of $60 million, less the amount by which the Revolving Facility has been cancelled or reduced pursuant to this Agreement, up to such time that the Lenders (including the Swingline Lender and the Issuing Bank) have agreed to lend under the Revolving Facility and, with respect to each Lender, the commitment, if any, of such Lender to make the Revolving Facility Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Facility Exposure hereunder, as such commitment may be reduced or cancelled from time to time. The initial amount of each Lender's Revolving Facility Commitment is set forth in Schedule H (as amended or deemed to be amended from time to time), or in the agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable.

         "REVOLVING FACILITY EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Facility Loans and its LC Exposure and Swingline Exposure at such time.

         "REVOLVING FACILITY MATURITY DATE" means March 31, 2007.

         "REVOLVING FACILITY MAXIMUM AMOUNT" means, at any time, the lesser of the Revolving Facility Commitment and the amount of the Borrowing Base.

         "SAME DAY FUNDS" means:

         (a) in the case of U.S. Dollars, U.S. Dollar funds settled through the New York Clearing House Interbank Payments System or such other funds for payment in U.S. Dollars as the Agent shall specify as being customary at the time for the settlement of international transactions in New York City of the type contemplated by this Agreement; and

         (b) in the case of Canadian Dollars, immediately available funds in lawful money of Canada.

         "SCHEDULE I LENDER" means a Lender that is listed in Schedule I to the BANK ACT (Canada).

         "SCHEDULE II/III LENDER" means a Lender that is listed in Schedule II or III to the BANK ACT (Canada).

         "SECURITIZATION" means the process by which current assets of the Borrower or any Material Subsidiary are sold on a revolving basis to an arm's length third party as a means of raising working capital or repaying the Revolving Facility.

         "SECURITY" means all present and future security held by or on behalf of the Lenders or the Hedging Lenders securing or intending to secure, the obligations of the Borrower under this Agreement and any Hedging Program, including the security described in Section 15.1.

         "SENIOR LONG-TERM DEBT" means debt for borrowed money (excluding for greater certainty any Capital Leases), with an original term to maturity of more than one year, that is not Subordinated Debt.

         "SENIOR MANAGEMENT" means any Person from time to time holding any of the following positions with the Borrower and whose name and true signature has been furnished to the Agent by the Borrower:

         (a)      Chairman;

         (b)      President;

         (c)      Chief Executive Officer;

         (d)      Vice Chairman;

         (e)      Chief Operating Officer;

         (f)      Secretary;

         (g)      Treasurer;

         (h)      Chief Financial Officer; and

         (i)      Executive Vice-President.

         "SENIOR NOTES" means the 7.875% Senior Notes due 2014, issued pursuant to the Note Indenture.

         "SERIES B-D NOTES" means the Borrower's:

         (a) U.S. $10,000,000 Series B, 8.64% Senior Fixed Rate Notes, due May 30, 2004;

         (b) U.S. $10,000,000 Series C, 8.86% Senior Fixed Rate Notes, due May 30, 2004; and

         (c) U.S. $25,000,000 Series D, 8.80% Senior Fixed Rate Notes, due July 17, 2007,

                  all issued pursuant to the Amended and Restated Note Purchase Agreement dated as of May 27, 1999, between the Borrower and the respective purchasers named therein.

         "SHARE PURCHASE AGREEMENT" means the agreement dated February 1, 2004 among the Borrower, Leslie J. Kerr Ltd., John C. Kerr and Timothy C. Kerr concerning the purchase of the Lignum Shares and Vendor's Loans.

         "SINKING FUND" means a sinking fund established by the Borrower on terms acceptable to the Lenders, acting reasonably, for the exclusive purpose of reserving funds for the repayment of Senior Long-Term Debt. The Lenders may require terms concerning what investments can be made with the amount of such fund, and the identity of the independent trustee of such fund.

         "SPOT RATE OF EXCHANGE" means, in the case of Canadian Dollars and U.S. Dollars, for any relevant date, the Bank of Canada's noon spot rate of exchange for such date for purchasing such currency with the other currency.

         "STAMPING FEE" means the "BA Stamping Fee Rate" multiplied by the face amount of a BA Loan, multiplied by the number of days to its maturity (including the day of acceptance or issuance but excluding the day of maturity) and divided by 365, or 366 days in the case of a leap year.

         "SUBORDINATED DEBT" means Debt that either, according to its terms, or according to an agreement between the holder of such Debt and the Agent (such agreement to be on terms acceptable to the Agent, acting reasonably), is subordinated to the prior payment in full of all indebtedness and liability of the Borrower and each Material Subsidiary under the Note Indenture or the Loan Documents.

         "SUB-PARTICIPANT" has the meaning given by Section 22.3(b).

         "SUB-PARTICIPATION" has the meaning given by Section 22.3(b).

         "SUBSIDIARY" means:

         (a) any corporation organized under the laws of any state of the United States of America, Canada or any province of Canada of which at least 50% of the total combined voting power of all classes of Voting Shares shall, at the time as of which any determination is being made, be owned by the Borrower either directly or through Subsidiaries; or

         (b) any Person (other than a corporation) in which the Borrower, either directly or through Subsidiaries, has at least a majority ownership and power to direct the policies, management and affairs of such Person.

         "SUCCESSOR CORPORATION" has the meaning given by Section 17.7(a).

         "SUSPENSION NOTICE" has the meaning given by Section 11.1.

         "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount (including the undrawn amount of any Letter of Credit issued by the Swingline Lender) of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time is its Percentage Loan Commitment for the Revolving Facility of the total Swingline Exposure at such time.

         "SWINGLINE LENDER" means, initially, HSBC Bank Canada and, otherwise, the Lender from time to time designated by the Borrower as the lender of Swingline Loans, provided that the Agent has been notified of such designation.

         "SWINGLINE LOAN" means:

         (a) a loan made available to the Borrower by the Swingline Lender by way of direct advances in Canadian Dollars or U.S. Dollars pursuant to Section 2.7 and on which interest is based on the Prime Rate or the U.S. Base Rate, as the case may be;

         (b) LC Exposure for Letters of Credit issued by the Swingline Lender pursuant to Section 2.7.6; and

         (c) the maximum credit (the "MAXIMUM SUPPLEMENTARY LIMIT") made available to an Obligant by the Swingline Lender for any corporate credit card.

         "TAXES" means all present and future taxes, levies, imposts, deductions, charges, and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof, including, without limitation and notwithstanding the remaining part of this definition, taxes and withholdings levied or imposed or due pursuant to Part XIII of the INCOME TAX ACT (Canada), but shall not include franchise taxes, branch profits taxes and taxes imposed on or measured by a Lender's income or receipts or minimum tax in lieu thereof, taxes imposed on or measured by a Lender's capital, federal large corporations tax levied or assessed against a Lender or other taxes of general application levied or assessed against a Lender and interest thereon and penalties with respect thereto.

         "30-DAY BA RATE" means, on any day, the annual rate of interest which is determined as being the "BA 1 month" rate applicable to Canadian Dollar banker's acceptances of the Agent displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealers Association, Inc. definitions, as modified or amended from time to time) as at approximately 10:00 a.m. on such day or, if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 a.m. to reflect any error in a posted rate of interest); provided that, if such rate does not appear on the "Reuters Screen CDOR Page" as contemplated, then the 30-Day BA Rate shall be calculated as the 30-day discount rate for Canadian Dollar banker's acceptances quoted by the Agent from time to time as of 10:00 a.m. on such day or the immediately preceding Business Day.

         "TOTAL CAPITALIZATION" means, as at the date of determination, the sum of Total Debt and Equity.

         "TOTAL DEBT" means, as at the date of determination:

         (a)      for the purposes of the Debt/EBITDA Ratio:

                  (i) that portion of Debt (taking into account FX Gain/Loss) of the Borrower and all Subsidiaries on a consolidated basis as shown on a balance sheet (and not notes thereto) as an obligation for borrowed money and the capitalized amount of all obligations under Capital Leases (including those resulting from Sale and Leaseback Transactions);

                  less:

                  (ii) the amount of cash or cash equivalents held by the trustee under the Sinking Fund, or by the U.S. Trustee under the Note Indenture, adjusted, as appropriate, for unrealized foreign exchange gains or losses; and

         (b) for all other purposes, the total Debt of the Borrower and Subsidiaries on a consolidated basis.

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate, Prime Rate or the U.S. Base Rate or whether the Loan is by way of a BA Loan or a Letter of Credit.

         "U.S. BASE RATE" means, for any day, the floating annual rate of interest equal to the greater of:

         (a) the annual rate of interest so designated from time to time by the Agent as its base rate for loans in U.S. Dollars to borrowers in Canada; and

         (b)      the Federal Funds Rate plus 1.00%.

         "U.S. DOLLARS" and "U.S.$" means the lawful currency for the time being of the United States of America.

         "U.S. DOLLAR LOAN" means a Loan made available to the Borrower by the Lenders or the Swingline Lender by way of direct advances in U.S. Dollars on which the Borrower has elected, pursuant to the provisions of this Agreement, to pay interest based on the U.S. Base Rate.

         "U.S. TRUSTEE" means Wells Fargo Bank, National Association.

         "VOTING SHARES", when used with respect to any Subsidiary, means any shares or interest of such Subsidiary having general voting power under ordinary circumstances to elect the board of directors or other governing body of such Subsidiary (irrespective of whether or not at the time shares or interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

1.2      CONSTRUCTION

         (a) Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing any gender include every gender. The words "include", "includes" and "including" shall be deemed to be followed by the phrase ", without limitation,". The word "will" shall be construed to have the same meaning and effect as the word "shall".

         (b) The headings of the sections of this Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Agreement.

         (c) References to the Lenders, Hedging Lenders and the Agent shall, where relevant and unless otherwise specified, be deemed to be references to or to include, as appropriate, each and every one of their respective successors and assigns.

         (d) Unless otherwise specified, all references to Sections or Schedules are to Sections and Schedules of or to this Agreement and such Sections and Schedules shall form part of this Agreement.

         (e) References herein to any agreement (including this Agreement) or document shall (without prejudice to paragraph (f) below and to any other express restriction contained herein relating thereto) be deemed to include references to such agreement or document as amended, changed, varied, supplemented, replaced or restated from time to time.

         (f) Where a term is defined in this Agreement by reference to any other document, such term shall, unless the Lenders otherwise agree in writing, continue to have the meaning ascribed thereto in such other document as at the date hereof notwithstanding the fact that such other document may be amended, changed, varied, supplemented, replaced or restated or may cease to be in force at any time after the date hereof.

         (g) Unless otherwise specified, all dollar amounts referred to in this Agreement are in Canadian Dollars. In this Agreement a reference to a minimum amount or an integral multiple of an amount in connection with a Borrowing, a prepayment or a cancellation is a reference to such amount or multiple in Canadian Dollars or U.S. Dollars, or both.

         (h) Notwithstanding any other provision of this Agreement, unless otherwise specified, all accounting expressions, whether or not specifically defined in this Agreement, shall be construed and determined in accordance with GAAP in effect from time to time and shall be calculated on a consolidated basis, consistently applied.

         (i) Unless otherwise specified, whenever anything is to be done or to occur under this Agreement on a day which is not a Business Day, the date such thing is to be done or to occur shall be extended to the next Business Day. During any extension of the due date for payment of any Loan, interest shall be payable on such Loan at the applicable rate.

         (j) All times referred to in this Agreement and the Schedules are Toronto, Ontario times unless otherwise specifically stated.

         (k) Any change in the Prime Rate or the U.S. Base Rate due to a change in the Agent's prime rate or base rate or a change in the 30-Day BA Rate or the Federal Funds Rate shall be effective from and including the effective date of such change whether or not the Borrower has notice thereof.

         (l) For the purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a "Revolving Facility Loan/Borrowing") or by Type (e.g., a "LIBOR Loan/Borrowing") or by Class and Type (e.g., a "Revolving Facility LIBOR Loan/Borrowing).

2.0      LOANS

2.1      MAXIMUM AMOUNT OF LOANS

         Except as expressly set out in this Agreement, at no time shall the maximum amount of the Revolving Facility Loans available hereunder exceed the Revolving Facility Maximum Amount.

2.2      COMMITMENT TO ADVANCE

2.2.1 Subject to the provisions of this Agreement, up to and including the last day of the Revolving Facility Availability Period, the Borrower may Borrow, and each Lender severally agrees to make Loans, up to its Percentage Loan Commitment for the Revolving Facility and in total for all Lenders up to the Revolving Facility Maximum Amount.

2.2.2 The commitments of the Lenders are several and all Borrowings shall be made on the basis of the Percentage Loan Commitment for the Revolving Facility of each Lender. Failure by any Lender to make available its portion of a Loan does not relieve any other Lender of its obligations under this Agreement, but no Lender has any responsibility or liability for the failure by another Lender to fulfil its obligations under this Agreement.

2.3      CANCELLATION

2.3.1 At any time during the Revolving Facility Availability Period, the Borrower may, on not less than five Business Days' prior written notice to the Agent, cancel the undrawn portion of the Revolving Facility in whole or in part, but, if in part, in a minimum of $5 million and in integral multiples of $1 million.

2.3.2 Any notice by the Borrower hereunder of cancellation of the undrawn portion of the Revolving Facility or any part thereof shall be irrevocable and cannot be withdrawn by the Borrower.

2.4      CONVERSION/ROLLOVER

         Subject to the provisions of this Agreement, up to and including the Business Day immediately prior to the Revolving Facility Maturity Date, the Borrower may convert or rollover Loans in a particular Class from Loans available in one Type to Loans available in the same or another Type in that Class.

2.5      PURPOSE OF BORROWING

         Loans are available for the general corporate purposes of the Borrower. After the first Borrowing thereunder, a Borrowing (other than a Borrowing resulting from a Swingline Loan or the issuance of a Letter of Credit) under the Revolving Facility shall first be used to repay any outstanding Swingline Loans or LC Disbursements. The Borrower shall not, without the prior written consent of the Agent, be entitled to Borrow if the proceeds of any Borrowing are to be used, directly or indirectly, to acquire all or a portion of the property, assets or undertaking of a Person or all or a portion of the shares of a Person if such Person is opposed to such acquisition or if the transaction becomes known as a "hostile" or "unfriendly" acquisition.

2.6      CLASSES AND TYPES OF LOANS AND BORROWINGS

         Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders rateably in accordance with their Percentage Loan Commitment.

2.7      SWINGLINE LOANS

2.7.1 Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Facility Availability Period, in an aggregate principal amount at any time outstanding that will not result in:

         (a) the aggregate principal amount of outstanding Swingline Loans (including the undrawn amount of any Letter of Credit issued by the Swingline Lender) exceeding $10 million; or

         (b) the total Revolving Facility Exposures exceeding the total Revolving Facility Commitments; or

         (c) the total Revolving Facility Exposure of the Swingline Lender exceeding the total Revolving Facility Commitment of the Swingline Lender.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Swingline Loans under the Revolving Facility. The Maximum Supplementary Limit shall be deemed to be fully advanced at all times. The Borrower hereby confirms all of its obligations in respect of the Maximum Supplementary Limit as described in the documents listed in Section II.C. of Schedule C.

2.7.2 The procedures for making and repaying Swingline Loans will be arranged between the Borrower and the Swingline Lender. In any event, the Swingline Lender will advise the Agent by noon each Business Day of the amount of Swingline Loans outstanding at the close of business on the previous Business Day and will provide on the first Business Day of each month a written record of the daily outstanding amount of Swingline Loans for the previous month.

2.7.3 The Swingline Lender may, by written notice given to the Agent not later than noon on any Business Day, require the Lenders to acquire participations, based on their Percentage Loan Commitments, on such Business Day in all of the Swingline Loans outstanding or in a portion thereof which is a multiple of $1 million. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Lender, specifying in such notice such Lender's percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender's Percentage Loan Commitment of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this section is absolute and unconditional, shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Potential Default, Event of Default or reduction or termination of the Revolving Facility Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this section by wire transfer of Same Day Funds, in the same manner as provided in Section 12.3 with respect to Loans made by such Lender (and Section 12.3 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this section, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this section and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this section shall not relieve the Borrower of any default in the payment thereof.

2.7.4 If at any time outstanding Swingline Loans, excluding the Maximum Supplementary Limit, exceed $6 million for three consecutive Business Days, the Swingline Lender will be deemed to have given notice pursuant to Section 2.7.3 to require the other Lenders to acquire participations in $4 million of the Swingline Loans in the manner provided in Section 2.7.3.

2.7.5 The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Swingline Lender and the successor Swingline Lender. The Agent shall notify the Lenders of any such replacement of the Swingline Lender and of the initial Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Swingline Lender. From and after the effective date of any such replacement:

         (a) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to all outstanding Swingline Loans and those made thereafter; and

         (b) references herein to the term "Swingline Lender" shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.

After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender may remain a party hereto, but shall not be required to make new Swingline Loans except as a participating Lender pursuant to Section 2.7.3.

2.7.6 Any Letter of Credit having a face amount of $50,000 or less may be issued by the Swingline Lender as a Swingline Loan. All Letters of Credit having a face amount in excess of $50,000 shall be issued by the Issuing Bank pursuant to Section 2.8. The outstanding Letters of Credit described in Schedule C issued by HSBC Bank Canada, including any extensions of the expiry date provided for in such Letters of Credit, shall be deemed to be Letters of Credit issued by the Swingline Lender, regardless of the amount, as a Swingline Loan. The Borrower hereby assumes all obligations of Lignum and RFP Power Ltd. relating to or arising out of those Letters of Credit described in Schedule C, and any extensions of the maturity dates thereof, issued on behalf of Lignum or RFP Power Ltd. Except as set out above, the provisions of Section 2.8 shall apply MUTATIS MUTANDIS to Letters of Credit issued by the Swingline Lender.

2.7.7 If there is any conflict between the provisions of this Agreement and those of any other document relating to the Swingline Loans, then the provisions of this Agreement shall prevail.

2.8      LETTERS OF CREDIT

2.8.1    GENERAL

         Subject to the terms and conditions set forth in this Agreement, the Borrower may request the issuance of Letters of Credit under the Revolving Facility for its own account, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Revolving Facility Availability Period. Except in connection with a Permitted Business, and then up to an undrawn amount at any time of $2 million, Letters of Credit shall not be used for the purpose of guaranteeing the obligations of any Person. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall prevail. Such terms and conditions of any such application shall not, in any event, contain any operating covenants or restrictions, provide for any collateral not provided under the Loan Documents or provide for the imposition of fees (other than customary charges). The undrawn amount of Letters of Credit shall at no time exceed $10 million.

2.8.2    NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION, CERTAIN CONDITIONS

         To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank, with a copy to the Agent, (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.8.3), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the total Revolving Facility Exposures does not exceed the total Revolving Facility Commitments.

2.8.3    EXPIRATION DATE

         Each Letter of Credit shall expire at or prior to the close of business on the earlier of:

         (a) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); and

         (b)      the Revolving Facility Maturity Date.

2.8.4    PARTICIPATIONS

         By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Percentage Loan Commitment of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Percentage Loan Commitment of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.8.5, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this section in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Potential Default, Event of Default or reduction or termination of the Revolving Facility Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

2.8.5    REIMBURSEMENT

         If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 2:00 p.m. on:

         (a) the date that the Borrower shall have received notice of such LC Disbursement, if such notice is received prior to noon on such date; or

         (b) the Business Day immediately following the day that the Borrower receives such notice, in all other cases,

provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 3.1 that such payment be financed with the proceeds of a Loan under the Revolving Facility or a request in accordance with Section 2.7 that such payment be financed with the proceeds of a Swingline Loan in an equivalent amount and to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Agent, which in turn shall notify each Lender, of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Percentage Loan Commitment thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Percentage Loan Commitment of the payment then due from the Borrower, in the same manner as provided in Section 12.3 with respect to Loans made by such Lender (and Section 12.3 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Agent shall promptly pay the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this section, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this section to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this section to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Borrowings or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

2.8.6    OBLIGATIONS ABSOLUTE

         The Borrower's obligation to reimburse LC Disbursements as provided in
Section 2.8.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

         (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein;

         (b) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (c) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or

         (d) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.

None of the Agent, the Lenders and the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

2.8.7    DISBURSEMENT PROCEDURES

         The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an

LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

2.8.8    INTERIM INTEREST

         If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Canadian Dollar Loans or US Dollar Loans depending upon the currency of the LC Disbursement. If the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.8.5, then Section 8.7 shall apply. Interest accrued pursuant to this section shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.8.5 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

2.8.9    REPLACEMENT OF THE ISSUING BANK

         The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement:

         (a) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter; and

         (b) references herein to the term "ISSUING BANK" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.

After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to extend any existing Letters of Credit issued by it hereunder.

2.8.10   LETTER OF CREDIT FEES

         As a condition to issuance, the Borrower shall pay to the Agent for the benefit of the Lenders, or directly to the Swingline Lender in the case of a Letter of Credit issued and outstanding as a Swingline Loan, in respect of each Letter of Credit at the time of issue thereof and thereafter quarterly in advance on the first day of each calendar quarter and on the date of renewal thereof, a fee (the "LETTER OF CREDIT FEE"), in the currency of the Letter of Credit, equal to the maximum amount that the Issuing Bank or the Swingline Lender, as the case may be, may be called upon to disburse under such Letter of Credit multiplied by the applicable Letter of Credit Fee Rate and by a fraction the numerator of which is the number of days remaining to the end of the then current calendar quarter, or to the maturity date of such Letter of Credit, as the case may be, and the denominator of which is 365 (or 366 in a leap year). Except with respect to Letters of Credit issued and outstanding as Swingline Loans, the Borrower shall also pay to the Agent, for the benefit of the Issuing Bank, the Fronting Fee calculated on the same basis and payable at the same time as the Letter of Credit Fee. In addition, the Borrower will pay to the Issuing Bank, forthwith upon receipt of the Issuing Bank's invoice therefor, the Issuing Bank's standard and prevailing administrative and other charges for amending, advising, transferring or drawing under any Letter of Credit.

2.9      HEDGING PROGRAM

2.9.1    GENERAL

         The Borrower may enter into a Hedging Program with a Hedging Lender for the purpose of entering into Hedging Program Contracts. The terms and conditions of such Program shall be determined from time to time by the Borrower and such Hedging Lender, provided that the provisions of this Agreement concerning a Hedging Program shall govern any such Hedging Program and, if the terms and conditions of any such Hedging Program, or of any agreements entered into in respect thereof, conflict with the provisions of this Agreement, then the provisions of this Agreement shall prevail.

2.9.2    MARK TO MARKET

         As part of a Hedging Program, the Borrower and each Hedging Lender shall establish a practice whereby the net amount that would be due by the Borrower under all Hedging Program Contracts with such Hedging Lender is calculated as at the end of each quarter, "marked to market" in accordance with the market practice in effect at such time.

2.9.3    NO OBLIGATION

         Notwithstanding that the Hedging Lenders are parties to this Agreement and notwithstanding the references in this Agreement to them and to Hedging Programs and Hedging Program Contracts, neither Bank of Montreal nor HSBC Bank Canada is under any obligation to establish a Hedging Program or enter into any Hedging Program Contract with the Borrower. Until a Hedging Program is established and a Hedging Program Contract entered into, this Agreement shall be read and construed as if there were no references to a Hedging Program or Hedging Program Contract and no consent, agreement or waiver of any kind shall be requested of, or required from, a Hedging Lender.

3.0      BORROWING

3.1      DRAW REQUEST

         (a) Subject to Sections 2.7.2 and 2.8, whenever it is desired to Borrow hereunder the Borrower shall, subject to the terms hereof, give a Draw Request to the Agent specifying, among other things, in respect of the proposed Borrowing:

                  (i) the date of the Borrowing (such date must be a Business Day), the Class and Type of Loan or Loans;

                  (ii)     the amount of the Borrowing;

                  (iii) in the case of a Borrowing by way of a LIBOR Loan, the maturity date of the LIBOR Interest Period for such Borrowing or in the case of a Borrowing by way of a BA Loan, the maturity date of the Bankers Acceptances;

                  (iv) the account or accounts and the financial institution or institutions to which the proceeds of such Borrowing are to be credited; and

                  (v) in the case of a Borrowing by way of a Letter of Credit, the information required by Section 2.8.2.

         (b) Subject to the terms of this Agreement, including, without limitation, Section 11.2(a), each such Draw Request shall be irrevocable and the Borrower shall be bound to Borrow in accordance with such Draw Request unless the Lenders in their absolute discretion agree otherwise.

3.2      BORROWING PROCEDURES

         Subject to Sections 2.7.2 and 2.8, the procedures for any Borrowing are set out in Schedule A, the provisions of which are deemed to be incorporated herein and to form part hereof.

3.3      FAILURE TO BORROW

         If for any reason (other than default by a Lender or the issuance of a Suspension Notice), including the failure to satisfy the conditions set out in
Section 4.0, any Loan is not Borrowed by the Borrower hereunder after a Draw Request for such Borrowing has been given pursuant to Sections 2.7.2, 2.8 or 3.1 and the Lenders have not agreed under Section 3.1 that the Borrowing will not occur:

         (a) the Borrower will pay to each Lender any unwinding or termination costs incurred by it and resulting from such failure;

         (b) a Lender shall provide the Agent and the Borrower with such evidence of such costs as may be reasonably required; and

         (c)      the Borrower shall pay any amount required under this Section
                  3.3 within 30 days of receipt by the Borrower of a demand for payment by the Agent and such evidence.

3.4      EVIDENCE OF BORROWING

         The Agent shall maintain at its main branch in Toronto, Ontario, and the Swingline Lender shall maintain at its main branch, books and records (in each case electronic or otherwise as the Agent or the Swingline Lender, as the case may be, may determine) of the date and amount of any Borrowings (including, in the case of the Agent, only the monthly amount of Swingline Loans to the extent such information is provided by the Swingline Lender), of all LIBOR Interest Periods, of all BA Loans and Letters of Credit issued and cancelled and of any payments of principal and interest and all other amounts from time to time due or owing under this Agreement. Such books and records constitute PRIMA FACIE evidence of the foregoing and all indebtedness of the Borrower under this Agreement.

3.5      BORROWINGS NOT TO EXCEED BORROWING BASE

         (a) If at any time the Loans outstanding under the Revolving Facility exceed the Borrowing Base, the Borrower shall immediately prepay Loans, to the extent required, so that the outstanding Loans owed by the Borrower will not exceed the Borrowing Base.

         (b) If, on any five consecutive Business Days as a result of exchange fluctuations, the amount of Loans then outstanding for the Revolving Facility, including the face amount of BA Loans then issued but not matured, the undrawn amount of Letters of Credit and LC Disbursements, calculated using the average Spot Rate of Exchange for such days for any amount in U.S. Dollars, exceeds the Revolving Facility Maximum Amount by an amount greater than $1 million, the Borrower shall, at the request of the Agent:

                  (i) within five Business Days of such request, repay any Canadian Dollar Loans or U.S. Dollar Loans to the extent of the excess; and

                  (ii)     to the extent that any amount paid under paragraph
                           (i) above is insufficient to fully reduce the excess, or if there are no Canadian Dollar Loans or U.S. Dollar Loans outstanding, on the earlier of 90 days from the date of such request and the expiry of the necessary LIBOR Interest Periods or maturity of sufficient Bankers Acceptances, repay Loans to the extent of the balance of the excess.

         (c) Any payment made pursuant to paragraph (b) shall not be or be construed as being, to the extent of the payment of any such excess, a prepayment or repayment and, notwithstanding Section 2.2, the Borrower shall be able to re-Borrow the amount of any excess so paid provided that the Revolving Facility Maximum Amount is not exceeded. If there are more than 15 days until such repayment, the Borrower shall pledge cash collateral, in the amount of the excess, to the Agent for the benefit of the Lenders.

4.0      CONDITIONS PRECEDENT

4.1      GENERAL CONDITIONS

         (a) The obligations of the Lenders hereunder are subject to the conditions set out in this Agreement, including the conditions precedent set out in each of the remaining sections of this
                  Section 4.0, but the Lenders may in writing waive any one or more of all such conditions for any Borrowing.

         (b) On the date of execution and delivery of this Agreement the Agent shall have received the balance of the upfront fee, a duly executed Guarantee from each

                  Material Subsidiary, the Security and all of the following in form and substance satisfactory to it:

                  (i) a copy of the constating documents of the Borrower and each such Material Subsidiary;

                  (ii) a certified copy of resolutions of the Board of Directors of the Borrower and each such Material Subsidiary concerning authority to enter into and to execute the Loan Documents to which each is a party and all documents contemplated thereby;

                  (iii) an Officer's Certificate to the effect that no Event of Default or Potential Default has occurred; and

                  (iv) all other documents, agreements and information as the Agent may reasonably require, including, without limitation, evidence of insurance required pursuant to Section 17.3.

4.2      CONDITIONS FOR BORROWING

         (a) The obligation of the Lenders to permit the first Borrowing under the Revolving Facility is subject to the following additional conditions that, on the date thereof:

                  (i) no Event of Default or Potential Default shall have occurred and be continuing;

                  (ii) the Agent shall have received a Draw Request and an Officer's Certificate (including in such Certificate a statement that the representations and warranties set out in Section 16.1 are true and correct as of the date thereof);

                  (iii) the Lenders shall have received projected financial statements of the Borrower and its Subsidiaries for the three-year period 2004-2007 and shall be satisfied with such projected statements;

                  (iv) all fees then due to the Agent and the Lenders shall have been paid and the Agent and the Lenders shall have been reimbursed for all expenses incurred and invoiced by them to that date;

                  (v) no event or circumstance shall have occurred since September 30, 2003 which would result in a Material Adverse Effect;

                  (vi) the Agent shall have received, in form and substance satisfactory to it, acting reasonably, a legal opinion from Bull, Housser & Tupper, counsel to the Borrower, and a legal opinion from Fraser Milner Casgrain LLP, counsel to the Lenders and the Agent;

                  (vii) all bank credit facilities of the Borrower and its Material Subsidiaries, other than as described in Schedule C, and the Series B-D Notes shall have been repaid and cancelled, or arrangements for repayment and cancellation satisfactory to the Agent shall have been made;

                  (viii) all steps, proceedings and registrations reasonably required by counsel for the Agent in connection with the Loan Documents shall have been satisfactorily completed;

                  (ix) the Agent shall have received, in form and substance satisfactory to it, all agreements that it requires from any landlord of the Borrower and of any Material Subsidiary;

                  (x) the Agent shall have received all other documents and agreements as the Agent may reasonably require.

         (b) The obligations of the Lenders to permit subsequent Borrowings are subject to the following additional conditions that, on the date thereof:

                  (i) no Event of Default or Potential Default shall have occurred and be continuing;

                  (ii)     the representations and warranties set out in Section
                           16.1 (and Section 16.1(d) shall be read as if it referred to the most recent Financial Statements delivered to the Agent pursuant to Sections 17.4(a) and (b)) are true and correct; and

                  (iii) the aggregate of the amounts outstanding of all Loans and the amount of the requested Borrowing (including in each case, Loans outstanding and requested as Swingline Loans, BA Loans and as Letters of Credit) shall not exceed the Revolving Facility Maximum Amount.

5.0      REPAYMENT

5.1      REPAYMENT

         On the Revolving Facility Maturity Date the Borrower shall repay all outstanding Revolving Facility Loans and all other amounts outstanding under this Agreement.

5.2      ALLOCATION OF REPAYMENT

         Subject to Section 5.3(b), the Borrower may allocate any repayment among the Loans outstanding for the Revolving Facility. If the Borrower fails to do so, the Agent may make the allocation.

5.3      CURRENCY

         (a) All repayments or prepayments of a Loan under this Agreement shall be made in the currency in which such Loan is denominated on the due date. If the Borrower is prohibited by law from making any payment under this Agreement required to be made in U.S. Dollars then the Borrower shall pay to the Lenders the Canadian Dollar equivalent, calculated using the Spot Rate of Exchange on the date payment is required to be made, of such payment.

         (b) The amount of any repayment or prepayment in one currency shall be applied to Loans outstanding in that currency and any excess shall be converted, at the Spot Rate of Exchange on the date of payment, to the other currency and applied to Loans outstanding under the other currency.

         (c) The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable hereunder.

6.0      PREPAYMENTS

6.1      VOLUNTARY PREPAYMENTS

         As provided for by Section 2.2, the Revolving Facility is a revolving credit facility. The Revolving Facility shall be permanently reduced by any repayment only if such repayment is accompanied by written notice from the Borrower that this is to be the case. Except in respect of BA Loans and Letters of Credit, the Borrower may cancel the Revolving Facility at any time upon five Business Days' written notice to the Agent and upon payment of all amounts owing by the Borrower under the Loan Documents. The Borrower may only cancel BA Loans and LC Exposure if it makes the payment described in Section 18.2.3. That section shall apply MUTATIS MUTANDIS to this section.

6.2      IRREVOCABILITY

         Any notice of prepayment given by the Borrower pursuant to Section 6.1 shall be irrevocable and the Borrower shall be bound to prepay and the Revolving Facility shall be reduced, as the case may be, in accordance with such notice unless all of the Lenders in their absolute discretion agree otherwise.

6.3      BREAKAGE COSTS

         (a) If any repayment or prepayment of any LIBOR Loan is made otherwise than on the last day of a LIBOR Interest Period relative to such LIBOR Loan, the Borrower shall pay, on demand by the Agent, such additional amount as may be necessary to compensate any Lender for any loss (including loss of profit) or expense on account of funds borrowed, contracted for or utilized to fund the amount so repaid or prepaid and for re-employing such amount.

         (b) A Lender shall provide the Borrower and the Agent with such evidence of the Lender's loss or expense as the Borrower may reasonably require.

         (c)      The Borrower shall pay any amount required pursuant to this
                  Section 6.3 within 30 days of receipt by the Borrower of a demand for payment by the Agent and such evidence.

         (d) The obligations of the Borrower under this Section 6.3 apply to any repayment or prepayment, including one resulting from a Suspension Notice, a written notice from the Agent in respect of the payment of a Compensating Amount or a notice under
                  Section 14.0 arising in connection with the prepayment of a LIBOR Loan.

7.0      LIBOR LOAN INTEREST PERIODS

7.1      SELECTION

         Each LIBOR Interest Period shall commence on the Borrowing of the LIBOR Loan concerned or, in the case of a rollover, on the expiry of the preceding LIBOR Interest Period relative thereto and shall, subject to the following provisions of this Section 7.0, be of a duration selected by the Borrower in accordance with Section 3.1 and Schedule A.

7.2      NO NOTICE

         If the Borrower fails to give a Draw Request to select a LIBOR Interest Period for an expiring LIBOR Loan or for a conversion of an expiring LIBOR Loan into a U.S. Dollar


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

Loan, the amount of the LIBOR Loan with respect thereto shall be automatically converted to a U.S. Dollar Loan on the expiry of the applicable LIBOR Interest Period.

7.3      EXTENSIONS

         Subject to Section 7.4, if any LIBOR Interest Period would end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next Business Day unless such next Business Day is in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day.

7.4      CALENDAR DAYS

         If any LIBOR Interest Period commences on a Business Day in a calendar month for which there is no corresponding day in the calendar month in which that LIBOR Interest Period is to end, then it shall end on the last Business Day in such calendar month.

7.5      OTHER ADJUSTMENTS

         The Agent, after consultation with the Lenders, and the Borrower may enter into such other arrangements as they may agree for the consolidation or splitting of LIBOR Loans or the adjustment of LIBOR Interest Periods.

7.6      MATURITY DATE

         Notwithstanding any provision of this Agreement, the Borrower shall not request and the Lenders are not obliged to accept a LIBOR Interest Period that extends beyond the Revolving Facility Maturity Date.

8.0      INTEREST

8.1      LIBOR RATES

         The rate of interest applicable to each LIBOR Loan for each LIBOR Interest Period relative thereto shall be the rate per annum determined to be the aggregate of LIBOR for such LIBOR Interest Period plus the Applicable Margin in effect for each LIBOR Loan on each day during that LIBOR Interest Period.

8.2      LIBOR DUE DATES

         Save as otherwise provided in this Agreement, accrued interest in relation to each LIBOR Loan for each LIBOR Interest Period relative thereto shall be payable by the Borrower on the last day of that LIBOR Interest Period and also, in the case of LIBOR Interest Periods of more than three months' duration (otherwise than by reason of Section 7.3), at the end of the first


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

three months thereof and each succeeding three-month period. Interest applicable to each LIBOR Loan shall accrue from day to day and shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.

8.3      CANADIAN DOLLAR RATES

         The rate of interest applicable to each Canadian Dollar Loan shall be the daily rate equivalent to the per annum rate determined to be the aggregate of the Prime Rate plus the Applicable Margin in effect on each day during which that Canadian Dollar Loan is outstanding.

8.4      U.S. DOLLAR RATES

         The rate of interest applicable to each U.S. Dollar Loan shall be the daily rate equivalent to the per annum rate determined to be the aggregate of the U.S. Base Rate plus the Applicable Margin in effect on each day during which that U.S. Dollar Loan is outstanding.

8.5      CANADIAN DOLLAR AND U.S. DOLLAR DUE DATES

         Save as otherwise provided in this Agreement, accrued interest in relation to each Canadian Dollar Loan and each U.S. Dollar Loan shall be calculated for each day of each and every month on the principal amount of Canadian Dollar Loans and U.S. Dollar Loans, as the case may be, remaining unpaid from time to time and on the basis of the actual number of days elapsed during that month divided by 365 (or 366 in a leap year) and aggregated for that month. Such interest shall be payable by the Borrower on the first Business Day of the next month.

8.6      DETERMINING APPLICABLE MARGIN

8.6.1 The Applicable Margin shall be determined from time to time based on the most recently delivered Officer's Certificate, except as set out in this Section

8.6.2 If the Borrower delivers an Officer's Certificate in respect of a fiscal quarter, any change in the Applicable Margin shall be effective from the 46th day following the end of such fiscal quarter.

8.6.3 If the Borrower fails to deliver an Officer's Certificate for any fiscal quarter, the Agent may, at its option, determine the Applicable Margin for such quarter based on information available to the Agent. In such event, any change in the Applicable Margin shall be effective from the 46th day following the end of such fiscal quarter.


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

8.7      DEFAULT INTEREST

         The Borrower agrees to pay on demand from time to time by the Agent interest calculated for each day on the balance of overdue interest (whether in Canadian Dollars or U.S. Dollars) outstanding and owing by it on each such day for any Canadian Dollar Loans, U.S. Dollars Loan or LIBOR Loans, at daily rates equivalent to the interest rates in effect from time to time for such Loans, plus a further 2%, to be compounded monthly.

8.8      CURRENCY AND DEFAULT

         Interest shall be payable in the currency in which the relevant amount in respect of which it is payable is denominated. Interest is payable both before and after maturity, demand, default and judgment.

8.9      CERTIFICATION

         Each determination of a rate of interest by the Agent hereunder shall, in the absence of manifest error, be conclusive and binding upon all parties hereto and shall be promptly notified to the Borrower and the Lenders.

8.10     INTEREST ACT (CANADA)

         (a) For the purpose of the INTEREST ACT (Canada), the yearly rate of interest to which interest calculated on the basis of a year of 360, 365 or 366 days, as the case may be, is equivalent, is the rate of interest determined as herein provided multiplied by the number of days in such year divided by 360, 365 or 366, as the case may be.

         (b) In this Agreement all interest shall be calculated using the nominal rate method and not the effective rate method and the "deemed re-investment principle" shall not apply to such calculations.

9.0      CERTAIN COVENANTS CONCERNING BA LOANS

9.1      LENDERS' PURCHASE OF BANKERS ACCEPTANCES AND MAKING OF BA EQUIVALENT
         LOANS

         The Lenders shall, in accordance with their respective Percentage Loan Commitments, purchase Bankers Acceptances issued by them under this Agreement or make BA Equivalent Loans, as the case may be, at the face amount thereof discounted at the applicable BA Rate in effect on the date of any Borrowing.

9.2      OTHER COVENANTS CONCERNING BA LOANS The Borrower agrees that:

         (a)      on or before the maturity date of a BA Loan it will:

                  (i) provide the Agent with a Draw Request for either a conversion or a rollover; or

                  (ii) provide the Agent with a notice to debit an account with the Agent designated by the Borrower with the amount required to pay any BA Loan on maturity and to apply, to the extent necessary, the credit balance in such account against the amount so debited;

                  whether or not a BA Loan may be held by a Lender in its own right at its maturity;

         (b) if the Borrower fails to deliver any of the notices specified in Section 9.2(a) or if the credit balance in the account designated pursuant to Section 9.2(a)(ii) is insufficient, the amount of such BA Loan shall be automatically converted to a Canadian Dollar Loan on the maturity date of such BA Loan;

         (c) it shall not, and hereby waives any right to, claim from a Lender any days of grace for the payment at maturity of any BA Loan; and

         (d) if at any time the Agent's interpretation of general market or other conditions so requires, the Agent, at its discretion, may give notice to the Borrower and, concurrently with or after such notice, the Lenders may cease accepting Bankers Acceptances or making BA Equivalent Loans or limit the aggregate amount or term of Bankers Acceptances that they will accept and BA Equivalent Loans that they will make for so long as such conditions continue.

9.3      STAMPING FEE

         On the date of presentment and acceptance of a Bankers Acceptance or the making of a BA Equivalent Loan, the Stamping Fee will be deducted by each Lender from the proceeds of a Bankers Acceptance or BA Equivalent Loan. If, at the end of each quarter prior to the maturity date of a BA Loan, the Debt/EBITDA Ratio is higher than that in effect on the date of presentment and acceptance of a Bankers Acceptance or the making of a BA Equivalent Loan, and if such higher ratio would attract a higher Stamping Fee in accordance with the definition of "Applicable Margin", the Borrower will pay to the Agent, for the benefit of each Lender, a further Stamping Fee for such BA Loan based on the difference between the Stamping Fee in effect for such higher ratio at the end of such quarter and that in effect on the date of presentment and acceptance or making, as the case may be, multiplied by the face amount of such BA Loan and further multiplied by the number of remaining days to its maturity divided by 365, or 366 in the case of a leap year. The Borrower will pay such further Stamping Fee within five Business Days of notification thereof by the Agent. If, at the end of each quarter prior to the maturity date of a BA Loan, the Debt/EBITDA Ratio is lower than that in effect on the date of presentment and acceptance of a Bankers Acceptance or the making of a BA Equivalent Loan, and if such lower ratio would attract a lower Stamping Fee in accordance with the definition of "Applicable Margin", each Lender will pay to the Agent, which in turn shall forward such amounts to the Borrower, an amount equal to its Percentage Loan Commitment of the difference between the Stamping Fee in effect on the date of presentment and acceptance or making, as the case may be, and the Stamping Fee in effect for such lower ratio at the end of such quarter multiplied by the face amount of such BA Loan and further multiplied by the number of remaining days to its maturity divided by 365, or 366 in the case of a leap year. The Lenders will pay such amount within five Business Days of notification thereof by the Agent.

9.4      TERM AND PREPAYMENT

                  Notwithstanding any provision of this Agreement:

         (a) the Borrower shall not request and the Lenders are not obliged to make a BA Loan having a maturity date after the Revolving Facility Maturity Date; and

         (b) the Borrower shall not, without the prior consent of the Lenders, be entitled to prepay the principal amount of any BA Loan.

9.5      POWER OF ATTORNEY -- DEPOSITORY BILLS AND DEPOSITORY NOTES

         (a) The Borrower hereby appoints each Lender, acting by its authorized signing officers, for the time being, the attorney of the Borrower:

                  (i) to sign for and on behalf and in the name of the Borrower as drawer, drafts or notes in each Lender's standard form which are Depository Bills or Depository Notes payable to the "clearing house" under the DBNA or its nominee, originally or by endorsement, for deposit by each Lender with the "clearing house" after acceptance thereof by each Lender; and

                  (ii) to fill in the amount, date and maturity date of such Depository Bills and Depository Notes;

                  provided that such acts in each case are to be undertaken by a Lender in accordance with instructions given to the Agent by the Borrower as provided in this Agreement and by this Section 9.5.

         (b) The Borrower agrees to indemnify each Lender and its directors, officers, employees, affiliates and Agent and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of the power of attorney created by this Section 9.5 or the acts contemplated hereby including the deposit of any Depository Bill or Depository Note with the "clearing house"; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or willful misconduct of a Lender or any of its directors, officers, employees, affiliates or Agent or from a Lender or any of its directors, officers, employees, affiliates or Agent failing to use the same standard of care in the custody of such Depository Bill or Depository Note as the Lender uses in the custody of its own property of a similar nature.

         (c) The power of attorney created by this Section 9.5 may not be revoked by the Borrower at any time. The power of attorney created by this Section 9.5 may be terminated by a Lender at any time upon not less than five Business Days' written notice to the Borrower (with a copy to the Agent).

         (d) Any revocation or termination of the power of attorney created by this Section 9.5 shall not affect the rights of a Lender and the obligations of the Borrower with respect to the indemnities of the Borrower above stated with respect to all matters arising prior in time to any such revocation or termination.

10.0     COMMITMENT FEE

10.1 The Borrower agrees to pay to the Lenders a commitment fee, calculated for each day from and after the date of execution and delivery of this Agreement, on the difference between the Revolving Facility Commitment and the amount of Loans (including the face amount of BA Loans issued but not matured, the undrawn amount of Letters of Credit and Swingline Loans) outstanding under the Revolving Facility (for amounts in U.S. Dollars, calculated using the Spot Rate of Exchange on the first Business Day of a month), on each day multiplied by the per annum Commitment Fee Rate from time to time in effect, and aggregated


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

for each month based on a year of 365 days (or 366 days as applicable) and the number of days in the calculation period.

10.2 The commitment fee shall be paid on the first Business Day of each month for the previous month or part thereof, as the case may be.

10.3 If pursuant to Section 14.0 no Loans of any Type are available to the Borrower then, for the period that such is the case, no commitment fee shall be payable.

10.4 Each determination by the Agent of the amount of the commitment fee due from time to time shall, in the absence of manifest error, be conclusive and binding upon all parties hereto.

10.5 The provisions of Section 8.6 concerning determining the Applicable Margin shall apply MUTATIS MUTANDIS to the calculation of the commitment fee.

10.6 As between the Lenders, the Agent shall apportion the commitment fee for any month according to the difference between each Lender's average Revolving Facility Commitment during such month and each Lender's Revolving Facility Exposure during such month, including the Swingline Exposure in the Revolving Facility Exposure of the Swingline Lender.

11.0     SUBSTITUTE BASIS

11.1     MARKET DISTURBANCE

         Notwithstanding anything to the contrary herein contained, if the Agent, after consultation with the Lenders to the extent practicable, shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower provided that it was made in good faith) that:

         (a) by reason of circumstances affecting the London interbank eurocurrency market adequate and fair means do not exist for ascertaining the rate of interest applicable to a LIBOR Loan during the LIBOR Interest Period applicable thereto; or

         (b) deposits in U.S. Dollars of equal duration to a LIBOR Interest Period may not be readily available to the Lenders in the London interbank eurocurrency market in sufficient amounts in the ordinary course of business to fund a LIBOR Loan for a LIBOR Interest Period; or


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

         (c) by reason of any change in applicable law or regulation or regulatory requirement or in their interpretation by any relevant authority charged with the administration thereof or of any change in national or international financial or economic conditions, the Lenders are unable to fund or to continue to fund a LIBOR Loan during the LIBOR Interest Period applicable thereto by deposits obtained in the London interbank eurocurrency market;

the Agent will promptly give written notice (herein called a "SUSPENSION NOTICE") of such determination to the Borrower.

11.2     SUSPENSION OF LIBOR BORROWING

         (a) If a Suspension Notice relates to a LIBOR Loan which has not yet been Borrowed hereunder, the Agent will so notify the Borrower by 11:00 a.m. two Business Days prior to the date of the Borrowing and the Lenders will not be obliged to allow a Borrowing of such LIBOR Loan and, at the option of the Borrower, either the Borrowing shall not be made or the Borrowing shall be made as a U.S. Dollar Loan or a LIBOR Loan with a different LIBOR Interest Period selected by the Borrower, all as may be notified by the Borrower to the Agent prior to the times set out in Schedule A.

         (b) A Suspension Notice concerning an outstanding LIBOR Loan can only be given in the circumstances described in Section 11.1(c). If such a Suspension Notice is given, the amount of the LIBOR Loan will automatically be converted into a U.S. Dollar Loan with effect from the date of the Suspension Notice.

12.0     PAYMENTS

12.1              PLACE AND TIME

12.1.1 Subject to the provisions of Sections 2.7.3 and 2.8.5 and except for the Issuing Bank's customary letter of credit administrative charges referred to in Section 2.8.10, all payments to be made by the Borrower hereunder (including interest on Swingline Loans) shall be made to the Agent for the account of the Lenders not later than 1:00 p.m. on the date upon which the relevant payment is due in Same Day Funds sent to the Agent's applicable account described in
Section 7 of Schedule A or to such other account as the Agent may designate in Canada or, with the consent of the Borrower (such consent not to be unreasonably withheld), in any other country.


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

12.1.2 All payments of principal, interest, fees and other monies payable under this Agreement received by the Agent from the Borrower shall be distributed in Same Day Funds to the Lenders in accordance with the Percentage Loan Commitment of each Lender or as otherwise may be applicable in accordance with the circumstances.

12.1.3 The Borrower irrevocably directs the Agent to distribute payments in accordance with Section 12.1.2, and the Borrower and the Lenders agree that:

         (a) any such distribution in accordance with the irrevocable direction will be effective as if the payments had been distributed by the Borrower in the proportions required by this Agreement; and

         (b) the amount of any payment made by a Lender to another Lender in order to ensure distribution in accordance with the foregoing paragraph will not reduce the indebtedness, liability and obligation of the Borrower to such paying Lender by the amount so paid, but will reduce the indebtedness, liability and obligation to the Lender receiving such payment.

12.2     NET PAYMENTS

         (a) All payments to be made by the Borrower hereunder shall be made:

                  (i) without set-off or counterclaim; and

                  (ii) free and clear of and without deduction for or on account of all Taxes unless the Borrower is compelled by law to make payment subject to such Taxes.

         (b) All Taxes in respect of matters relating to or arising out of any Loan Documents and any amounts paid or payable thereunder shall be paid by the Borrower or, if the Tax is payable pursuant to Part XIII of the INCOME TAX ACT (Canada), a Lender when due and in any event prior to the date on which penalties attach thereto. The Borrower will indemnify each Lender in respect of all such Taxes. In addition, if any Taxes or amounts in respect thereof must be:

                  (i) deducted or withheld from any amounts payable or paid by the Borrower hereunder; or

                  (ii) paid by a Lender pursuant to Part XIII of the INCOME TAX ACT (Canada);

                  then the Borrower shall pay such additional amounts as may be necessary to ensure that after all required deductions, withholdings or payments (including deductions, withholdings and payments resulting from any additional amounts required to be paid by reason of this Section 12.2(b)) each Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to such Tax. Any amount required to be paid by the Borrower to a Lender pursuant to this Section 12.2(b) shall be paid within five Business Days of receipt of the notice given pursuant to paragraph (d) below.

         (c) The Borrower will deliver to the Agent evidence satisfactory to the Agent (including all relevant Tax receipts) that each payment by the Borrower hereunder of Tax or in respect of Taxes in respect of matters relating to or arising out of this Agreement or any amount paid or payable hereunder, has been duly remitted to the appropriate authority, within 10 days of receipt of a written request by the Agent to do so.

         (d) If a Lender is required to pay any Tax pursuant to Part XIII of the INCOME TAX ACT (Canada) then such Lender shall provide written notice thereof to the Borrower and the Agent at least 30 days prior to the date any such Tax is required to be paid.

12.3     REPAYMENT TO AGENT

         (a) Unless the Agent has been notified in writing by the Borrower at least one Business Day prior to the date on which any payment to be made by the Borrower under this Agreement is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance on such assumption, make available to each Lender on such payment date an amount equal to each Lender's Percentage Loan Commitment of such assumed payment. If the Borrower does not in fact remit such payment to the Agent, without affecting the obligation of the Borrower to make such payment, the Agent will promptly notify each Lender and each Lender will forthwith on demand repay to the Agent the amount of such assumed payment made available to each Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on each Lender) in accordance with the Agent's usual banking practice for such advances to financial institutions of like standing to each Lender, but in any event at a rate no greater than the usual interbank offered rate for the sale of deposits in the applicable currency.

         (b) Unless the Agent has been notified in writing by a Lender at least one Business Day prior to a Borrowing that such Lender does not intend to make available its Percentage Loan Commitment of any Loan, the Agent may, in its discretion, assume that each Lender has remitted funds to the Agent and the Agent may, in its discretion and in reliance on such assumption, make available to the Borrower on the date of a Borrowing an amount equal to each Lender's Percentage Loan Commitment of such Loan. If a Lender does not in fact remit such funds to the Agent, without affecting the obligation of such Lender to make such funds available, the Agent will promptly notify each of the other Lenders and the Borrower, and the Borrower will forthwith on demand repay to the Agent the amount made available by the Agent on behalf of such Lender, together with interest thereon until the date of repayment thereof at the rate payable under this Agreement for a Canadian Dollar Loan or a U.S. Dollar Loan, as the case may be.

13.0     INCREASED COSTS

13.1     PAYMENT OF COMPENSATING AMOUNTS

         If, with respect to any Loan (including any LC Exposure) (each such Loan in this Section 13.1 referred to as a "COMPENSATION FACILITY") and as a result of the introduction or coming into effect after the date of this Agreement of, or any change in, any laws, regulations, rules or orders or any change in their interpretation or administration or by reason of any compliance with any guideline, request or requirement from any fiscal, monetary or other authority (whether or not having the force of law), including any regulatory capital requirements introduced or proposed to be introduced by the Bank for International Settlements and adopted in Canada:

         (a) a Lender incurs a cost (which it would not otherwise have incurred) or becomes liable to make a payment (calculated with reference to the amount outstanding under a Compensation Facility) with respect to continuing to provide or maintain a Compensation Facility (other than franchise taxes, branch profits taxes and taxes imposed on or measured by a Lender's income or receipts or minimum tax in lieu thereof, taxes imposed on or measured by a Lender's capital, federal large corporations tax levied or assessed against a Lender or other taxes of general application levied or assessed against a Lender);


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

         (b) any reserve, special deposit or similar requirement is imposed or increased (whether or not with the force of law) with respect to a Compensation Facility increasing the cost thereof to a Lender; or

         (c) a Lender suffers or will suffer a reduction in the rate of return on its overall capital (other than a reduction by reason of any increase in the taxes referred to in paragraph
                  (a) above) as a result of the amount of capital that a Lender is required or expected to maintain being increased or of any change in the manner in which a Lender is required to allocate its capital resources;

then and in each such case the Borrower shall, subject to the terms and conditions of this Section 13.0, pay to such Lender such amount (herein called the "COMPENSATING AMOUNT") as will compensate such Lender for, and the Borrower will indemnify such Lender against, such incurring of and increases in costs or reductions in rates of return with respect to Compensation Facilities. The period for which a Compensating Amount shall be payable shall commence on the date the first notice required pursuant to Section 13.2(a) has been given.

13.2     NOTICE OF PAYMENT OF COMPENSATING AMOUNT, TIME OF PAYMENT AND
         ADJUSTMENT

         (a) As soon as practicable a Lender will notify the Borrower and the Agent of an event having the effect set out in Section 13.1(a), (b) or (c) entitling such Lender to the payment of a Compensating Amount. If such Lender determines to claim such Compensating Amount, within 60 days after such notice it will provide to the Borrower and the Agent a certificate setting out in reasonable detail a calculation of the Compensating Amount claimed. Such Lender agrees to use reasonable efforts (in a manner consistent with its usual banking practices which, at a minimum, shall not require such Lender to expend its own funds, suffer any economic hardship or take any action detrimental to its interests) to minimize the amount of any Compensating Amount. The certificate of a Lender with respect to a Compensating Amount shall be PRIMA FACIE evidence of such Compensating Amount in the absence of manifest error.

         (b) The Borrower will within 30 days of receipt of such certificate from a Lender pay to such Lender the Compensating Amount. The obligation to pay such a Compensating Amount for subsequent periods will continue, subject as herein provided, until the earlier of the termination of the Compensation Facility affected by the event referred to in the notice given by a Lender to the Borrower or the lapse or cessation of the event giving rise to the Compensating Amount. If the Borrower so requests and if such Lender and the Agent agree that the

                  Compensating Amount can be satisfied by an increase in the interest rates or fees chargeable instead of payment of the Compensating Amount, then such interest rates or fees shall be adjusted from the date of the first notice under paragraph (a) above with respect to such Compensating Amount.

13.3     ELECTION BY BORROWER IF COMPENSATING AMOUNT CLAIMED

         The Borrower may notify the Lenders and the Agent that it elects to repay a Compensation Facility (other than a Borrowing by way of an unmatured BA Loan or a Letter of Credit) and with respect to which a Compensating Amount is or may be claimed and if such election is made the Borrower shall, 10 Business Days after the giving of the notice of election, either repay to all Lenders the Borrowing applicable to such Compensation Facility (other than by way of an unmatured BA Loan or a Letter of Credit) or replace the Lender to which any Compensating Amount is payable with a financial institution acceptable to the Agent, all without prejudice to the obligation of the Borrower to pay any Compensating Amount applicable thereto calculated to the date of such repayment.

13.4     REFUND OF COMPENSATING AMOUNT

         If the Borrower has paid a Compensating Amount and it is later established by a court of competent jurisdiction or other authority, or a Lender determines (acting reasonably), that the circumstances giving rise to the payment of a Compensating Amount (as opposed to the calculation thereof) either did not occur or, if they did occur, the effect thereof was different from that originally believed resulting in an incorrect calculation of the Compensating Amount, each Lender will refund to the Borrower the whole or a portion, as the case may be, of the Compensating Amount paid by the Borrower to such Lender with interest at the rate paid by such Lender on demand deposits unless a Lender has paid the Compensating Amount to a third Person who refunds it with interest to such Lender in which case such Lender will refund such interest to the Borrower. The Borrower has the right to take proceedings in the Courts of British Columbia to determine whether or not such circumstances occurred.

13.5     LIMIT ON OBLIGATION TO PAY

         The Borrower shall have no obligation to pay a Compensating Amount in respect of any penalty or other charges payable by a Lender due to its failure to pay, or delay in paying, any amount required to be paid by it under Section 13.1(a).


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

14.0     ILLEGALITY

         If any change in or introduction of any law, regulation, treaty, enactment, order, rule, regulatory requirement or official directive or request (whether or not having the force of law but in respect of which it is customary for a financial institution to comply) or any change (in respect of which it is customary for a financial institution to comply) in the interpretation or application thereof shall make it unlawful or contrary to such directive or request in any jurisdiction applicable to a Lender for it to make available or fund or maintain any Loan (including any LC Exposure) or to give effect to its obligations as contemplated hereby, such Lender may, by written notice thereof to the Borrower and the Agent, declare that such Lender's obligations to that extent shall be terminated forthwith whereupon the Borrower will, at its option, either prepay forthwith such Loan (together with interest thereon accrued to the date of prepayment), convert such Loan into another Type of Loan provided for hereunder or do or cause to be done such acts or thing as may be necessary to render lawful (or not contrary to such directive or request) the making available, funding or maintaining of such Loan or the fulfillment of such obligation. In addition, if such unlawfulness can be cured by a transfer by a Lender of its Revolving Facility Commitment to another branch then such Lender shall use reasonable efforts (in a manner consistent with its usual banking practices, which, at a minimum, shall not require a Lender to expend its own funds, suffer any economic hardship or take any action detrimental to its interests) to do so.

15.0     SECURITY

15.1     DELIVERY OF SECURITY

         The Borrower confirms that it has delivered to the Agent, for and on behalf of the Lenders and the Hedging Lenders:

         (a) a security agreement of the Borrower concerning the property and assets of the Borrower as therein set out; and

         (b) a Guarantee from each Material Subsidiary listed in Schedule F and a security agreement from each such Material Subsidiary concerning its property and assets as therein set out.

15.2     CERTAIN GENERAL AGREEMENTS RELATING TO SECURITY

         (a) The Security is in addition to and not in substitution for any other security or securities now or hereafter held by or on behalf of the Lenders and the Hedging Lenders from the Borrower, any Material Subsidiary or from any other Person


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

                  whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Borrower to the Agent, the Lenders and the Hedging Lenders, and each of them, relating to or arising out of the Loan Documents and all Hedging Program Contracts, present and future, absolute or contingent, joint or several, direct or indirect, matured or unmatured, extended or renewed, and any ultimate balance thereof, including all advances on current or running account, future advances and re-advances, and for the performance of all obligations of the Borrower and any Material Subsidiary to the Agent, the Lenders, the Hedging Lenders, and each of them, relating to or arising out of the Loan Documents and all Hedging Program Contracts.

         (b) The Lenders and the Hedging Lenders may grant time, renewals, extensions, indulgences, releases and discharges to, take and give up securities to, may abstain from taking securities from or perfecting securities of, may accept compositions from, and may otherwise make arrangements and deal with, the Borrower, any Material Subsidiary and all other Persons and securities as the Lenders and the Hedging Lenders may see fit without prejudice to the liability of the Borrower and any Material Subsidiary to the Lenders and the Hedging Lenders or the Lenders' and the Hedging Lenders' right to hold, deal with and realize on the security of the Security.

         (c) The Security shall not operate so as to create any merger or discharge of the liabilities and obligations of the Borrower and any Material Subsidiary to the Lenders and the Hedging Lenders under the Loan Documents and all Hedging Program Contracts or otherwise, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may hereafter be held by or on behalf of the Lenders and the Hedging Lenders from the Borrower, any Material Subsidiary or from any other Person whomsoever.

         (d) Notwithstanding that any of the Security is expressed to be payable upon demand, the Lenders will not make demand under the Security unless an Event of Default has occurred and the Hedging Lenders will not make demand unless an Event of Default occurs or an event occurs under a Hedging Program Contract giving a Hedging Lender the right to do so.

         (e) If there is any conflict between the provisions of this Agreement and those of any of the Securities, then the provisions of this Agreement shall prevail.


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

16.0     REPRESENTATIONS AND WARRANTIES

16.1     GENERAL

         The Borrower represents and warrants to the Lenders and the Hedging Lenders that:

         (a) it and each Material Subsidiary was duly incorporated, amalgamated, continued or constituted, as the case may be, and is existing and in good standing with respect to any necessary filings of annual returns under the laws of the jurisdiction in which it was incorporated, amalgamated, continued or constituted, as the case may be;

         (b) it and each Material Subsidiary has all requisite power and capacity to carry on its business as now conducted and as presently proposed to be conducted;

         (c) it and each Material Subsidiary is duly qualified to carry on its business and is in good standing with respect to any necessary filings of annual returns in each jurisdiction in which the failure to be so qualified or in good standing would have or result in a Material Adverse Effect;

         (d) the consolidated financial statements for the period ended September 30, 2003 delivered by the Borrower to the Agent were prepared in accordance with GAAP and fairly present in all material respects the Borrower's financial position as at such date;

         (e) there has been no change in the Borrower's consolidated financial position since September 30, 2003 except as disclosed to the Agent or as publicly disclosed which would have a Material Adverse Effect;

         (f) neither it nor any Material Subsidiary is in breach or violation of or in default under:

                  (i) any law, statute or regulation (including, to the best of its knowledge, having made due and diligent inquiry, any Environmental Laws) of any jurisdiction where it carries on business applicable to or binding on it; or

                  (ii) any agreement or instrument to which it is a party or by which it is bound,

                  in any way which would have or result in a Material Adverse Effect;


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

         (g) except as disclosed to the Agent, there are no actions or proceedings pending (including appeals or applications for review), or to its knowledge overtly threatened in writing, before any arbitrator or Governmental Body which are likely to be determined against the Borrower or any Material Subsidiary and which if so determined would have or result in a Material Adverse Effect;

         (h) each of the Borrower and each Material Subsidiary, as the case may be, has all requisite power and capacity to create, execute and deliver the Loan Documents and the Share Purchase Agreement to which it is a party and the documents contemplated thereby;

         (i) each of the Loan Documents and the Share Purchase Agreement to which it and each Material Subsidiary is a party has been duly and validly authorized, executed and delivered by the Borrower and each Material Subsidiary, as the case may be;

         (j) neither the execution and delivery of any of the Loan Documents and the Share Purchase Agreement nor performance in accordance therewith will:

                  (i)      constitute a default or breach under:

                           (A) any law, statute or regulation of British Columbia or Canada or of any other jurisdiction where the Borrower or any Material Subsidiary carries on business, applicable to or binding on it;

                           (B) its or any Material Subsidiary's constating documents; or

                           (C) any order, injunction, judgment or decree to which it or any Material Subsidiary is subject unless the same is being contested in good faith by appropriate proceedings and for which a stay of execution has been procured; or

                  (ii) constitute a default or breach under any agreement or instrument to which it or any Material Subsidiary is a party or by which any of them is bound in any way which would have or result in a Material Adverse Effect;

         (k) the Borrower and each Material Subsidiary has complied with all taxation laws in all jurisdictions in which it is subject to taxation and has paid all Taxes due and payable by it (save in each case for those which it or they, as the case may be, are in good faith contesting and for which an adequate reserve has been set aside) that failure to comply with or pay would have or result in a Material Adverse Effect;


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

         (l) the Borrower and each Material Subsidiary possesses all, and is not in violation of, any franchises, certificates, licenses, permits, approvals, tenures (including the Forest Tenures described in Schedule J under the heading Forest Tenures), and other authorizations from any Governmental Body which:

                  (i) when considered in relation to the Borrower's ongoing enterprise as a whole, are necessary in any material respect for the ownership, maintenance and operation of such enterprise; and

                  (ii) the failure to possess or the violation of which would have or result in a Material Adverse Effect;

         (m) the Borrower and each Material Subsidiary has good title to or other interests in its properties and assets (including those described in Schedule J under the heading Real Property - Owned) which are necessary for the business-like operation of its businesses;

         (n) the Borrower and each Material Subsidiary has title to its property and assets free and clear of all Liens other than Permitted Encumbrances;

         (o) the Borrower and each Material Subsidiary has the right to enjoy and enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its businesses (including those leases described in Schedule J under the heading Real Property - Leased) and all such leases are valid and subsisting and are in full force and effect except where the failure to enjoy such right would not have or result in a Material Adverse Effect;

         (p) no filing, registration or qualification with any Governmental Body in British Columbia or Canada, which has not been made, is required to authorize, or is otherwise required for the execution, delivery or validity of, any of the Loan Documents, the Share Purchase Agreement or the Acquisition;

         (q) no approvals or consents, which have not been given, are required from any Person to enable the Borrower and any Material Subsidiary to enter into the Loan Documents to which it is a party, or to enable the Borrower and the other parties to enter into the Share Purchase Agreement and to complete the Acquisition and to observe and perform their respective obligations thereunder;


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

         (r) except as disclosed to the Agent, there are no labour disputes or strikes pending or threatened in respect of the businesses carried on by the Borrower and each Material Subsidiary;

         (s) the corporations listed in Schedule F are the only Material Subsidiaries as of the date hereof, and each is a wholly-owned Subsidiary of the Borrower;

         (t) during the 12-consecutive-month period before the date of the execution and delivery of this Agreement and before the date of any Borrowing hereunder:

                  (i) no steps have been taken to terminate any Pension Plan (wholly or in part), which could result in the Borrower or any Subsidiary being required by applicable law to make an additional contribution to a Pension Plan in excess of $50,000;

                  (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien or charge under any applicable pension benefits laws of any jurisdiction that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

                  (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any Subsidiary of any liability (other than a liability to pay benefits in accordance with a Pension Plan), fine or penalty in; and

                  (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement that, individually or in the aggregate, could reasonably be expected to cause a Material Adverse Effect; and

         (u) each Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws and:

                  (i) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the


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

                           terms of each Pension Plan have been made in accordance with all applicable laws and the terms of each Pension Plan;

                  (ii) all liabilities under each Pension Plan which are required by applicable law to be funded are fully funded, on a going concern and solvency basis, in accordance with the terms of the respective Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to the Pension Plan; and

                  (iii) no event has occurred and no conditions exist with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (i) through (iii) above that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect.

16.2     SURVIVING

         The representations and warranties set out in Section 16.1 shall survive the execution and delivery of this Agreement and each Borrowing notwithstanding any investigations or examinations made or to be made by the Agent or the Lenders, or any of them, or their respective counsel and each of such representations and warranties shall be deemed to be repeated on the date of any Borrowing and on the last day of each quarter, with reference to the facts and circumstances then subsisting, as if made at each such time. The representation and warranty set out in Section 16.1(d) shall be read as if it referred to the most recent Financial Statements delivered to the Agent pursuant to Sections 17.4(a) and (b).

17.0     COVENANTS

17.1     DURATION

         Subject to Section 17.2(i), the covenants in this Section shall remain in force from and after the date hereof and so long as any amount is or may be owing hereunder or all or any part of the Revolving Facility Commitment is outstanding.


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

17.2     GENERAL

         The Borrower agrees with the Lenders that it will and, in the case of paragraphs (a) through (h) and (j) through (n) below, will cause each Material Subsidiary to:

         (a) maintain its valid existence and good standing with respect to any necessary filings of annual returns in the jurisdiction of its organization (which jurisdiction shall be Canada or a Province of Canada) with power and capacity to carry on its business and duly qualified to carry on business in each jurisdiction in which the failure to be so qualified would have or result in a Material Adverse Effect;

         (b) carry on and conduct its business in a proper and business-like manner consistent with standard industry practice;

         (c) keep proper books of account and records in conformity with GAAP;

         (d) maintain in good order and repair its assets and undertaking which are necessary for the efficient operation of its business (including practising responsible silviculture) unless the failure to so maintain or repair does not have or result in a Material Adverse Effect;

         (e)      observe and perform:

                  (i) its obligations under all agreements and instruments to which it is a party or by which it is bound; and

                  (ii) its obligations under all leases, licences, permits, concessions, franchises and tenures;

                  save to the extent that:

                  (iii) it in good faith contests its obligations to so observe and perform; or

                  (iv) such failure to observe and perform does not have or result in a Material Adverse Effect;

         (f) take all necessary steps to renew all existing leases (including those described in Schedule J), unless the failure to do so does not have or result in a Material Adverse Effect;


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

         (g) punctually pay all Taxes and other assessments, rates, duties, levies, government fees and dues lawfully levied, assessed or imposed upon it unless:

                  (i) it in good faith contests its obligations to so pay and sets aside adequate reserves; or

                  (ii) such failure to pay does not have or result in a Material Adverse Effect;

         (h) comply with every statute, bylaw, rule and regulation, including all Environmental Laws, of every Governmental Body having jurisdiction over it or its property and assets, or both, unless such failure to comply does not have or result in a Material Adverse Effect;

         (i) indemnify the Lenders and the Agent, and their respective officers, directors, employees, Agent and shareholders, in their capacities as such, and hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever, including, without limitation:

                  (i) the cost, liability or damage arising out of defending, counterclaiming or claiming over against third parties in respect of any action or matter;

                  (ii) any cost, liability or damage arising out of a settlement of any action or proceeding entered into by the Lenders or the Agent; and

                  (iii) the costs of complying with any lawful and legally binding order, direction or request of any governmental or regulatory authority having jurisdiction;

                  which at any time or from time to time may be paid, incurred or asserted against any of them for, with respect to or as a result of:

                  (iv) the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the property belonging to the Borrower or any Subsidiary or into or upon any land, the atmosphere or any watercourse, body of water or wetland of any Hazardous Material where it has been proven that the source of the Hazardous Material is the property of the Borrower or any Subsidiary; and

                  (v)      any matter concerning Environmental Laws;


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

                  provided that:

                  (vi) the Lenders and the Agent shall consult in good faith with the Borrower on any of the matters described in subparagraphs (i), (ii) and (iii) above before making any decision in respect of the matters described therein; and

                  (vii) the Borrower is entitled to offer suggestions to the Lenders and the Agent as to any defence, counterclaim, claim over, settlement or compliance but the final decision on any matter is at the sole discretion of the Lenders and the Agent acting reasonably.

                  Notwithstanding Section 17.1, this Section 17.2(i) shall survive the repayment of all indebtedness to the Lenders and all other amounts owing under and the satisfaction of all obligations under the Loan Documents and shall continue in full force and effect so long as any possibility of any such liability, claim or loss exists and shall apply notwithstanding any knowledge which any of the foregoing persons may have concerning such liabilities, claims or losses either now or in the future, provided that neither the Borrower nor any Subsidiary shall be liable for any activity of any successor-in-interest to any property of the Borrower or any Subsidiary, which activity has not been caused by or contributed to by the Borrower or any Subsidiary;

         (j) for the purposes of inspection, permit the Lenders and the Agent and their respective representatives, at all reasonable times, access to all its property, assets or undertaking and to all its books of account and records and render all assistance necessary for such inspection;

         (k) only enter into Financial Instrument Obligations of the kind described in paragraphs (a) and (b) of the definition thereof and then only in accordance with sound financial practices and customary risk management in the conduct of the business of the Borrower and not for speculative purposes, and will not permit any Subsidiary (other than Lignum) to enter into any Financial Instrument Obligations with any Person;

         (l) if the Borrower or any Material Subsidiary creates or assumes any Lien upon any of its properties and assets, whether now owned or hereafter acquired, other than Permitted Encumbrances and Liens to which the Lenders and any Hedging Lenders have given their prior written consent, make or cause to be made effective provisions whereby the obligations of the Borrower and such Material


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

                  Subsidiary under the Loan Documents and any Hedging Program Contracts will be secured equally and rateably with any and all other Debt thereby secured for so long as any such other Debt is so secured; but the securing of such obligations shall not prevent the violation of Sections 17.5(d) and (g) from constituting a Potential Default or Event of Default;

         (m) cause each Person which becomes a Material Subsidiary to deliver to the Agent, in form and substance satisfactory to it, within 30 days of becoming a Material Subsidiary:

                  (i) a Guarantee and a security agreement over the property and assets of such Material Subsidiary to the same extent as those delivered pursuant to
                           Section 15.1;

                  (ii) resolutions and certificates similar to those described in Section 4.1(b) in respect of such Material Subsidiary; and

                  (iii) an opinion of counsel to the Borrower concerning each such new Material Subsidiary; and

         (n) execute and do all deeds, documents and things which in the reasonable opinion of the Agent are necessary for the purpose of giving effect to the Loan Documents.

17.3     INSURANCE

         The Borrower agrees with the Lenders that:

         (a) it will, in respect of the Borrower and each Subsidiary, maintain insurance for its property, assets and undertaking with financially sound and reputable insurers, to the extent and against risks customary for corporations in similar businesses, except that if, in the reasonable opinion of the Borrower, an insurer ceases to be financially sound or reputable, then, so long as the Borrower is diligently proceeding to replace that insurer and the Borrower's and each Material Subsidiary's ability to observe and perform their respective obligations under the Loan Documents are not materially adversely affected, the Borrower shall not be in breach of this subparagraph;

         (b) such insurance shall show the Agent as loss payee in respect of Inventory and any Receivables covered by such insurance, and shall contain a "mortgage clause" approved by the Insurance Bureau of Canada; and


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

         (c) it will at least once each year deliver certificates of the insurers or one or more insurance brokers acceptable to the Agent confirming the insurance coverage described in this
                  Section 17.3.

17.4     INFORMATION

         The Borrower agrees with the Lenders that it will furnish to the Agent:

         (a) a copy of its consolidated audited and unaudited consolidating year-end Financial Statements and notes thereto within 120 days of the end of its fiscal year;

         (b) a copy of its consolidated unaudited quarterly Financial Statement within 45 days of the end of each of its fiscal quarters, together with an Officer's Certificate;

         (c)      prompt advice of:

                  (i) any event or circumstance which has or could result in a Material Adverse Effect and the steps or proceedings being taken to rectify the same;

                  (ii) any Event of Default or Potential Default and the steps or proceedings being taken to rectify the same;

                  (iii) any decision or notice to terminate, suspend or materially impair any of the items described in
                           Section 16.1(l) or the Borrower's or any Material Subsidiary's right to them, which has or could result in a Material Adverse Effect;

                  (iv) any litigation or administrative proceedings claiming an amount of $20 million or more or which has or could result in a Material Adverse Effect and provide a copy of all pleadings; and

                  (v) any violation of any applicable statutes, bylaws, rules and regulations, including all Environmental Laws, which has or could result in a Material Adverse Effect, and the steps taken or to be taken to correct the same and promptly provide the Agent with any environmental assessment required by any regulatory or other authority having jurisdiction over the Borrower or any Material Subsidiary or their respective properties and assets;

         (d) within 60 days of the beginning of each fiscal year of the Borrower, an Annual Business Plan for such year;


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

         (e) within 15 days of each month-end, a Borrowing Base Certificate, calculated as at such month-end;

         (f) if and to the extent not available on "SEDAR", promptly upon transmission thereof, a copy of all Financial Statements, proxy statements, notices and reports that it sends to its public shareholders and a copy of all registration statements (without exhibits), prospectuses and reports which it files with the Ontario Securities Commission, the British Columbia Securities Commission, The Toronto Stock Exchange and the Securities and Exchange Commission or any governmental department, bureau, commission or agency succeeding to the functions of any of them or with any other national, provincial or state securities commission or exchange;

         (g) forthwith, notification of any change in the list of Material Subsidiaries; and

         (h) upon request by the Agent, such other information as it may from time to time reasonably require.

17.5     NEGATIVE COVENANTS

         The Borrower agrees with the Lenders that it will not, without the prior written consent of the Lenders:

         (a) except for Permitted Encumbrances or if the Borrower or a Material Subsidiary complies with the provisions of Section 17.2(l), create, assume, incur or permit to exist, or permit any Material Subsidiary to create, assume, incur or permit to exist, any Lien upon any of its property or assets, whether now owned or hereafter acquired;

         (b) either in a single transaction or a series of transactions, sell, lease, transfer or otherwise dispose of, or permit any Material Subsidiary to sell, lease or otherwise dispose of, property having a value in excess of $10 million in aggregate for the Borrower and all Material Subsidiaries in any fiscal year, unless:

                  (i) such sale, lease, transfer or other disposition is of Inventory sold in the ordinary course of business; or

                  (ii) such sale, lease or other disposition is of other property, if:

                           (A) such property is obsolete or not required for the purposes of the businesses of the Borrower and any Material Subsidiary;


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                           (B)      such property is replaced with property of
                                    equal or greater value within 360 days; or

                           (C) the net proceeds thereof are used within 360 days of receipt:

                                    (1)     to make capital expenditures;

                                    (2)     to acquire all or substantially all
                                            of the assets or shares of a
                                            Permitted Business; or

                                    (3)     for the permanent reduction of
                                            Senior Long-Term Debt or for deposit
                                            to the Sinking Fund;

         (c) either in a single transaction or a series of transactions, enter into, or permit any Material Subsidiary to enter into, any Securitization program;

         (d) create, grant, incur or assume any Debt or enter into any agreement for the provision of Debt, or permit any Material Subsidiary to do so, except or unless, subject to Section 17.5(g):

                  (i) for trade debt incurred in the ordinary course of business;

                  (ii) for Debt owed to the Borrower by a Material Subsidiary, to a Material Subsidiary by the Borrower or by one Material Subsidiary to another;

                  (iii) if such Debt is unsecured and does not mature prior to the date that is the first anniversary of the Revolving Facility Maturity Date; and

                  (iv)     for Debt secured by a Permitted Encumbrance;

         (e) exchange Senior Notes except in accordance with the Registration Rights Agreement (as defined in the Note Indenture);

         (f) declare or pay any dividends in any fiscal year in an amount exceeding the Borrower's Consolidated Net Income for such fiscal year;

         (g)      for each fiscal quarter permit:

                  (i) the Interest Coverage Ratio at the end of the quarter to be less than 2.00:1;


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                  (ii)     the Debt/Capitalization Ratio as at the end of the
                           quarter to be more than 0.60:1 up to the quarter ending March 31, 2006 and thereafter 0.55:1; and

                  (iii) Consolidated Tangible Net Worth as at the end of the quarter to be less than $160 million plus an amount equal to 50% of positive Consolidated Net Income earned after September 30, 2003 and up to the end of such quarter; and

         (h) purchase or redeem (including pursuant to any Asset Sale Offer, Change of Control Offer, Legal Defeasance or Covenant Defeasance) any of the Senior Notes or otherwise repay any principal outstanding under the Senior Notes except in accordance with the terms for repayment set out in the Note Indenture, but nothing in this paragraph (h) shall be construed as permitting any such repayment if an Event of Default or Potential Default would result therefrom.

17.6     PERFORMANCE BY LENDERS

         If the Borrower fails to perform any of its obligations under this Agreement, then, after notice to the Borrower from the Agent specifying such failure and the Borrower further failing to perform any such obligation within 10 Business Days thereafter or, if the obligation is not reasonably capable of being performed within 10 Business Days, failing to proceed diligently to so perform, the Lenders may, but are not obliged to, perform any or all of such obligations on behalf of the Borrower and all reasonable costs, charges, expenses, fees (including legal fees and expenses), outlays and premiums incurred by the Lenders in connection with such performance will:

         (a) be payable by the Borrower to the Lenders, forthwith upon demand by the Agent, with interest thereon from the date incurred by the Lenders at the rate per annum equal to the Prime Rate or the U.S. Base Rate (depending upon the currency of such cost, charge, expense, fee, outlay or premium) plus the Applicable Margin in effect from time to time, with the provisions of Section 8.7 applying, (as if the amount payable was a Canadian Dollar Loan or a U.S. Dollar Loan, as the case may be) calculated and payable, and bearing interest on overdue interest, in the same manner, MUTATIS MUTANDIS, as interest on Canadian Dollar Loans or U.S. Dollar Loans, as the case may be; and

         (b) with such interest, reduce the amount of the Revolving Facility Commitment until the Lenders are paid for the costs incurred and interest thereon.


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17.7     SUCCESSOR CORPORATION

         (a) The Borrower shall not, or permit any Material Subsidiary to, enter into any transaction or series of transactions, whether by way of reconstruction reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, whereby all or substantially all of its or any Material Subsidiary's undertaking, property and assets would become the property of any other corporation or continuing corporation or other person (a "SUCCESSOR CORPORATION"), unless:

                  (i) the Successor Corporation is a corporation incorporated under the laws of Canada or any Province thereof;

                  (ii) prior to or substantially contemporaneously with the consummation of such transaction the Borrower or a Material Subsidiary, as the case may be, and the Successor Corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Agent, are necessary or advisable to establish that upon the consummation of such transaction the Successor Corporation will be bound by all the covenants and obligations (present and future) of the Borrower or a Material Subsidiary, as the case may be, under the Loan Documents (each Lender and Hedging Lender hereby appoints the Agent as its agent to execute and deliver on its behalf any such instrument or other document in connection with such transaction.);

                  (iii) such transaction shall, to the satisfaction of the Lenders, any Hedging Lenders and their counsel, acting reasonably, be upon such terms as substantially to preserve and not impair or prejudice any of the rights, powers and interests of the Lenders, any Hedging Lender and the Agent under the Loan Documents;

                  (iv) except in the case of any such transaction or series of transactions involving only the Borrower and one or more Subsidiaries, the Agent has received a copy of correspondence from both Moody's Investors Service Inc. and Standard & Poor's Rating Services to the effect that such transaction shall not result in the downgrading of their credit ratings for the Borrower's Senior Long-Term Debt in effect immediately prior to such transaction; and


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                  (v)      no condition or event exists, either at the time of
                           such transaction or immediately after the reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or other transaction and after giving full effect thereto or immediately after the Successor Corporation complying with the provisions of subparagraph (ii) above, that would result in the occurrence of an Event of Default or Potential Default.

         (b) Whenever the conditions of paragraph (a) above shall have been duly observed and performed, the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Borrower or a Material Subsidiary, as the case may be, under the Loan Documents in the name of the Borrower or a Material Subsidiary, as the case may be, or otherwise and any act or proceeding by any provision hereof required to be done or performed by any directors or officers of the Borrower or a Material Subsidiary, as the case may be, may be done and performed with like force and effect by all like directors or officers of the Successor Corporation.

18.0     DEFAULT

18.1     EVENTS OF DEFAULT

         Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower, any Material Subsidiary or any other Person):

         (a) the Borrower fails to pay when due the principal amount payable by it under this Agreement, or fails to pay when due any other amount payable by it hereunder within three Business Days of the Borrower receiving written notice thereof from the Agent; or

         (b) the Borrower or any Material Subsidiary fails to comply with any other provision of the Loan Documents, and such failure is not cured:

                  (i) in the case of a breach of any Environmental Law which could have or has a Material Adverse Effect, within 90 days or, if such breach is not reasonably capable of being rectified within 90 days, then, for so long as the Borrower or such Material Subsidiary is proceeding diligently to rectify the breach and, provided that the provisions of Sections 18.1(l) or
                           (n) are not applicable, within such longer period to which the Lenders may agree;


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                  (ii)     in the case of the failure to deliver a Borrowing
                           Base Certificate as required by Section 17.4(e), within 5 Business Days; and

                  (iii)    in any other case, within 30 days,

                  of the earlier of any member of Senior Management first having knowledge, or being in a position to have knowledge, of such failure or the Borrower receiving written notice thereof from the Agent; or

         (c) any representation and warranty contained in the Loan Documents or any other instrument or document delivered pursuant thereto or contemplated thereby is found to be untrue or incorrect in any material respect when made; or

         (d) any certificate (including, without limitation, any Officer's Certificate), statement, report, notice or opinion delivered under or in connection with the Loan Documents is untrue or incorrect in any material respect at the date thereof; or

         (e) except as set out in Section 17.7, any order is made or resolution passed or other action taken for the suspension of payments in general or dissolution, termination of existence, liquidation or winding-up of the Borrower or any Material Subsidiary; or

         (f) a moratorium in respect of all or any indebtedness, liability or obligation of the Borrower or any Material Subsidiary or a compromise, composition or any arrangement with creditors of the Borrower or any Material Subsidiary or any similar proceeding by which the property and assets of the Borrower or any Material Subsidiary are submitted to the control of its creditors is applied for by the Borrower or any Material Subsidiary, as the case may be, ordered or declared; or

         (g) a liquidator, trustee, administrator, receiver, manager or similar officer is appointed in respect of the Borrower or any Material Subsidiary or in respect of all or substantially all of their respective properties or assets and the appointment of such person remains unstayed and in effect for more than 30 days, provided that if a stay of such appointment is granted and is then lifted the default created by this paragraph (g) shall be immediate; or


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

         (h) the Borrower or any Material Subsidiary declares itself, or is declared, insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

         (i) except as set out in Section 17.7, the Borrower or any Material Subsidiary ceases, or threatens to cease, to carry on all or substantially all of its business; or

         (j) the Borrower or any Material Subsidiary makes a proposal or files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, insolvency, creditors' arrangement, readjustment of debt or liquidation law or consents to the filing of a petition under such law or to the appointment of a liquidator, trustee, receiver, manager or similar officer over it or all or substantially all of its property, assets and undertaking; or

         (k) pursuant to a judgment for the payment of money in excess of $20 million any writ, execution, sequestration, order or any other process of any court becomes enforceable against, or an attachment, a distress or analogous process is levied upon, the Borrower or any Material Subsidiary, and remains unstayed and in effect for more than 30 days, provided that if a stay of such writ, execution, sequestration, order, attachment, distress is granted and is then lifted the default created by this paragraph (k) shall be immediate; or

         (l) any franchise, certificate, licence, permit, approval, tenure or other authorization from any Governmental Body which:

                  (i) when considered in relation to the Borrower's ongoing enterprise as a whole is necessary in any material respect for the ownership, maintenance and operation of such enterprise; and

                  (ii) the failure to possess would have or result in a Material Adverse Effect;

                  is withdrawn, terminated or cancelled and is not replaced within 90 days; or

         (m) without limiting any other paragraph of this Section 18.1, any event or condition occurs under any agreement for borrowed money in an amount of $20 million or more that results in a debt of the Borrower or any Material Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but only after the lapse of time, if any, required to constitute an event of default) the holder or holders of such debt or any trustee or agent on its


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                  or their behalf to cause such debt to become due, or to
                  require the prepayment or repayment thereof, prior to its scheduled maturity; or

         (n) an order is made or an action or proceeding commenced by a Governmental Body or legislation enacted for the expropriation, confiscation, involuntary purchase, sale or other taking, whether or not with compensation, of all or substantially all of the property, assets and undertaking of the Borrower and any Subsidiary, unless and to the extent that the same is contested in good faith by the Borrower or any Subsidiary, as the case may be, and by appropriate proceedings within 30 days after such order is made, action or proceeding commenced or legislation enacted, provided that if the Borrower or any Subsidiary, as the case may be, is unsuccessful in any such contestation the default created by this paragraph (n) shall be immediate; or

         (o)      a change of control occurs. For the purposes of this paragraph
                  (o), "change of control" means:

                  (i) any transaction or series of transactions (including any reconstruction, reorganization, recapitalization, amalgamation, merger or consolidation) by which any Person, including any Affiliate of such Person and any Person related to such Person by blood, marriage or adoption, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting shares in the capital of the Borrower, measured by voting power rather than number of shares; provided, however, that it is not a "change of control" if, pursuant to such transaction, all of the voting shares of the Borrower are changed into or exchanged for securities of a parent corporation that, after such transaction, owns all of the issued and outstanding capital of the Borrower and no Person, including any Affiliate of such Person and any Person related to such Person by blood, marriage or adoption, has become the beneficial owner, directly or indirectly, of more than 50% of the voting shares in the capital of such parent corporation; or

                  (ii) the first day on which a majority of the board of directors, or any committee thereof duly authorized to act on behalf of such board, of the Borrower (the "BOARD OF DIRECTORS") ceases to be made up of a combination of directors (the "CONTINUING DIRECTORS") who were either:

                           (A) members of the Board of Directors on the Closing Date; or


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

                           (B) nominated for election with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination.

                  Notwithstanding the foregoing, it is not a "change of control" if any one or more of Gordon W. Steele, Gerald E. Raboch, any Person related to either of them by blood, adoption or marriage, trustees of a trust solely for the benefit of any one or more of the foregoing Persons and any corporation over which any one or more of the foregoing Persons possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise, becomes the owner, directly or indirectly, of more than 50% of the voting shares in the capital of the Borrower, but only if the Borrower's shares continue to be traded on The Toronto Stock Exchange.

18.2     ACCELERATION

18.2.1 If an Event of Default occurs and is not waived, the Agent, upon the written request of the Majority Lenders, shall do any one or more of the following:

         (a) declare, by notice in writing to the Borrower, that all or any of the obligations of the Lenders hereunder and the Revolving Facility Commitment shall be cancelled forthwith whereupon the same shall be so cancelled forthwith;

         (b) declare, by notice in writing to the Borrower, all the Loans (including, without limitation, BA Loans issued but not matured and LC Exposure) immediately due and payable whereupon the same shall become immediately due and payable together with all interest accrued thereon and all other amounts payable hereunder, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (c) provided that notice has been given pursuant to paragraph (b) above, without further notice to or demand upon the Borrower, which is hereby expressly waived by the Borrower, enforce and realize upon the Loan Documents and take such other actions and proceedings as are permitted by law or equity.


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

18.2.2 If an Event of Default occurs and is not waived, a Hedging Lender may do any one or more of the following:

         (a) declare, by notice in writing to the Borrower, that all or any of the obligations of such Hedging Lender hereunder and under any Hedging Program shall be cancelled forthwith whereupon the same shall be so cancelled forthwith;

         (b) declare, by notice in writing to the Borrower, that all Hedging Program Contracts to which such Hedging Lender is a party are terminated and any amount due resulting from the termination (early or otherwise) of a Hedging Program Contract shall become immediately due and payable together with all interest accrued thereon and all other amounts payable thereunder, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (c) provided that notice has been given pursuant to paragraph (b) above, without further notice to or demand upon the Borrower, which is hereby expressly waived by the Borrower, enforce and realize upon all such Hedging Program Contracts and, if the Agent is realizing upon the Loan Documents pursuant to Section 18.2.1(c), the Security and take such other actions and proceedings as are permitted by law or equity.

The foregoing shall not preclude, or affect the right of, a Hedging Lender from terminating a Hedging Program Contract in accordance with the provisions thereof.

18.2.3 If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent demanding payment pursuant to this section, the Borrower shall pay to the Agent, for the benefit of the Lenders, an amount equal to the total of the face amount of unmatured BA Loans and LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to make such payment shall become effective immediately, and such payment shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Sections 18.1(e) through (j). All such payments are irrevocable and the funds in respect thereof shall become the property of the Agent, for the benefit of the Lenders, and under its exclusive dominion and control. Payments received by the Agent pursuant to this Section 18.2.3 shall be applied by the Agent to reimburse the Issuing Bank or the Lenders, as applicable, for LC Disbursements which have not been reimbursed, the face amount of unmatured BA Loans and, to the extent not so applied, shall be used to satisfy the reimbursement obligations of the


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

Borrower for the LC Exposure at such time or for BA Loans or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement or the other Loan Documents. Within three Business Days after all Events of Default have been cured or waived or after the Lenders are under no further obligation in respect of any BA Loans and there is no LC Exposure and outstanding LC Disbursements, to the extent not applied as aforesaid, the Agent shall pay to the Borrower an amount equal to the balance, if any, of any funds paid by the Borrower pursuant to this Section 18.2.3.

18.2.4 In the case of a payment or receipt of less than the amount required to be paid under Sections 18.2.1(b), 18.2.2(b) and 18.2.3, the Agent may appropriate such payment or receipt towards such of the obligations of the Borrower under this Agreement as the Lenders determine. Any such appropriation shall override any appropriation made by the Borrower.

18.3     COMBINATION

         If any amount payable under this Agreement is not paid as and when due and the appropriate grace period therefor, if any, has expired and if the Majority Lenders have given their concurrence pursuant to Section 23.5(f), the Borrower hereby authorizes each Lender and the Agent to proceed, to the fullest extent permitted by applicable law, without further prior notice, by right of combination, set-off, consolidation, banker's lien or counteraction, against any assets of the Borrower in any currency that may at any time be in the possession of each Lender and the Agent at any branch or office to the full extent of all amounts payable to all Lenders hereunder. Any Lender that so proceeds shall forthwith give notice to the Agent and the Borrower. Nothing in this Section
18.3 shall limit or affect any netting or set-off rights of a Hedging Lender under a Hedging Program Contract.

18.4     INDEMNITIES

         (a) In addition to any other obligation of the Borrower under this Agreement, the Borrower agrees to indemnify and save harmless the Agent and each Lender from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of them which relate to or arise out of or result from any failure by the Borrower to satisfy its obligations under this Agreement when due or fulfil any of its other obligations under this Agreement, including, without limitation:


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

                  (i) any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund any BA Loan or LIBOR Loan;

                  (ii) the Borrower's failure to provide for the payment to the Agent or the Issuing Bank, as the case may be, for the account of each of the Lenders, of the full principal amount of each BA Loan on its maturity date or of any LC Disbursement;

                  (iii) the Borrower's failure to give any notice required to be given by it to the Agent hereunder; or

                  (iv) the failure of the Borrower to make any other payment due under this Agreement on its due date, including, without limitation, any interest or fees.

         (b) In addition to any other obligation of the Borrower under this Agreement, the Borrower agrees to indemnify and save harmless the Agent and each Lender from and against all losses, costs, claims, damages, liabilities, expenses and obligations (other than expenses of the Agent of the nature described in Section 19.1) which any of them may sustain or incur or which may be asserted against them in connection with the extension of credit contemplated by this Agreement and their duties under the Loan Documents other than those arising as a consequence of their gross negligence or willful misconduct, and except those amounts which the Borrower is not obliged to pay, as provided in Section 22.3(c).

19.0     EXPENSES

19.1 The Borrower shall reimburse the Agent, the Lenders and any Hedging Lender for all reasonable costs and expenses (together with value added, goods and services, business transfer or sales tax or any similar tax thereon and including the reasonable fees, disbursements and expenses of legal and other advisers reasonably engaged) incurred by the Agent, the Lenders and any Hedging Lender in connection with:

         (a) the negotiation, preparation, execution and registration of the Loan Documents and any documents under any Hedging Program and any other documents referred to therein or contemplated thereby;

         (b) the negotiation, preparation, execution and registration of all consents, waivers, amendments and variations in relation to the Loan Documents and any documents


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

                  under any Hedging Program and any other documents referred to therein or contemplated thereby; and

         (c) the due diligence performed by or on behalf of the Agent and the Lenders in respect of the extension of credit contemplated by the Loan Documents.

19.2 The Borrower shall reimburse the Lenders, the Agent and any Hedging Lender for all costs and expenses (together with value added, goods and services, business transfer or sales tax or any similar tax thereon and including the fees, disbursements and expenses of legal and other advisers reasonably engaged) incurred by any of the Lenders, the Agent and any Hedging Lender in connection with the enforcement of, or the preservation of any rights under, the Loan Documents and any documents under a Hedging Program and any other documents referred to therein or contemplated thereby.

19.3 In addition, the Borrower shall pay or indemnify the Lenders, the Agent and any Hedging Lender against any and all stamp, registration and similar taxes which may be payable in connection with the entry into, the performance of and the enforcement of the Loan Documents and any documents under a Hedging Program.

19.4 The Borrower agrees that the Agent or the Swingline Lender shall have the authority to debit the account of the Borrower with the Agent or the Swingline Lender so designated by the Borrower for any amount due pursuant to this Section 19.0 but, prior to any Event of Default, only if the Borrower has not paid any amount so due within 10 days of notice thereof except in the case of an amount due pursuant to Section 19.2 above when no notice shall be required.

19.5 Amounts due pursuant to this Section 19.0 shall be payable in the currency in which they were incurred by the Lenders, any Hedging Lender and the Agent, as the case may be.

19.6 The Borrower will pay interest on all unpaid amounts due pursuant to this Section 19.0 at the Prime Rate or U.S. Base Rate, as the case may be, plus 2% per annum.


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20.0     WAIVERS, REMEDIES CUMULATIVE

         (a) Subject to Section 23.5, any party may from time to time and at any time:

                  (i) waive in whole or in part the benefit to it of any of the provisions of any section in the Loan Documents; or

                  (ii) waive in whole or in part its rights on any default under any section in the Loan Documents which is to its benefit;

                  but any such waiver by any party of any such benefit or right on any occasion shall be deemed not to be a waiver of the benefit of or right under any such section thereafter or of any other section or of any subsequent default, as the case may be.

         (b) Failure to exercise or delay in exercising on the part of the Lenders, the Agent or any Hedging Lender any right, power or privilege under the Loan Documents or under any documents relating to a Hedging Program, as the case may be, shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Lenders shall be effective unless it is in writing signed by the Agent. No waiver by a Hedging Lender shall be effective unless it is in writing signed by that Hedging Lender.

         (c) All rights and remedies of the Lenders set out in the Loan Documents and of any Hedging Lender under any document relating to a Hedging Program Contract are cumulative and no right or remedy contained therein is intended to be exclusive but each is in addition to every other right or remedy contained therein or in any future agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Borrower or a Material Subsidiary and the Lenders, the Agent or any Hedging Lender that may be in effect from time to time.

21.0     NOTICES

21.1     ADDRESS

         Except as otherwise stated herein, all written notices or other written communications to any party under any Loan Document shall be deemed to be duly given or made when delivered (in the case of personal delivery) and when transmitted (in the case of telecopy) to such party addressed to it at its address set forth in Schedule D or at such other


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

address as such party may hereafter specify for such purpose to the others by notice in writing. A written notice includes a notice by telecopy.

21.2     NON-BUSINESS DAYS

         A notice or other communication received on a non-Business Day or after 4:30 p.m. in the place of receipt shall be deemed to have been received on the next following Business Day in such place.

22.0     ASSIGNMENTS

22.1     SUCCESSORS

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective permitted successors and assigns.

22.2     ASSIGNMENT BY BORROWER

         Other than in accordance with the provisions of Section 17.7, neither the Borrower nor any Material Subsidiary may assign or transfer all or any part of its rights or obligations under the Loan Documents without the prior written consent of the Lenders.

22.3     ASSIGNMENT AND PARTICIPATION BY LENDERS

         (a) Subject to paragraph (b) below, with the prior written consent of the Agent, the Issuing Bank and the Borrower (such consent not to be unreasonably withheld, it being agreed that the Borrower would not be unreasonably withholding its consent if the reason for doing so is that the Borrower would incur increased financing costs as a result of any particular assignment), any Lender may at any time assign the whole or any part (but only in minimum amounts of $5 million) of its rights and obligations under the Loan Documents to another lender or financial institution capable of fulfilling the obligations of a Lender thereunder. Any assignee shall enter into an agreement substantially in the form set forth in Schedule E prior to the assignment taking effect. Each of the Lenders, other than the one assigning, hereby appoints the Agent as its agent to execute and deliver on behalf of each such Lender such assignment agreement. On any such assignment being made:

                  (i) the Lender making the same shall be relieved of its obligations to the extent of the assignment of such obligations; and


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                  (ii)     to the extent of such assignment:

                           (A) the Borrower and each Material Subsidiary shall be directly obligated in the performance of its respective obligations to the assignee; and

                           (B) the assignee shall have the same rights and benefits against the Borrower and each Material Subsidiary;

                           as if the assignee were originally a Lender under the Loan Documents.

                  Notwithstanding the foregoing paragraph, if the Lenders have made demand pursuant to Section 18.2, or if an Event of Default has occurred and is continuing or if the proposed assignment is to an affiliate of a Lender capable of performing the obligations of a Lender under the Loan Documents (including an assignment resulting from the conversion of a Lender from a bank under Schedule II of the BANK ACT to a bank under Schedule III of the BANK ACT), the prior written consent of the Borrower is not required for any assignment by a Lender of its rights and obligations under the Loan Documents, nor is there any minimum amount applicable to such assignment.

         (b) Notwithstanding paragraph (a) above, no consent shall be required for a Lender to enter into an arrangement (herein called a "SUB-PARTICIPATION") with another Person (herein called a "SUB-PARTICIPANT") whereby a Sub-Participant agrees with such Lender to make funds available to such Lender to meet its Revolving Facility Commitment and it is intended that such Sub-Participant not become a Lender hereunder and not assume the Revolving Facility Commitment of such Lender. In the event of a Sub-Participation a Sub-Participant shall have no right to approve, consent to or waive any matter provided for in the Loan Documents and generally the Sub-Participant shall not have any rights under the Loan Documents or any other document concerning the transactions contemplated thereby (a Sub-Participant's rights against such Lender in respect of such Sub-Participation to be those set forth in the agreement executed by such Lender with a Sub-Participant) and all amounts payable by the Borrower and any Material Subsidiary under the Loan Documents shall be determined as if such Lender had not entered into such a Sub-Participation. Any Lender entering into a Sub-Participation pursuant to this paragraph shall notify the Agent of the amount thereof and of the name of the Sub-Participant. A Sub-Participation does not reduce a Lender's Revolving Facility Commitment and obligations to fund.


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         (c)      Notwithstanding Section 19.1(a), any Lender making an
                  assignment pursuant to paragraph (a) above or entering into a Sub-Participation pursuant to paragraph (b) above, shall reimburse the Borrower and the Agent for all costs and expenses (together with value added, goods and services, business transfer or sales tax or any similar tax thereon and including the fees, disbursements and expenses of legal and other advisers reasonably engaged) incurred by any of them in connection with such assignment or Sub-Participation. In addition, any assignee shall pay the Agent a processing and recording fee of $3,500.

         (d) Paragraph (c) above does not apply to the general syndication by the Agent or an assignment of the whole of a Lender's rights and obligations under the Loan Documents resulting from the conversion of a Lender from a bank under Schedule II of the BANK ACT to a "bank" under Schedule III of the BANK ACT.

22.4     ASSIGNMENT BY HEDGING LENDER

         (a) If a Lender ceases to be a Lender then such Lender or an Affiliate of such Lender, in its capacity as a Hedging Lender, shall not be entitled to the benefit of the Security.

         (b) If a Hedging Lender assigns or transfers all of its rights and obligations under a Hedging Program Contract, then such Hedging Lender and, if such assignee is not a Lender, the assignee of such Hedging Program Contract shall not be entitled to the benefit of the Security in respect of such Hedging Program Contract.

22.5     DISCLOSURE

         A Lender may disclose to a proposed assignee, pursuant to Sections 22.3(a) or 22.4, as the case may be, such information in the possession of such Lender relating to the Borrower and any Subsidiary that is available to the public and, on a confidential basis, such information concerning the Loan Documents, as such Lender sees fit. A Lender may disclose to a proposed Sub-Participant pursuant to Section 22.3(b) only such information in the possession of such Lender that is available to the public, a copy of the Loan Documents and details of Loans outstanding. Without the prior written consent of the Borrower (such consent not to be unreasonably withheld) no Lender shall disclose any other information concerning the Borrower or any Subsidiary given by it or them to the Lenders.


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23.0     AGENCY

23.1     DEFINITIONS

         In this Section 23.0 the following expressions have the following meanings:

         (a) "ACTION" means a demand for payment, or any action or proceeding to enforce payment, of the Indebtedness (as defined below), or any part or parts thereof, or to commence enforcement proceedings in respect of any rights under the Loan Documents or any other documents or instruments taken or given pursuant to the Loan Documents, except that "Action" shall not include the exercise by a Hedging Lender of any of its rights and remedies under a Hedging Program Contract, including the rights of termination, early termination, set-off and netting, but not including the right to enforce a Security.

         (b) "INDEBTEDNESS" means all and every indebtedness, liability and obligation, present and future, direct and indirect, absolute and contingent, matured and unmatured, of the Borrower and any Material Subsidiary to:

                  (i) the Lenders, and each of them, relating to or arising out of the Loan Documents, including principal, interest and fees and all costs and expenses of the Lenders and the Agent, and each of them, in connection with recovering or enforcing payment thereof; and

                  (ii) the Hedging Lenders relating to or arising out of all Hedging Program Contracts and all costs and expenses of all Hedging Lenders in connection with recovering or enforcing payment thereof.

         (c)      "NOTICE OF DEFAULT" has the meaning given in Section 23.5(g).

         (d) Notwithstanding any other provision contained in the Loan Documents, the Agent is only the agent for the Hedging Lenders for the purposes of holding, or taking any remedial action in connection with, the Security.

23.2     APPOINTMENT OF AGENT AND OTHER REGULATORY MATTERS

         (a) Each Lender and each Hedging Lender hereby appoints and authorizes the Agent to exercise on its behalf the powers, if any, specifically delegated to it in the Loan Documents and all other powers incidental thereto. Nothing in any such document or in any other document shall be deemed to constitute the Agent a trustee or a fiduciary for any Lender or Hedging Lender or to impose on the


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                  Agent any obligations (fiduciary or otherwise) other than
                  those for which express provision is made in such documents.

         (b) Notwithstanding the foregoing, with respect to the rights and obligations of the Agent as a Lender or a Hedging Lender, the Agent shall have the same rights and obligations and may exercise the same rights and powers of a Lender or a Hedging Lender as though it were not performing the duties of Agent. The expressions Majority Lenders, Lenders, Lender, Hedging Lenders, Hedging Lender or any similar expression shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or a Hedging Lender, as the case may be.

         (c) The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or any Subsidiaries as if it were not performing the duties of Agent specified in the Loan Documents, and may accept fees and other consideration from the Borrower and any Subsidiaries for services in connection with the Loan Documents without having to account for the same to the Lenders (including the Fronting Fee as long as the Agent and the Issuing Bank are the same) except in respect of the Stamping Fees, the Fronting Fee (if the Agent and the Issuing Bank are not the same) and the commitment fee provided for in
                  Section 10.0 and paid to the Agent.

         (d) Neither the Agent nor any director, officer, employee or agent of any of them shall have any responsibility for:

                  (i) any failure of the Borrower or any Material Subsidiary to fulfil any obligation under the Loan Documents, a Hedging Program or of any other Person under any other agreement or document contemplated by or delivered pursuant to the Loan Documents or a Hedging Program;

                  (ii) the truth of any representation or warranty made by the Borrower or any Material Subsidiary; or

                  (iii) the validity or enforceability of the Loan Documents or any other agreement or document contemplated by or delivered pursuant to the Loan Documents.

         (e) The Agent shall be entitled to rely in good faith on any document believed by it to be genuine and to have been sent or signed by the proper person and on the opinions and statements of any independent legal counsel or other professional


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                  advisors selected by it and shall not be liable to any Lender or Hedging Lender for any consequence of any such reliance.

         (f) Unless a Loan Document provides that a Person is to deliver a notice or document directly to a Lender, the Agent shall promptly deliver or transmit to each Lender each notice or other document received by it pursuant to the Loan Documents addressed to, or calling for action by, a Lender.

         (g) The Agent shall be under no obligation to inquire as to the performance by the Borrower, any Material Subsidiary or any other Person of its obligations under the Loan Documents; provided, however, that the Agent shall give prompt notice to each Lender of any event of which it receives actual notice in its capacity as agent that constitutes an Event of Default or a Potential Default.

         (h) The Agent may treat each Lender as the holder of each Bankers Acceptance delivered for that Lender pursuant to the Loan Documents for all purposes whatsoever unless and until the Agent receives notice of a transfer or assignment thereof.

         (i) If the Agent shall require instructions from the Lenders with respect to any act or action (including failure to act) in connection with the Loan Documents or any other document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Lenders and the Agent shall not incur liability to any Lender or any other Person by reason of so refraining. Without limiting the foregoing, no Lender or any Hedging Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Loan Documents or under any other document in accordance with the instructions of the Lenders.

23.3     INDEMNIFICATION AND REIMBURSEMENT OF AGENT

         To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, in accordance with the Percentage Loan Commitment of each to, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties as agent, and not as a Lender, under the Loan Documents or under any other document contemplated by the Loan Documents; provided that no Lender shall be liable for:


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         (a)      any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; or

         (b) any fee to be paid by the Borrower to the Agent that the Agent is not required to share with the Lenders.

23.4     RESIGNATION BY AND TERMINATION OF THE AGENT

         (a) The Agent may resign from the performance of all its functions and duties under the Loan Documents at any time by giving 30 days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor agent pursuant to paragraph (c) or (d) below or as otherwise provided below.

         (b) The Majority Lenders may terminate the appointment of the Agent and its performance of all its functions and duties under the Loan Documents and all other documents at any time by giving 30 days' prior written notice to the Agent and the Borrower. Such termination shall take effect upon the appointment of a successor agent pursuant to paragraph (c) or
                  (d) below or as otherwise provided below.

         (c) Upon any such notice of resignation or termination the Lenders shall appoint a successor agent hereunder reasonably acceptable to the Borrower.

         (d) If a successor agent shall not have been appointed within such 30-day period, the Agent, with the consent of the Borrower, shall then appoint a successor who shall serve as Agent under the Loan Documents and other documents until such time, if any, as the Lenders appoint a successor agent.

         (e)      If no successor agent has been appointed pursuant to paragraph
                  (c) or (d) above by the 60th day after the date such notice of resignation or termination was given by the Agent or the Lenders, as the case may be, the Agent's resignation or termination shall become effective, the Agent shall be released from all obligations as Agent and the Lenders shall thereafter perform all the duties of the Agent under the Loan Documents until such time, if any, as the Lenders appoint a successor agent as provided above.


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23.5     CONSENTS AND ENFORCEMENT

         (a) Subject to paragraph (b) below, the Agent, on the written instructions of the Majority Lenders, may on behalf of the Lenders grant waivers, consents, vary the terms of the Loan Documents, make demand and give notices under Section 18.0, but not Section 18.2.2, of this Agreement and under the Guarantees, enforce the Loan Documents and do or omit to do all such acts and things in connection herewith or therewith.

         (b)      Notwithstanding paragraph (a) above, but subject to paragraph
                  (c) below, only all of the Lenders may authorize the Agent to agree to or grant:

                  (i) any extension of the date or alteration in the amount, currency or mode of calculation or computation of any payment under this Agreement;

                  (ii)     any extension of the Revolving Facility Maturity
                           Date;

                  (iii) any change in the provisions of Sections 2.1, 2.2, 2.5, 2.7, 2.8.4, 5.1, 17.2(l), 17.2(m), 18.0 or 23.5
                           of this Agreement or the part of Section 2.8.5 after the first sentence and any amendment to this Agreement which would result in a decrease of the discount and interest rates and fees determined hereunder;

                  (iv) any change in the definition of the Revolving Facility Commitment, Revolving Facility Maximum Amount, Majority Lenders, Percentage Loan Commitment, Swingline Exposure or Borrowing Base;

                  (v) the release of the Borrower or any Material Subsidiary from any of its indebtedness, liabilities and obligations under the Loan Documents; and

                  (vi) the release of any Security granted by the Borrower or any Material Subsidiary.

         (c) For greater certainty, the consent of a Hedging Lender shall not be required for the matters described in paragraphs (a) and (b) above, except that, subject to paragraph (f) below, all Hedging Lenders must consent to any proposed amendment or modification to the Loan Documents that adversely affects the Security or their enjoyment of the benefit of the Security.


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         (d)      If the Borrower or a Material Subsidiary requests that the
                  Lenders or Hedging Lenders consent or agree to any matter under the Loan Documents or to waive any Event of Default, it shall give written notice to the Agent and, within 15 Business Days (or such greater or lesser number of days as the Lenders or Hedging Lenders may agree upon) after the date of receipt of such notice from the Agent, each Lender and Hedging Lender shall advise the Agent, in writing, whether or not it consents, agrees or waives, as the case may be.

         (e) If, within the period specified in paragraph (d) above, any Lender or Hedging Lender fails to advise the Agent in writing that it does not consent, agree or waive, as the case may be, then that Lender or Hedging Lender shall be deemed not to have consented, agreed or waived, as the case may be.

         (f) Except as provided for in this Agreement, no Lender shall take any Action without the concurrence of the Majority Lenders. The consent of a Hedging Lender shall not be required for any Action.

         (g) If an Event of Default has occurred and is continuing then, upon becoming aware of the same, the Agent shall give written notice (the "NOTICE OF DEFAULT") to the Lenders, requesting their concurrence in taking any Action within a period of not less than 15 Business Days (or such greater or lesser number of days as the Lenders may agree upon) from the date of receipt by them of the Notice of Default.

         (h) A Lender shall, within the period specified in the Notice of Default, give written notice to the Agent of its concurrence or refusal to concur in the Action described in the Notice of Default.

         (i) If, within the period specified in the Notice of Default, any Lender fails to give written notice to the Agent that it does or does not concur, that Lender shall be deemed to have concurred in the taking of the Action described in the Notice of Default.

         (j) Each Lender and Hedging Lender shall do such things and execute such instruments as may be reasonably necessary to carry out an Action, if any, or to give effect to any other matter provided for in the Loan Documents.


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         (k)      The aggregate of all amounts received by the Lenders and all
                  Hedging Lenders:

                  (i) from enforcing or realizing upon the Loan Documents and the Hedging Program Contracts;

                  (ii) by way of combination, counterclaim, set-off or lien in respect of the Indebtedness, but in the case of any such amounts received by all Hedging Lenders, only if the Lenders and all Hedging Lenders are enforcing and realizing on the Securities; and

                  (iii) on any insolvency, winding-up, liquidation, bankruptcy or receivership of the Borrower or any Material Subsidiary;

                  shall be applied as follows:

                           (A) firstly, in payment in full of all costs and expenses incurred in connection with recovering or enforcing payment of the Indebtedness or any part or parts thereof or preserving or enforcing the Loan Documents and all Hedging Program Contracts;

                           (B) secondly, the balance, if any, in payment in full to each of the Lenders and each Hedging Lender in proportion to the amount of the Indebtedness to each under the Revolving Facility and in respect of the Hedging Program Senior Secured Amount, as the case may be, bears to the total of such Indebtedness; and

                           (C) thirdly, the balance, if any, in payment in full, pro rata, to all Hedging Lenders of the total of Hedging Program Subordinated Secured Amounts.

         (l) If any Lender or Hedging Lender at any time receives payment of all or any portion of the Indebtedness owing to it other than pursuant to or in accordance with Sections 2.7.3, 2.8.5 or 12.1 of this Agreement, paragraph (k) above or pursuant to a Hedging Program Contract, that Lender or Hedging Lender will forthwith give notice to that effect to the Agent, which will forward such notice to the other Lenders and Hedging Lenders. Any such Lender or Hedging Lender shall be deemed to have received such amount as trustee for the other Lenders and Hedging Lenders and will forthwith pay that amount to the Agent, and the Agent will apply and distribute that amount pursuant to the provisions of this Agreement


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                  as if it were a payment made by the Borrower or a Material
                  Subsidiary, as the case may be.


23.6     ADVICE

         If any Lender receives from the Borrower or any Material Subsidiary any information, notice or certificate delivered pursuant to or in compliance with the Loan Documents, then, unless it is clear that such information, notice or certificate has been delivered to the other Lenders, such Lender will forthwith deliver to the Agent and the Agent will forthwith deliver to the other Lenders, as the case may be, all such information, notices and certificates.

23.7     GENERAL

         (a) Each of the Lenders has exercised and will continue to exercise its independent credit judgment on any matter relating to the Loan Documents and the financial condition and the affairs of the Borrower and its Subsidiaries, and has not relied on and will not hereafter rely on any of the other Lenders or the Agent:

                  (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Person under or in connection with the Loan Documents or the transactions contemplated thereby, whether or not such information has been or is hereafter distributed to a Lender by one or more of the other Lender or the Agent;

                  (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, business, affairs or nature of the Borrower and its Subsidiaries or any other credit or banking matters relative to the Loan Documents; and

                  (iii) as to the due execution, legality, effectiveness, validity or enforceability of the Loan Documents or any other documentation or information delivered by the Borrower, a Material Subsidiary, a Lender, a Hedging Lender or the Agent in connection therewith or for the performance thereof by any party thereto or for the financial condition of the Borrower and its Subsidiaries. Any representation, warranty or condition express or implied by law or otherwise is hereby excluded.

         (b) Copies of the Loan Documents and all documents contemplated thereby have been made available to each of the Lenders and the Agent for review by them


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                  and each Lender and the Agent is satisfied with the form and substance of such documents.

         (c) If the Majority Lenders vote to determine that it is necessary for the Agent to expend money on collecting, recovering or enforcing payment of the Loans or enforcing the Loan Documents or protecting and preserving the Loan Documents, the cost thereof shall be shared among the Lenders and the Hedging Lenders in accordance with the Indebtedness owed to each.

         (d) Each of the Lenders acknowledges to and agrees with each of the other Lenders and the Agent that, except as otherwise provided in this Agreement:

                  (i) each Lender is entitled to exercise its rights, remedies and discretion under the Loan Documents in its sole best interests as it may determine;

                  (ii) no Lender has any duty or obligation to any other Lender, express or implied, in tort or otherwise, and shall not be liable to any other Lender, and the Agent shall not be liable to any of the Lenders for anything whatsoever (including gross negligence or willful misconduct) except for those duties and obligations expressly set out in the Loan Documents, but a Lender that fails to make its Revolving Facility Commitment for any Borrowing shall indemnify and hold harmless the other Lenders from all claims, demands, actions and causes of actions relating to or arising out of such failure;

                  (iii) each Lender is acting independently under the Loan Documents; and

                  (iv) nothing in the foregoing acknowledgment shall entitle a Lender to prevent or restrict the Agent from exercising rights or performing its obligations in accordance with the Loan Documents.

23.8     SHARING INFORMATION

         The Agent and the Lenders may share among themselves, by electronic means or otherwise, any information they may have from time to time concerning the Borrower and its Subsidiaries whether or not such information is confidential, but shall have no obligation to do so (except for any obligations of the Agent to provide information as required in the Loan Documents). Neither the Agent nor any Lender shall be responsible to the other or to the Borrower for any error, omission, interruption, loss or delay in transmission or delivery of any information delivered under the Loan Documents.


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23.9     ACKNOWLEDGMENT BY BORROWER

         The Borrower acknowledges notice of the terms of the provisions of this
Section 23.0 and agrees to be bound hereby to the extent of its obligations hereunder, and further agrees not to make any payments, take any action or omit to take any action which could result in the non-compliance by any Lender, any Hedging Lender or Agent with its obligations hereunder. Except under Section 23.4, nothing in this Section 23.0 shall confer or be deemed to confer any right, benefit or advantage on any Obligant.

23.10    AMENDMENTS TO SECTION 23.0

         The Borrower consents to the Agent and the Lenders entering into any agreement among themselves which has the effect of amending the rights and obligations of the Agent and the Lenders under this Section 23.0, provided that the substantive rights of the Borrower and its Subsidiaries are not materially adversely affected thereby.

24.0     CURRENCY INDEMNITY

24.1     INDEMNITY

                  If:

         (a) any amount payable under, or in connection with any matter relating to or arising out of, the Loan Documents, is received by the Agent or a Lender in a currency (herein called the "PAYMENT CURRENCY") other than that agreed to be payable thereunder (herein called the "AGREED Currency"), whether voluntarily or pursuant to an order, judgment or decision of any court, tribunal, arbitration panel or administrative agency or as a result of any bankruptcy, receivership, liquidation or other insolvency type proceedings or otherwise; and

         (b) the amount so produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency;

then:

         (c) the amount so received shall constitute a discharge of the liability of each Obligant under or in connection with the Loan Documents only to the extent of the amount received following the conversion described in paragraph (b) above; and


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         (d)      the Borrower shall indemnify and save the Lenders harmless from and against such deficiency and any loss or damage arising as a result thereof.

Any conversion pursuant to this Section 24.1 shall be made, if between Canadian Dollars and U.S. Dollars, at the Spot Rate of Exchange and otherwise at such prevailing rate of exchange on the date the Payment Currency is received by the Agent and in such market as is determined by the Agent, acting in accordance with normal banking procedures, as being the most appropriate for such conversion. The Borrower shall in addition pay the reasonable costs of such conversion.

24.2     INDEPENDENT OBLIGATION

         The indemnity set out in Section 24.1:

         (a) is an obligation of the Borrower which is separate and independent from all other obligations of the Borrower under the Loan Documents;

         (b)      gives rise to a separate and independent cause of action;

         (c) applies irrespective of any indulgence granted by or on behalf of the Lenders or the Agent; and

         (d) continues in full force and effect notwithstanding, and does not merge with, any order, judgment or decision of any court, tribunal, arbitration panel or administrative agency or as a result of any bankruptcy, receivership, liquidation or other insolvency type proceeding or otherwise as to any amount due under the Loan Documents or in connection therewith.

25.0     NO PARTNERSHIP

         Each Lender is acting individually under the Loan Documents and nothing in the Loan Documents or any action taken by the Lenders, any Hedging Lender or the Agent shall constitute or be construed as constituting any of them or the Borrower or any of its Subsidiaries or any other Person, a partnership, an association, a joint venture or any other entity or group.

26.0     TIME OF ESSENCE

         Time is of the essence of this Agreement.


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

27.0     GOVERNING LAW AND JURISDICTION

27.1.1 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and for the purpose of legal proceedings this Agreement shall be deemed to have been made in such Province and to be performed there.

27.1.2 The Courts of British Columbia shall have non-exclusive jurisdiction over all disputes which may arise under this Agreement, provided always that nothing contained in this Agreement shall prevent the Lenders (but not the Borrower) from proceeding at their election in the Courts of any other Province and the Borrower hereby irrevocably submits to each such jurisdiction, acknowledges the competence of each and the convenience and propriety of the venue thereof and agrees to be bound by any judgment thereof and hereby waives any and all objections which it may have to each such jurisdiction.

28.0     SEVERABILITY

28.1.1 If, in any jurisdiction, any section or any part of any section of this Agreement is held to be unenforceable or otherwise invalid such holding shall not in any way affect the enforceability or validity of the remaining sections or the remainder of such section of this Agreement in that jurisdiction or affect their enforceability or validity in any other jurisdiction.

28.1.2 The unenforceability or invalidity of the whole or any part of this Agreement against one of the parties hereto shall not in any way affect the enforceability or validity of the whole or any part of this Agreement against any of the other parties hereto or in any way affect, limit or restrict the rights, remedies, duties or obligations of any of the other parties against any of them.

29.0     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by facsimile signature and all of such counterparts taken together shall be deemed to constitute one and the same instrument and a facsimile signature shall have the same force and effect as if it were an original.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.


EXECUTED BY RIVERSIDE FOREST PRODUCTS LIMITED


Per:
     -----------------------------------


LENDERS:

EXECUTED BY BANK OF MONTREAL


Per: /s/ Michael Huband
     -----------------------------------
     Michael Huband, Director


EXECUTED BY HSBC BANK CANADA


Per:
     -----------------------------------


Per:
     -----------------------------------



HEDGING LENDERS:

EXECUTED BY BANK OF MONTREAL


Per: /s/ Michael Huband
     -----------------------------------
     Michael Huband, Director

EXECUTED BY HSBC BANK CANADA


Per:
     -----------------------------------


Per:
     -----------------------------------


AGENT:

EXECUTED BY BANK OF MONTREAL
in its capacity as Agent


Per: /s/ Michael Huband
     -----------------------------------
     Michael Huband, Director

                                   SCHEDULE A

                              BORROWING PROCEDURES

1. Any Draw Request made by the Borrower pursuant to Section 3.1 if made prior to the applicable times set out in paragraph 3 of this Schedule A shall be deemed to be made on the Business Day on which it was made and, if made after such applicable times, shall be deemed to be made on the next Business Day.

2.       The minimum amount and integral multiples of any:

         (a) Canadian Dollar Loan and U.S. Dollar Loan is $200,000 and $100,000, respectively;

         (b)      BA Loan is $1,000,000 and $200,000, respectively;

         (c)      LIBOR Loan is U.S. $1,000,000 and U.S. $100,000, respectively;
                  and

         (d) Swingline Loan will be as agreed upon by the Borrower and the Swingline Lender.

3.       (a)      Except in the case of a Swingline Loan, the Agent must receive a Draw Request by 12:00 noon one Business Day prior to the day of a Canadian Dollar Loan, U.S. Dollar Loan and a Borrowing by way of a BA Loan.

         (b) The Agent must receive a Draw Request by 10:30 a.m. three Business Days prior to a LIBOR Loan Borrowing.

         (c) In the case of a Letter of Credit, the Issuing Bank must receive a notice requesting the issuance of a Letter of Credit, together with any other information required pursuant to Section 2.8.2 by noon three days prior to the requested issuance date, or by such other time as has been previously agreed to by the Borrower and the Issuing Bank.

         (d)      The Swingline Lender will determine the notice for a Swingline
                  Loan.

4. By 4:00 p.m. on the date of receipt of the Draw Request, the Agent will notify each Lender in writing of the amount of the Percentage Loan Commitment of each Lender in any

Borrowing, the date of the Borrowing, the Prime Rate and the U.S. Base Rate, as the case may be. The Agent is authorized by the Borrower and each Lender to allocate amongst the Lenders the Loans which are the subject of the Draw Request in such manner and amounts as the Agent may, in its sole and unfettered discretion acting reasonably, consider necessary and equitable, rounding up or down, so as to ensure that no Lender has a participation with respect to a BA Loan for a fraction of $100,000 and in such event the amount of each Lender's Percentage Loan Commitment in any such Borrowing by way of Bankers Acceptances shall be altered accordingly.

5. By 10:00 a.m. on the date of a Borrowing of a BA Loan the Agent will, if necessary, contact the Schedule II/III Lenders and obtain their respective discount rates for the purposes of computing the BA Rate for the term specified by the Borrower.

6. By 11:00 a.m. two Business Days prior to the date of a Borrowing of a LIBOR Loan or 11:00 a.m. on the date of a Borrowing of a BA Loan the Agent will notify the Lenders of the applicable LIBOR or the BA Rate, as the case may be.

7. No later than 1:00 p.m. on the date of a Borrowing, each Lender will make available to the Agent:

         (a)      in the case of Canadian Dollars, pay through:

                  S.W.I.F.T. BIC Code: BOFMCAM2 Bank of Montreal International Banking Head Office Montreal, Quebec

                  ACCOUNT WITH:

                  Bank of Montreal
                  First Canadian Place
                  100 King Street West
                  Toronto, Ontario, M5X 1A1, Transit 0002
                  BENEFICIARY:  Account No. 00021455151
                  (Reference Internal Loan Agency Account) and:

         (b)      in the case of U.S. Dollars, pay through:

                  S.W.I.F.T. Code PNBPUS3NNYC Wachovia NA New York ABA# 0260-0509-2

                  BENEFICIARY'S BANK:

                  S.W.I.F.T. Code: BOFMCAM2 Bank of Montreal GPS Canada ACCOUNT
                  NUMBER: 2000192009878 BENEFICIARY: Account No. 00024681014
                  (Reference Internal Loan Agency Account)

or any other office of account designated by the Agent, for the Borrower's account, in Same Day Funds the principal amount of such Lender's Percentage Loan Commitment in the Borrowing, or for BA Loans the discounted amount less Stamping Fee, for such Lender, as the case may be.

8. Upon receipt of the principal amounts or, for BA Loans, the discounted amount less Stamping Fee, the Agent will transfer the amounts thereof to the accounts designated by the Borrower in the Draw Request no later than 3:00 p.m. on the date of the Borrowing. The Agent will provide all necessary particulars to each Lender to permit it to complete BA Loans as aforesaid.

9. At the request of the Agent, the Borrower will furnish each Lender with a supply of Bankers Acceptances, and with the dates, name of payee, principal amounts, the currency, rates of interest (if applicable), places of payment and maturity dates left blank, which have been executed in the name of and on behalf of the Borrower by authorized signatories. The safekeeping and proper completion of each Bankers Acceptance shall be the responsibility of the Lender holding it. The Borrower will deliver sufficient Bankers Acceptances as advised by the Agent from time to time. Upon termination of the Loan Agreement each Lender will deliver back to the Borrower all unaccepted Bankers Acceptances then in its possession.

10. Each Lender is hereby authorized to fill in dates, names of payees, principal amounts, the currency, the places of payment, maturity dates and interest rates to reflect the Percentage Loan Commitment of such Lender in respect of each Borrowing in accordance with telephone instructions from the Agent, which will in all instances be confirmed in writing by the Agent.

11. All Bankers Acceptances when completed as aforesaid or when completed in accordance with the provisions of the power of attorney shall constitute legal, valid and binding obligations of the Borrower.

12. In the event any officer of the Borrower who has signed a Bankers Acceptance shall cease to be an officer before such Bankers Acceptance is delivered to or by a Lender such Bankers Acceptance nevertheless may be completed by such Lender, unless the Agent has received from any two members of Senior Management notice of same, with the same force and effect as if such officer signing had not ceased to be an officer of the Borrower and such Bankers Acceptance, when completed by a Lender in accordance herewith, will become and be a legal, valid and binding obligation of the Borrower.

13. The responsibility of each Lender and the Agent is limited to loss arising by reason of negligence or default or willful misconduct of such Lender or the Agent, as the case may be, its officers or employees, and no Lender nor the Agent shall have any liability or obligation in any respect whatsoever as to Bankers Acceptances completed upon instructions received in accordance with the Agreement, and shall not be responsible for instructions so received, and the Borrower hereby agrees to indemnify and hold harmless the Lenders and the Agent from any claims, demands, actions or causes of actions with respect to any Bankers Acceptances completed by the Lenders as herein provided.

                                   SCHEDULE B

                              OFFICER'S CERTIFICATE
                              ---------------------


                  On behalf of Riverside Forest Products Limited (the "Borrower"), and without personal liability, I, , hereby certify that:

1.       I am the of the Borrower.

2. I am familiar with and have examined the provisions of the agreement (the "Loan Agreement") dated March 31, 2004, among the Borrower, the Several Financial Institutions from time to time named as Lenders on the signature page thereto, Bank of Montreal as Hedging Lender, HSBC Bank Canada as Hedging Lender and Bank of Montreal, as Agent. (Expressions used in this Certificate shall have the meanings given by the Loan Agreement).

3. I have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower and based on the foregoing and as of the date of this certificate:

         (a) to the best of my knowledge, no Event of Default or Potential Default has occurred and is continuing which has not been previously disclosed in writing to the Agent or the Lenders;

                  (If the above is not correct state the nature of such Event of Default or Potential Default and the appropriate reference in the Loan Agreement and provide particulars of steps being taken to remedy or cure the Event of Default or Potential Default.)

         (b) based on the Borrower's quarterly interim Financial Statements, in respect of the quarter ending immediately prior to the date of this certificate (the "Quarter"):

                  (i) Consolidated Net Income and Interest Expense for the Quarter were $ and $, respectively;

                  (ii) EBITDA for the Quarter and for the most recent four quarters were $ and $, respectively;

                  (iii) Consolidated Tangible Net Worth as at the end of the Quarter was $;

                  (iv) FX Gain/Loss as at the end of the Quarter was $, and since the quarter ending March 31, 2004, is $.;

                  (v)      Total Debt as at the end of the Quarter was $;

                  (vi) the Interest Coverage Ratio at the end of the Quarter was ; and

                  (vii) the Debt/EBITDA Ratio for the most recent four quarters was ;

                  (viii) the Debt/Capitalization Ratio as at the end of the Quarter was $,

         (c)      for the Quarter:

                  (i) consolidated Debt of the Borrower and its Material Subsidiaries secured by Permitted Encumbrances at the end of the Quarter was $;

                  (ii) the value of property of the Borrower and its Subsidiaries sold except as permitted by Section 17.5(b) during such Quarter was $; and

                  (iii) Debt permitted by Section 17.5(d)(iii) outstanding at the end of the Quarter was $;

(Attached is an Addendum and the working papers showing the calculations and details for paragraphs (b) and (c).)

                  I give this certificate in my capacity as an officer of the Borrower and not in my personal capacity.

                  DATED at __________, British Columbia, this ____ day of _______________, 20.


                                               --------------------------------
                                               Title:

              ADDENDUM TO OFFICER'S CERTIFICATE DATED _____________


                           QUARTER ENDING:                12/31/03    03/31/04    06/30/04    09/30/04    12/31/04    03/31/05
                                                          --------    --------    --------    --------    --------    --------
     (C$,000)                                             Example
     INTEREST COVERAGE RATIO                              Only
     -----------------------
     Net Sales                                            $174,044
     less: Cost of Products Sold                         -$143,287
         Selling & Administration Expense                  -$7,688
     plus: amortization & depreciation included above           $0
         realized FX gains (losses) from forest
           products operations                              $2,419
         other cash gains (losses) from forest
           products operations
                                                   --------------------------------------------------------------------------------
     EBITDA for the quarter                                     $0          $0          $0          $0          $0          $0
                                                   --------------------------------------------------------------------------------
     EBITDA for the last 12 months                         $25,488     $25,488     $25,488     $25,488          $0          $0
                                                   --------------------------------------------------------------------------------
                                                            $4,112
     Interest on long term debt (as reported)
     All other interest expense
     less: interest income                                   -$438
                                                   --------------------------------------------------------------------------------
     Interest Expense for the quarter                       $3,674          $0          $0          $0          $0          $0
                                                   --------------------------------------------------------------------------------
     Interest Expense for the last 12 months                $3,674      $3,674      $3,674      $3,674          $0          $0

                            INTEREST COVERAGE RATIO          6.94X       6.94X       6.94X       6.94X  #DIV/0!     #DIV/0!     #DIV
                                           Covenant    >2.00X      >2.00X      >2.00X      >2.00X       >2.00X      >2.00X      >2.0

     TOTAL DEBT/TOTAL CAPITALIZATION
     -------------------------------
     Short Term Debt                                            $0
     Current Portion Long Term Debt                        $25,032
     Long Term Debt                                        $34,942
     Capital Leases                                             $0
     Mortgages                                                  $0
     Guarantees                                                 $0
     Outstanding Letters of Credit / BA's                       $0
     Other contingent liabilities
33   Add unrealized FX GAIN on debt (1)
34   Add PREVIOUS cumulative total unrealized FX
       Gains
35   Deduct unrealized FX LOSS on debt (1)(enter
     as a negative)
36   Deduct PREVIOUS cumulative total unrealized
       FX Loss
                                                   --------------------------------------------------------------------------------
     Total Debt                                            $59,974          $0          $0          $0          $0          $0

     Shareholders' Equity (as reported)                   $183,445
                                                   --------------------------------------------------------------------------------
     Deduct cumulative unrealized FX GAIN on debt
     (1)(2)                                                -$8,121
                                                   --------------------------------------------------------------------------------
     Add cumulative unrealized FX LOSS on debt
     (1)(3)                                                     $0
                                                   --------------------------------------------------------------------------------
     Equity                                               $175,324
                                                   --------------------------------------------------------------------------------
     Total Capitalization                                 $243,419          $0         $0           $0          $0          $0

                    TOTAL DEBT/TOTAL CAPITALIZATION           28.0% #DIV/0!    #DIV/0!    #DIV/0!    #DIV/0!    #DIV/0!    #DIV/0!
                                           Covenant    <60.0%       <60.0%     <60.0%     <60.0%     <60.0%     <60.0%     <60.0%

     CONSOLIDATED TANGIBLE NET WORTH
     -------------------------------
     Net Earnings (loss)                                   $17,501

     Shareholders' Equity                                 $183,445
     less: Deferred Financing Costs                          -$404
           Goodwill                                             $0
           Other Deferred Assets                                $0
           Other Intangibles                                    $0
                                                   --------------------------------------------------------------------------------
                    CONSOLIDATED TANGIBLE NET WORTH       $183,041          $0          $0          $0          $0          $0
                                           Covenant       $168,751    $168,751    $168,751    $168,751    $168,751    $168,751

     DEBT/EBITDA (FOR APPLICABLE MARGIN)
     -----------------------------------
     Short Term Debt
     Current Portion Long Term Debt
     Long Term Debt
     Add cumulative unrealized FX GAIN on debt
     (1)(4)
     Deduct cumulative unrealized FX LOSS on debt
     (1)(5)
     less: Balance in Sinking Fund (appropriately
     adjusted)

     Debt

     EBITDA for the last 12 months (as calculated above)
                                        DEBT/EBITDA

                           QUARTER ENDING:                06/30/05    09/30/05    12/31/05    03/31/06    06/30/06    09/30/06
     (C$,000)
     INTEREST COVERAGE RATIO
     -----------------------
     Net Sales
     less: Cost of Products Sold
         Selling & Administration Expense
     plus: amortization & depreciation included above
         realized FX gains (losses) from forest
           products operations
         other cash gains (losses) from forest
           products operations
                                                   --------------------------------------------------------------------------------
     EBITDA for the quarter                                     $0          $0          $0          $0          $0          $0
                                                   --------------------------------------------------------------------------------
     EBITDA for the last 12 months                              $0          $0          $0          $0          $0          $0
                                                   --------------------------------------------------------------------------------

     Interest on long term debt (as reported)
     All other interest expense
     less: interest income
                                                   --------------------------------------------------------------------------------
     Interest Expense for the quarter                           $0          $0          $0          $0          $0          $0
                                                   --------------------------------------------------------------------------------
     Interest Expense for the last 12 months                    $0          $0          $0          $0          $0          $0

                            INTEREST COVERAGE RATIO    #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!
                                           Covenant    0X          >2.00X      >2.00X      >2.00X      >2.00X      >2.00X

     TOTAL DEBT/TOTAL CAPITALIZATION
     -------------------------------
     Short Term Debt
     Current Portion Long Term Debt
     Long Term Debt
     Capital Leases
     Mortgages
     Guarantees
     Outstanding Letters of Credit / BA's
     Other contingent liabilities
33   Add unrealized FX GAIN on debt (1)
34   Add PREVIOUS cumulative total unrealized FX
       Gains
35   Deduct unrealized FX LOSS on debt (1)(enter
     as a negative)
36   Deduct PREVIOUS cumulative total unrealized
       FX Loss
                                                   --------------------------------------------------------------------------------
     Total Debt                                                 $0          $0          $0          $0          $0          $0

     Shareholders' Equity (as reported)
                                                   --------------------------------------------------------------------------------
     Deduct cumulative unrealized FX GAIN on debt
     (1)(2)
                                                   --------------------------------------------------------------------------------
     Add cumulative unrealized FX LOSS on debt
     (1)(3)
                                                   --------------------------------------------------------------------------------
     Equity
                                                   --------------------------------------------------------------------------------
     Total Capitalization                                       $0          $0          $0          $0          $0          $0

                    TOTAL DEBT/TOTAL CAPITALIZATION    #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!
                                           Covenant    <60.0%      <60.0%      <60.0%      <55.0%      <55.0%      <55.0%

     CONSOLIDATED TANGIBLE NET WORTH
     -------------------------------
     Net Earnings (loss)

     Shareholders' Equity
     less: Deferred Financing Costs
           Goodwill
           Other Deferred Assets
           Other Intangibles
                                                   --------------------------------------------------------------------------------
                    CONSOLIDATED TANGIBLE NET WORTH             $0          $0          $0          $0          $0          $0
                                           Covenant    $168,751    $168,751    $168,751    $168,751    $168,751    $168,751

     DEBT/EBITDA (FOR APPLICABLE MARGIN)
     -----------------------------------
     Short Term Debt
     Current Portion Long Term Debt
     Long Term Debt
     Add cumulative unrealized FX GAIN on debt
     (1)(4)
     Deduct cumulative unrealized FX LOSS on debt
     (1)(5)
     less: Balance in Sinking Fund (appropriately
     adjusted)
                                                   --------------------------------------------------------------------------------
     Debt                                                       $0          $0          $0          $0          $0          $0
                                                   --------------------------------------------------------------------------------
     EBITDA for the last 12 months  (as  calculated
     above)                                                     $0          $0          $0          $0          $0          $0
                                        DEBT/EBITDA    #DIV/0!       #DIV/0!   #DIV/0!     #DIV/0!     #DIV/0!     #DIV/0!

(1) Per Statement of Operations and Retained Earnings, starting with quarter ending March 31, 2004
(2)  Total of rows 33 and 34, multiplied by -1
(3)  Total of rows 35 and 36, multiplied by -1
(4)  Total of rows 33 and 34
(5)  Total of rows 35 and 36

                                   SCHEDULE C

                             BANK CREDIT FACILITIES,
                          THIRD PARTY DEBT INSTRUMENTS,
                     LETTERS OF CREDIT AND HEDGING CONTRACTS
                     ---------------------------------------


I.       CREDIT FACILITIES TO BE CANCELLED ON CLOSING DATE

A.       RIVERSIDE FOREST PRODUCTS LIMITED

1. Series B-D Notes: US $30,111,102 plus interest and a "make-whole" premium.

2.       US $25 million loan facility with HSBC Bank Canada.

B.       RFP POWER LTD.

1.       $25 million loan facility with HSBC Bank Canada.

C.       LIGNUM LIMITED ("LIGNUM")

1.       $500,000 overdraft facility with The Bank of Nova Scotia.

2.       HSBC facilities:

         (a)      $28 million loan facility with HSBC Bank Canada.

         (b) $500,000 demand loan facility with HSBC to finance capital expenditures (no outstanding balance).

         (c)      Foreign Exchange Facility (no outstanding contracts).

         (d) $6 million non-revolving demand loan to fund a special dividend ($4,445,387.34 balance outstanding)

II.      CREDIT FACILITIES TO REMAIN AFTER CLOSING DATE

A.       EXISTING LETTERS OF CREDIT

1.       Issued on Behalf of
         THE BORROWER BY HSBC BANK CANADA

         HSBC Bank Canada currently holds indemnities for each Letter of Credit described below and a trade finance general agreement. The provisions of the Loan Agreement shall prevail over these documents. In all other respects, they are hereby confirmed by Riverside Forest Products Limited and HSBC Bank Canada.

            TYPE         CCY         O/S AMOUNT        START            DUE
            ----         ---         ----------        -----            ---
             GTE         CAD            496.05       02 Mar 04       01 Mar 05
             GTE         CAD         20,000.00       15 Mar 04       14 Mar 05
             GTE         CAD          5,000.00       15 Mar 04       14 Mar 05
             GTE         CAD         25,000.00       15 Mar 04       14 Mar 05
             GTE         CAD        181,700.00       15 Mar 04       14 Mar 05
             GTE         CAD         72,633.00       01 Apr 03       31 Mar 05
             GTE         CAD         84,901.00       01 Apr 03       31 Mar 05
             GTE         CAD         37,280.00       01 Apr 03       31 Mar 05
             GTE         CAD         36,820.00       01 Apr 03       31 Mar 05
             GTE         CAD         19,517.00       01 Apr 03       31 Mar 05
             GTE         CAD         41,025.00       01 Apr 03       31 Mar 05
             GTE         CAD         90,000.00       01 Apr 03       31 Mar 05
             GTE         CAD         55,000.00       01 Apr 03       31 Mar 05
             GTE         CAD         15,000.00       01 Apr 03       31 Mar 05
             GTE         CAD          9,139.00       01 Apr 03       31 Mar 05
             GTE         CAD          5,786.00       01 Apr 03       31 Mar 05
             GTE         CAD         27,478.00       01 Apr 03       31 Mar 05

2.       Issued on Behalf of
         RFP POWER LTD. BY HSBC BANK CANADA

            TYPE         CCY         O/S AMOUNT        START            DUE
            ----         ---         ----------        -----            ---
             GTE         CAD       $290,400.00       07 Jul 03       06 Jul 04

3.       Issued on Behalf of
         LIGNUM BY HSBC BANK CANADA

            TYPE         CCY         O/S AMOUNT        START            DUE
            ----         ---         ----------        -----            ---
             GTE         CAD       $368,700.00       10 May 01       10 May 04

B.       HEDGING CONTRACTS

1. Existing Hedging Program Contracts -- Riverside Forest Products Limited / HSBC Bank Canada

2. Existing Unsecured Financial Instrument Obligations -- Lignum / The Bank of Nova Scotia


C.       CORPORATE CREDIT CARD

1. Indemnity Agreement between HSBC Bank Canada and Riverside Forest Products Limited, dated November 22, 1999.

2.       $250,000 limit.

                                    SCHEDULE D

                                    ADDRESSES
                                    ---------


BORROWER AND MATERIAL SUBSIDIARIES:

Riverside Forest Products Limited
820 Guy Street
Kelowna, British Columbia  V1Y 7R5

ATTENTION:      Chief Financial Officer
Telephone:      (250) 762-3411
Facsimile:      (250) 762-6888

LIGNUM LIMITED, RFP POWER LTD. OR RFP TIMBER LTD.:

c/o Riverside Forest Products Limited
820 Guy Street
Kelowna, British Columbia  V1Y 7R5

ATTENTION:      Chief Financial Officer
Telephone:      (250) 762-3411
Facsimile:        (250) 762-6888

LENDERS:

Bank of Montreal
Suite 1800, 885 West Georgia Street
Vancouver, British Columbia  V6C 3E8

ATTENTION:      Vice-President
Telephone:      (604) 443-1436
Facsimile:      (604) 443-1408


HSBC Bank Canada
Suite 200, 885 West Georgia Street
Vancouver, British Columbia  V6C 3G1

ATTENTION:      Vice-President
Telephone:      (604) 641-1955
Facsimile:      (604) 641-1169

AGENT:

Bank of Montreal
Global Distribution Canada, Financial Services
19th Floor, First Canadian Place
100 King Street West
Toronto, Ontario  M5X 1A1

ATTENTION:      Manager/Officer, Global Distribution Servicing
Telephone:      (416) 867-5612
Facsimile:      (416) 867-5718

FOR FINANCIAL DISTRIBUTION:

Bank of Montreal
Global Distribution Canada, Financial Services
4th Floor, First Canadian Place
100 King Street West
Toronto, Ontario  M5X 1H3

ATTENTION:      Deal Specialist, Global Distribution Servicing
Telephone:      (416) 359-4565
Facsimile:      (416) 867-5938


HEDGING LENDERS:

Bank of Montreal
Suite 1800, 885 West Georgia Street
Vancouver, British Columbia  V6C 3E8

ATTENTION:      Vice-President
Telephone:      (604) 443-1436
Facsimile:      (604) 443-1408


HSBC Bank Canada
Suite 500, 885 West Georgia Street
Vancouver, British Columbia  V6C 3E9

ATTENTION:      AVP Treasury
Telephone:      (604) 641-1935
Facsimile:      (604) 641-1841

                                   SCHEDULE E

                              ASSIGNMENT AGREEMENT
                              --------------------

         THIS ASSIGNMENT AGREEMENT made as of the ___ day of __________ , 20__

BETWEEN:

         THE FINANCIAL INSTITUTIONS FROM TIME TO TIME NAMED AS LENDERS ON THE SIGNATURE PAGE OF A CERTAIN LOAN AGREEMENT DATED MARCH 31, 2004, BETWEEN THEM, THE BORROWER, THE HEDGING LENDERS AND THE AGENT

         (collectively the "Lenders" and individually a "Lender")

AND:

         ______________________________________________________

         (the "Assignor")

AND:

         ______________________________________________________

         (the "Assignee")

AND:

         BANK OF MONTREAL, as administrative agent

         (in such capacity the "Agent")


WHEREAS:

A. Riverside Forest Products Limited (the "Borrower"), the Hedging Lenders (as defined herein), the Lenders (including the Assignor) and the Agent entered into an agreement (hereinafter called the "Loan Agreement") dated March 31, 2004, pursuant to which the Lenders agreed to make available to the Borrower a credit facility of up to $60 million Canadian Dollars on the terms and conditions therein set out; and

B. Pursuant to Section 22.3 of the Loan Agreement the Assignor wishes to assign (all/a portion) of its Revolving Facility Commitment and Percentage Loan Commitment to the Assignee.

         WITNESSES THAT in consideration of the premises and of the agreements hereinafter set forth and of other consideration, (the receipt and sufficiency of which is hereby acknowledged) the parties agree as follows:

1. Terms and expressions used in this Agreement which are defined in the Loan Agreement have the meaning given therein.

2. The Assignor hereby assigns and transfers to the Assignee all of the Assignor's rights and obligations under the Loan Documents to the extent of Cdn. $ of its Revolving Facility Commitment and % of its Percentage Loan Commitment (such assigned rights and obligations being hereinafter called the "Assigned Rights").

3. The Assignee hereby accepts the assignment and transfer of the Assigned Rights from the Assignor and hereby acquires and assumes as its Revolving Facility Commitment and Percentage Loan Commitment the following:

         Revolving Facility Commitment             Cdn. $________
         Percentage Loan Commitment                _____%

4. Contemporaneously herewith the Assignee shall be deemed to have executed and to have been named on the signature pages of the Loan Agreement and any other Loan Document executed by the Lenders and Schedule H to the Loan Agreement shall be deemed to have been amended accordingly.

5. The Assignee agrees to be bound by all of the terms of the Loan Documents and, to the extent of its Revolving Facility Commitment and Percentage Loan Commitment, hereby assumes all of the obligations of the Assignor under the Loan Documents as at the date hereof, including, without limitation, the appointment of the Agent as agent for the Assignee with the rights, duties and responsibilities set out in the Loan Documents.

6. The Assignee agrees to pay to the Agent the fee specified in Section 22.3(d) of the Loan Agreement.

7. Without limiting the generality of this Agreement, the Lenders, other than the Assignor, the Agent and the Assignee, in the case of the Loan Documents, hereby assume obligations and acquire rights in respect of each other which differ from the Assigned Rights only insofar as the obligations assumed and the rights acquired are owed to, and constituted by claims against, the Assignee and not the Assignor.

8. The Agent, the Lenders, other than the Assignor, and the Assignee acknowledge and agree that they shall have the same rights and obligations among themselves that they would have acquired and assumed had the Assignee been an original party to the Loan Documents with the additional obligations assumed and rights acquired as a result of the assignment and transfer provided for herein.

9. The Assignee acknowledges and confirms that it has not relied upon, and that none of the Agent nor any other Lender has made, any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Loan Documents or any other documentation or information delivered by the Assignor or the Agent to the Assignee in connection therewith or for the performance thereof by any party thereto or for the financial condition of the Borrower and any Subsidiary. All representations, warranties and conditions expressed or implied by law or otherwise are hereby excluded.

10. The Assignee represents and warrants to the other parties hereto that it has the power and capacity to enter into this Agreement and to observe and perform its obligations arising herefrom and that the execution and delivery of this Agreement and the observance and performance of such obligations has been duly authorized.

As from the date of this Agreement the Assignee shall be and shall be deemed to be for all purposes a Lender under the Loan Documents as if it had been an original party thereto.

12. This Agreement shall be governed by and construed in accordance with the laws of British Columbia and for the purpose of legal proceedings this Agreement shall be deemed to have been made in such Province and to be performed there.

13. This Agreement may be executed in any number of counterparts and by facsimile signature and all such counterparts taken together shall be deemed to constitute one and the same instrument and a facsimile signature shall have the same force and effect as an original signature.

14. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their permitted successor and assigns.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.


EXECUTED by the LENDERS, by their agent
the Agent pursuant to Section 22.3 of
the Loan Agreement on the ____ day
of _______________, 20__.


Per:
     ---------------------------------


EXECUTED by (INSERT NAME OF ASSIGNOR) on the ____ day of _____________, 20__.


Per:
     ---------------------------------



EXECUTED by (INSERT NAME OF ASSIGNEE) on the ____ day of _____________, 20__.


Per:
     ---------------------------------



EXECUTED by BANK OF MONTREAL in its
capacity as Agent on the _____ day
of _______________, 20__.


Per:
     ---------------------------------

                                   SCHEDULE F

                              MATERIAL SUBSIDIARIES
                              ---------------------


Lignum Limited
RFP Power Ltd.
RFP Timber Ltd.

                                   SCHEDULE G

                                FORM OF GUARANTEE
                            FROM MATERIAL SUBSIDIARY
                            ------------------------


         THIS AGREEMENT dated the day of , 20.

BETWEEN:

         _____, _____, V_____

         Facsimile No. (___) _______________

         (the "Guarantor")

AND:

         THE SEVERAL PERSONS FROM TIME TO TIME NAMED AS LENDERS PURSUANT TO THAT CERTAIN LOAN AGREEMENT DATED MARCH 31, 2004 between them, Riverside Forest Products Limited, Bank of Montreal in its capacity as a Hedging Lender, HSBC Bank Canada in its capacity as a Hedging Lender and Bank of Montreal, in its capacity as Agent

         (the "Lenders")

AND:

         BANK OF MONTREAL, as a Hedging Lender

         (in such capacity, a "Hedging Lender")

AND:

         HSBC BANK CANADA, as a Hedging Lender

         (in such capacity, a "Hedging Lender")

AND:

         BANK OF MONTREAL, Global Distribution Canada, Financial Services, 19th Floor, First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1A1, in its capacity as Agent Facsimile No. (416) 867-5718

         (the "Agent")

BACKGROUND:

A. Pursuant to an agreement (the "Loan Agreement") dated March 31, 2004, the Lenders agreed to make available to Riverside Forest Products Limited (the "Debtor") a credit facility (the "Credit Facility") of up to $60 million;

B. The Hedging Lenders may (but are under no obligation to) make available a Hedging Program (as defined in the Loan Agreement); and

C. The Lenders agreed to make available the Credit Facility on condition, among other things, that the Guarantor execute and deliver this Agreement.

         WITNESSES that in consideration of the matters mentioned in the Recitals and of other consideration (the receipt and sufficiency of which is hereby acknowledged by the Guarantor), the parties agree as follows:

1.0      INTERPRETATION

1.1 In this Agreement, unless otherwise defined or unless the context otherwise requires:

         "AGREEMENT" means this guarantee agreement as amended, modified, varied, supplemented, restated or replaced from time to time.

         "DEBTOR'S OBLIGATIONS" has the meaning given by Section 2.1.

         "GUARANTOR INDEBTEDNESS" means all indebtedness and liabilities, present and future, direct and indirect, absolute or contingent, whether principal or interest, royalties, fees or otherwise, of the Debtor to the Guarantor.

         "GUARANTOR OBLIGATIONS" has the meaning given by Section 3.1.

         "GUARANTOR SECURITIES" means any and all security now or hereafter taken or held by the Guarantor or any person on its behalf from the Debtor or any other person in connection with the Guarantor Indebtedness and includes any mortgage, charge, lien, pledge, security interest or encumbrance and any amendment, variation, replacement or supplemental thereto or renewal thereof and also includes the real or personal property (if any) to which the security relates.

         "LENDERS" includes the Issuing Bank and the Swingline Lender, each as defined in the Loan Agreement.

         "LOAN AGREEMENT" has the meaning given in Recital A.

         "LOAN DOCUMENTS" has the meaning given by the Loan Agreement.

         "SECURITIES" means any and all security now or hereafter taken or held by the Lenders or the Hedging Lenders or any person on their behalf from the Guarantor or the Debtor or any other person in connection with the Debtor's Obligations and includes any mortgage, charge, lien, pledge, security interest or encumbrance and any amendment, variation, replacement or supplemental thereto or renewal thereof and also includes the real or personal property (if any) to which the security relates.

         "TAXES" means all present and future taxes, levies, imposts, deductions, charges, and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof, including, without limitation and notwithstanding the remaining part of this definition, taxes and withholdings levied or imposed or due pursuant to Part XIII of the INCOME TAX ACT (Canada), but shall not include franchise taxes, branch profits taxes and taxes imposed on or measured by a Lender's or a Hedging Lender's income or receipts or minimum tax in lieu thereof, taxes imposed on or measured by a Lender's or a Hedging Lender's capital, federal large corporations tax levied or assessed against a Lender or a Hedging Lender or other taxes of general application levied or assessed against a Lender or a Hedging Lender and interest thereon and penalties with respect thereto.

1.2 References to the Guarantor and the Debtor include their respective successors and permitted assigns.

1.3 References to the Lenders, the Hedging Lenders and the Agent include their respective successors and assigns.

1.4 References to winding-up or bankruptcy include winding-up, liquidation, dissolution and the placing of the corporation or person under official management or receivership, order, arrangement, proposal or other similar proceedings.

1.5 References to facilities and financial accommodation (including, without limitation, the Credit Facility, a Hedging Program and the Loan Documents) include such facilities and financial accommodation as may be amended, varied, consolidated, replaced, renewed, restated, extended, increased or decreased from time to time.

1.6 References to Sections, subsections and paragraphs are references to sections, subsections and paragraphs of this Agreement.

1.7 Unless the context otherwise requires, words, importing the singular include the plural and vice versa and words importing any gender include every gender.

2.0      GUARANTEE

2.1      The Guarantor hereby unconditionally guarantees to the Lenders and the
Agent:

         (a) the due and punctual payment by the Debtor of every indebtedness and liability, present and future, direct or indirect, absolute or contingent, matured or unmatured, of the Debtor to the Lenders, the Hedging Lenders and the Agent, and each of them, relating to or arising out of the Credit Facility, a Hedging Program and the Loan Documents, as the case may be, with the intent that should the Debtor default in the due and punctual payment of such indebtedness or liability or any part or parts thereof, the Guarantor shall pay such indebtedness and liability immediately on demand to the Lenders, the Hedging Lenders and the Agent, and each of them, as the case may be; and

         (b) the due and punctual observance and performance by the Debtor of all its other liabilities, obligations and agreements, present and future, direct or indirect, absolute or contingent, matured or unmatured, to the Lenders, the Hedging Lenders and the Agent, and each of them, relating to or arising out of the Credit Facility, a Hedging Program and the Loan Documents, as the case may be, which cannot be performed by payment under paragraph (a) above with the intent that should the Debtor make default or fail in the performance or observance of any such liabilities, obligations and agreements, the Guarantor shall indemnify the Lenders, the Hedging Lenders, and the Agent, and each of them, as the case may be, against all losses, damages, costs and expenses which may be incurred, suffered or sustained by the Lenders, the Hedging Lenders and the Agent and each of them, as the case may be, by reason of such default or failure on the part of the Debtor and shall pay to the Lenders, the Hedging Lenders and the Agent and each of them, as the case may be, on demand all such losses, damages, costs and expenses which the Lenders, the Hedging Lenders and the Agent, and each of them, as the case may be, may incur, suffer or sustain as a result thereof, including, without limitation, any funding losses, indemnities and fees and expenses of counsel whenever and as often as such default or failure shall occur,

(all of which indebtedness, liabilities, obligations and agreements specified in this Section 2.1 are hereinafter referred to as the "Debtor's Obligations").

2.2 The guarantee of the Debtor's Obligations pursuant to Section 2.1 is a continuing guarantee and shall be irrevocable and remain in full force and effect until the whole of the Debtor's Obligations have been paid or satisfied.

3.0      GUARANTOR OBLIGATIONS

3.1 Notwithstanding anything herein to the contrary and without prejudice to the rights or remedies of the Lenders, the Hedging Lenders and the Agent, as the case may be, against the Debtor as principal debtor, as between the Guarantor on the one hand and the Lenders, the Hedging Lenders and the Agent, as the case may be, on the other, the Guarantor's guarantee of the Debtor's Obligations pursuant to Section 2.1 (hereinafter referred to as the "Guarantor Obligations") is a principal obligation and not merely the obligation of a surety and the Lenders, the Hedging Lenders and the Agent, as the case may be, shall not be required to proceed against the Debtor, exhaust any remedies they may have against the Debtor or enforce any of the Securities but shall be entitled to demand and receive payment and performance from the Guarantor when any payment or performance is due under this Agreement.

3.2 If an Event of Default (as defined in the Loan Agreement) occurs, and if (a) the Agent shall make demand for payment of the Debtor's Obligations or
(b) the Agent shall declare the Debtor's Obligations to be due and payable, the Guarantor as a primary obligor and not merely as surety shall forthwith, on demand by the Agent, pay to the Agent, for and on behalf of the Lenders, the Hedging Lenders and the Agent the full amount of the Debtor's Obligations due and payable (by acceleration or otherwise) by the Debtor. Any and all such payments shall be final and shall be free from any claim, counterclaim or defence of the Guarantor against the Lenders, the Hedging Lenders and the Agent. The guarantee of the Debtor's Obligations pursuant to Section 2.1 is a guarantee of payment and not merely of collection. The Guarantor hereby waives all defences of a surety to which it may be entitled by statute or otherwise.

3.3 Notwithstanding anything herein to the contrary, the obligations of the Guarantor under this Agreement shall be absolute and unconditional in any and all circumstances and the liability of the Guarantor under this Agreement shall not be abrogated, prejudiced, discharged or otherwise affected by any fact, circumstance or thing whatsoever which, but for the provisions of this Agreement, would or might operate to abrogate, prejudice, discharge or otherwise affect the obligations of the Guarantor under this Agreement, including, without limitation, any one or more of the following (whether or not any such matter, fact or thing was or should have been known to the Lenders, the Hedging Lenders and the Agent, or any of them, before any of the Debtor's Obligations were incurred):

         (a) any release, discharge, relinquishment, amendment, increase, decrease, compounding, abandonment, transfer, assignment, waiver or other variation of the Debtor's Obligations, the Loan Documents or the Securities or other arrangements now or from time to time hereafter in force between the Lenders, the Hedging Lenders, the Agent and the Debtor or the replacement of any such obligations or arrangements with new obligations or arrangements, whether with or without the consent of the Guarantor, including, without limitation, any increase in the amount of the Debtor's Obligations (including an increase in the authorized amount of the Credit Facility or a Hedging Program), the variation in the time or method of payment, the increase or variation in any fee or interest rate, the variation of the method of calculation of any fee or interest rate, or any increase in costs, fees, expenses or outgoings; or

         (b) the granting of time, credit or any other indulgence or concession to the Debtor by the Lenders, the Hedging Lenders or the Agent, whether with or without the consent of the Guarantor; or

         (c) any judgment or rights which the Lenders or the Agent may have or exercise against the Debtor; or

         (d) the whole or any part of the Credit Facility, a Hedging Program, the Loan Documents or any of the Securities being or becoming wholly or partially illegal, void, voidable or unenforceable, whether by reason of any statute (including but not limited to any statute of limitation) or for any other reason whatsoever; or

         (e) the Lenders, the Hedging Lenders or the Agent becoming a party to or becoming bound by any compromise of debts, assignments of property, scheme of arrangement or scheme of reconstruction by or relating to the Debtor or the

                  Guarantor or their respective affairs or the acceptance by the Lenders, the Hedging Lenders or the Agent of any sum of money thereunder; or

         (f) the insolvency, winding-up or bankruptcy of the Debtor or the Guarantor or the reconstruction, reorganization, amalgamation, merger or absorption of the Debtor or the Guarantor; or

         (g) the failure by the Lenders, the Hedging Lenders or the Agent to take or obtain any security from the Debtor, the Guarantor or any other person whether in respect of the Debtor's Obligations or the Guarantor Obligations or otherwise; or

         (h) any assignment or transfer by any Lender or the Agent of the benefit of and rights under this Agreement, the Credit Facility, the Loan Documents or the Securities; or

         (i) the granting of any security by the Guarantor, the Debtor or any other person to the Lenders, the Hedging Lenders or the Agent or the fact that any negotiable or other instrument is still in circulation or outstanding; or

         (j) the fact that any of the Securities may be issued after the execution of this Agreement; or

         (k) the Lenders, the Hedging Lenders or the Agent failing to perfect, register or maintain perfection or registration of any of the Securities; or

         (l) in the event the Debtor or the Guarantor is a trustee, a breach of trust by the same; or

         (m) the fact that the Debtor may enter into transactions with or incur obligations to the Lenders, the Hedging Lenders or the Agent without the consent of or notice to the Guarantor; or

         (n) any person becoming or not becoming a guarantor of the Debtor's Obligations or any part thereof; or

         (o) any change in the membership of any partnership or firm of which the Debtor or the Guarantor is a member; or

         (p) the failure by any Lender to make an advance under the Credit Facility or by a Hedging Lender to enter into a Hedging Program or a Hedging Program Contract.

3.4 The obligations of the Guarantor under this Agreement are in addition to and not in substitution for the Securities and such security may be treated as being independent of this Agreement and may be enforced by the Lenders and the Hedging Lenders in their absolute discretion without first having recourse to this Agreement.

3.5 The Lenders and the Hedging Lenders may release or otherwise deal with any of the Securities without releasing or affecting the obligations of the Guarantor under this Agreement and the Guarantor shall not hold the Lenders, the Hedging Lenders or the Agent responsible or liable for any loss or damage howsoever suffered by the Guarantor as a result of any such release or dealing (including, without limitation, any prejudice to or loss of any rights of subrogation) or for any loss by the Lenders, the Hedging Lenders or the Agent of any such security or by the Lenders, the Hedging Lenders or the Agent failing or neglecting to recover, by the realization of any such security or otherwise, any monies owing or to become owing to the Lenders, the Hedging Lenders or the Agent by the Debtor or by any negligence, laches or mistakes on the part of the Lenders, the Hedging Lenders or the Agent.

3.6 This Agreement shall not prejudicially affect or be prejudicially affected by any other security now or hereafter held by the Lenders, the Hedging Lenders or the Agent, for and on behalf of the Lenders and the Hedging Lenders for the Debtor's Obligations.

3.7 The obligations of the Guarantor under this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any of the Debtor's Obligations or of any monies payable under this Agreement are avoided or must be repaid or restored, either in whole or in part, by the Lenders, the Hedging Lenders or the Agent to the Debtor or to the Guarantor by reason of preference or for any other reason whatsoever and the obligations of the Guarantor under this Agreement shall extend to all such monies and any such payment shall be deemed not to have discharged the Debtor's Obligations or the Guarantor Obligations and the Lenders, the Hedging Lenders and the Agent shall have the same rights against the Guarantor as if such payment had not been made.

4.0      INDEMNITY

4.1 Notwithstanding anything herein to the contrary, if the whole or any part of the Debtor's Obligations are not or may not be recovered from the Debtor by the Lenders, the Hedging Lenders and the Agent for any reason whatsoever, including, without limitation, by reason of:

         (a) any legal limitation, disability or incapacity of or affecting the Debtor personally or in the capacity in which it was or is purporting to act;

         (b) any of the transactions relating to the Debtor's Obligations or the whole or any part of any of the Loan Documents or any documents under a Hedging Program being or becoming wholly or partially illegal, void, voidable or unenforceable for any reason whatsoever (whether or not any of the matters or facts relating thereto have been or ought to have been within the knowledge of any of the Lenders, the Hedging Lenders or the Agent); or

         (c) any other fact, matter or thing whereby the whole or any part of the Debtor's Obligations are not recoverable by the Lenders, the Hedging Lenders or the Agent from the Guarantor as surety,

then, and in any such case, the Guarantor, as a separate and additional obligation under this Agreement, hereby agrees to indemnify the Lenders, the Hedging Lenders and the Agent, and each of them, in respect of the amount of monies (whether present or future, direct or indirect, absolute or contingent, matured or unmatured) which, if the Debtor's Obligations had been recoverable, would be due to the Lenders, the Hedging Lenders and the Agent, and each of them, as the case may be, by the Debtor and the Guarantor agrees with the Lenders, the Hedging Lenders and the Agent to pay to the Lenders, the Hedging Lenders and the Agent, and each of them, as the case may be, on demand an amount equal to such monies.

5.0      SUBORDINATION

5.1 The Guarantor hereby postpones and subordinates the Guarantor Indebtedness to and in favour of the Debtor's Obligations to the extent provided for in this Agreement.

5.2 If an Event of Default occurs the Guarantor shall not accept or receive payment of any amount of the Guarantor Indebtedness from the Debtor, from realization of the Guarantor Securities or from any other source unless and until the Lenders, the Hedging Lenders and the Agent have received payment in full of the Debtor's Obligations.

5.3 Until the Lenders, the Hedging Lenders and the Agent have received one hundred cents on the dollar in respect of the Debtor's Obligations, the Guarantor shall not, on any grounds whatsoever, either directly or indirectly:

         (a) prove or claim in competition to the Lenders, the Hedging Lenders and the Agent so as to diminish any distribution, dividend or payment which, but for such proof or claim, the Lenders, the Hedging Lenders and the Agent would be entitled to receive pursuant to the winding-up or bankruptcy of the Debtor and the receipt of any such distribution, dividend or other payment by the Lenders and the Agent pursuant to any such winding-up or bankruptcy shall not prejudice the right of the Lenders, the Hedging Lenders and the Agent to recover the whole of the Debtor's Obligations from the Guarantor; and

         (b) claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the winding-up or bankruptcy of the Debtor.

5.4 If winding-up or bankruptcy proceedings are commenced against the Debtor, the Guarantor authorizes the Agent to:

         (a) prove for all monies for which the Debtor is liable to the Guarantor, including any monies which the Guarantor has paid hereunder, and

         (b) retain and carry on a separate account and appropriate at the Agent's discretion any distribution, dividend or payment received until the Lenders, the Hedging Lenders and the Agent have, with the aid thereof, been paid in full in respect of the Debtor's Obligations.

5.5 In the event the Guarantor receives any amount in respect of the Guarantor Indebtedness from the Debtor, from realization of the Guarantor Securities or from any other source, in each case contrary to the provisions of this Agreement, the Guarantor shall pay such amount over to the Agent unless, at the time of receipt thereof by the Guarantor, the Debtor's Obligations have been paid in full.

5.6      The Guarantor shall not take any Guarantor Securities.

5.7 Notwithstanding any provision of the Guarantor Securities or otherwise, the Guarantor shall not, without the prior written consent of the Agent, commence any legal or other proceedings to collect or recover the Guarantor Indebtedness or commence realization of the Guarantor Securities until the Debtor's Obligations have been paid in full. Without limiting the foregoing, the Guarantor shall not, without the prior written consent of the Agent, commence a suit against the Debtor, effect the issue of a petition in bankruptcy against the Debtor or a proposal or arrangement in respect of the Debtor's debts and liabilities, appoint a receiver or receiver manager of all or any part of the property and assets of the Debtor or apply to a Court for the appointment of a receiver or receiver manager of all or any part of the property and assets of the Debtor until the Debtor's Obligations have been paid in full. The Agent shall not unreasonably withhold such consent if the Lenders and the Hedging Lenders have then commenced any action or taken any proceedings against the Debtor to collect or recover the Debtor's Obligations or to realize on the Securities.

5.8 The Guarantor shall not take any action to challenge or otherwise prejudice the rights and benefits of the Lenders, the Hedging Lenders and the Agent under the Loan Documents, a Hedging Program or Securities, or the priority thereof.

5.9 The Guarantor shall not, without the prior written consent of the Agent, assign the Guarantor Indebtedness or the Guarantor Securities, or any part or parts of either, to any Person and, in any event, unless such assignee first agrees with the Agent, by an agreement in form and substance satisfactory to it, to comply with and be bound by the provisions of this Agreement. Notwithstanding any such assignment the Guarantor shall not be relieved of its obligations under this Agreement.

5.10 The provisions of this Agreement, including, without limitation, the subordination and postponements contained herein, shall not be prejudiced or affected by the respective dates:

         (a) on which the Debtor's Obligations or the Guarantor Indebtedness, or any part of either, were incurred or notice thereof was given in any manner;

         (b) of execution, delivery, registration or perfection of the Securities and the Guarantor Securities; or

         (c) of default in payment of the Debtor's Obligations and the Guarantor Indebtedness or the respective dates of commencement of realization of the Securities and the Guarantor Securities, including the respective dates of crystallization of any floating charge contained in the Securities or the Guarantor Securities.

5.11 The Lenders, the Hedging Lenders and the Agent shall be under no obligation to marshall in favour of the Guarantor any of the Securities or any funds or assets that the Lenders, the Hedging Lenders and the Agent may be entitled to receive or have a claim upon.

5.12 The Guarantor shall not be entitled, on any grounds whatsoever, to claim the benefit of, or to participate in, any of the Securities until the whole of the Debtor's Obligations have been paid or satisfied and the Guarantor shall not be entitled to call on the Lenders, the Hedging Lenders or the Agent, to sue or take proceedings against the Debtor or the Guarantor, whether or not the whole of the Debtor's Obligations have been paid or satisfied.

5.13 The Guarantor shall not be entitled to recover or make any claim for any amount paid under this Agreement or to enforce rights which may accrue to it (whether by way of indemnity, set-off, counterclaim, subrogation or otherwise) until the whole of the Debtor's Obligations have been paid or satisfied. All monies actually received by the Lenders and the Agent and which the Lenders, the Hedging Lenders and the Agent retain without there being any arguable claim thereto and charged by the Lenders, the Hedging Lenders and the Agent in reduction or on account of the Debtor's Obligations shall be regarded as payments in gross and the Guarantor shall not be entitled to stand in the place of the Lenders, the Hedging Lenders and the Agent in respect of or to claim the benefit of any money so received until the whole of the Debtor's Obligations have been paid or satisfied.

6.0      PAYMENTS AND COSTS

6.1 The Guarantor shall pay to the Agent on demand all costs and expenses (including reasonable legal fees and expenses) which may be incurred by the Lenders, the Hedging Lenders and the Agent, or any of them, in the preservation of the Guarantor Obligations and the enforcement by the Lenders, the Hedging Lenders or the Agent, as the case may be, of any of their respective rights and powers under this Agreement.

6.2 The Guarantor agrees that a certificate signed by or on behalf of the Agent stating the amount or amounts due by the Debtor or the Guarantor on any account whatsoever shall be PRIMA FACIE evidence of the facts stated therein.

6.3      All payments to be made by the Guarantor hereunder shall be made:

         (a)      without set-off or counterclaim; and

         (b) free and clear of and without deduction for or on account of any present or future Taxes unless the Guarantor is compelled by law to make payment subject to such Taxes.

6.4 All Taxes in respect of matters relating to or arising out of this Agreement and any amounts paid or payable hereunder shall be paid by the Guarantor when due and in any event prior to the date on which penalties attach thereto. The Guarantor will indemnify each of the Lenders, the Hedging Lenders and the Agent in respect of all such Taxes. In addition, if any Taxes or amounts in respect thereof must be deducted from any amounts payable or paid by the Guarantor under this Agreement, the Guarantor shall pay such additional amounts as may be necessary to ensure that after all required deductions or withholdings (including the deductions or withholdings resulting from the additional amounts payable by reason of this Section 6.4) the Lenders, the Hedging Lenders and the Agent receive a net amount equal to the full amount which they would have received had payment not been made subject to such Tax. Notwithstanding the foregoing, unless an Event of Default has occurred the Guarantor shall not be required to indemnify a Lender or a Hedging Lender or pay a Lender or a Hedging Lender for any Taxes deducted or withheld by reason of the fact that a Lender is a non-resident of Canada.

6.5 The Guarantor shall deliver to the Agent evidence satisfactory to it (including all relevant Tax receipts) that any payment by the Guarantor of or in respect of Taxes in respect of matters relating to or arising out of this Agreement has been duly remitted to the appropriate authority, within 10 days of receipt of a written request by the Agent to do so.

6.6 If any amount payable under this Agreement or in connection with the Securities is not paid as and when due the Guarantor authorizes each of the Agent and each Lender and the Hedging Lender to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of combination, set-off, consolidation, banker's lien or counteraction, against any assets of the Guarantor in any currency that may at any time be in the possession of a Lender and a Hedging Lender or an Agent at any branch or office, to the full extent of all amounts payable to the Lenders and the Hedging Lenders hereunder. Any Lender or Hedging Lender that so proceeds shall forthwith give notice to the Agent and the Guarantor.

7.0      SUCCESSOR CORPORATION

7.1 The Guarantor shall not enter into any transaction or series of transactions whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, whereby all or substantially all of its undertakings, property and assets would become the property of any other person (hereinafter called a "Successor Person"), unless:

         (a) the Successor Person is the Debtor or a wholly-owned subsidiary of the Debtor;

         (b) prior to or contemporaneously with the consummation of such transaction the Guarantor and the Successor Person shall have executed such instruments and done such things as are satisfactory to the Agent, in the opinion of counsel to the Agent, or necessary or advisable to establish that upon the consummation of such transaction the Successor Person will have assumed all the covenants and obligations (present and future) of the Guarantor under this Agreement and under any Security given by the Guarantor;

         (c) such transaction shall, to the satisfaction of the Agent and its counsel, acting reasonably, be upon such terms as substantially to preserve and not impair or prejudice any of the rights, powers and interests of the Lenders, the Hedging Lenders and the Agent under this Agreement and under any Security given by the Guarantor; and

         (d) no condition or event exists either at the time of such transaction or immediately after the reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or other transaction and after giving full effect thereto or immediately after the Successor Person complies with the provisions of Section 7.1(b) which would result in the occurrence of an Event of Default or Potential Default (each as defined in the Loan Agreement).

7.2 Whenever the conditions of Section 7.1 hereof shall have been duly observed and performed the Successor Person shall possess and from time to time may exercise each and every right and power of the Guarantor under this Agreement in the name of the Guarantor or otherwise and any act or proceeding by any provision hereof required to be done or performed by any directors or officers of the Guarantor may be done and performed with like force and effect by all like directors or officers of the Successor Person.

8.0      WAIVER AND ENFORCEMENT OF RIGHTS

8.1      Any party may from time to time and at any time:

         (a) waive in whole or in part the benefit to it of any of the provisions of any Section in this Agreement; or

         (b)      waive in whole or in part its rights on any default under any
                  Section in this Agreement which is to its benefit,

but any such waiver by any party of such benefit or right on any occasion shall be deemed not to be a waiver of the benefit of or right under any such Section thereafter or of any other Section or of any subsequent default, as the case may be.

8.2 Failure to exercise or delay in exercising on the part of any of the Lenders, the Hedging Lenders or the Agent any right, power or privilege under this Agreement, under any Loan Document, under any agreement with the Debtor or under any of the Securities shall not operate as a waiver hereof or thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Lenders, the Hedging Lenders or the Agent shall be effective unless it is in writing signed by the Agent or the Hedging Lenders, as the case may be.

8.3 All rights and remedies of the Lenders, the Hedging Lenders and the Agent set out in this Agreement, the Loan Documents and the Securities and in any other agreement between the Lenders or the Hedging Lenders and the Debtor or the Guarantor or any other person whomsoever are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Lenders or the Hedging Lenders that may be in effect from time to time.

8.4 The Guarantor hereby waives in favour of the Lenders and the Hedging Lenders all rights whatsoever against the Lenders, the Hedging Lenders, the Agent, the Debtor and any other corporation, person, estate and assets so far as necessary to give effect to anything contained in this Agreement.

8.5 The Guarantor hereby waives protest, presentment, demand for payment (except as specified in Sections 2.1, 3.1, 3.2 and 4.0 hereof), notice of default or non-payment and notice of dishonour, and any and all notices of every kind and description which may be required to be given by statute or otherwise.

8.6      If:

         (a) any amount payable by the Guarantor under, or in connection with any matter relating to or arising out of, this Agreement is received by the Lenders, the Hedging Lenders or the Agent, as the case may be, in a currency (herein called the "Payment Currency") other than that agreed to be payable hereunder (herein called the "Agreed Currency"), whether voluntarily or pursuant to an order, judgment or decision of any court, tribunal, arbitration panel or administrative agency or as a result of any bankruptcy, receivership, liquidation or other insolvency type proceedings or otherwise; and

         (b) the amount so produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency;

then:

         (c) the amount so received shall constitute a discharge of the liability of the Guarantor under or in connection with this Agreement only to the extent of the amount produced pursuant to the conversion described in paragraph (b) above; and

         (d) the Guarantor shall indemnify and save the Lenders, and the Hedging Lenders and each of them, and the Agent, and each of them, harmless from and against such deficiency and any loss or damage arising as a result thereof.

Any conversion pursuant to this Section 8.6 shall be made, if between Canadian Dollars and U.S. Dollars, at the Spot Rate of Exchange (as defined in the Loan Agreement) and otherwise at such prevailing rate of exchange on the date the Payment Currency is received and in such market as is determined by the Agent, acting in accordance with normal banking procedures, as being the most appropriate for such conversion. The Guarantor shall in addition pay the costs of such conversion.

         The indemnity set out in the foregoing paragraph:

         (i) is an obligation of the Guarantor which is separate and independent from all other obligations of the Guarantor under this Agreement;

         (ii)     gives rise to a separate and independent cause of action;

         (iii) applies irrespective of any indulgence granted by or on behalf of the Lenders, the Hedging Lenders or the Agent; and

         (iv) continues in full force and effect notwithstanding, and does not merge with, any order, judgment or decision of any court, tribunal, arbitration panel or administrative agency or as a result of any bankruptcy, receivership, liquidation or other insolvency type proceeding or otherwise as to any amount due under this Agreement or in connection herewith.

All payments by the Guarantor of the Debtor's Obligations shall be made in Canadian or US Dollars as required under the Loan Agreement or a Hedging Program. The Guarantor waives any right which it might have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable hereunder and thereunder.

9.0      ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

         The Guarantor acknowledges and agrees with the Lenders, the Hedging Lenders and the Agent that the Guarantor has not executed this Agreement as a result of, by reason of, or in reliance upon, any promise, representation, statement or information of any kind or nature whatsoever given, or offered to the Guarantor, by or on behalf of the Lenders, the Hedging Lenders and the Agent whether in answer to any enquiry by or on behalf of the Guarantor or not. The Lenders, the Hedging Lenders and the Agent were not, prior to the execution by the Guarantor of this Agreement, and are not thereafter, under any duty to disclose to the Guarantor or any other person any information, matter or thing (material or otherwise) relating to the Debtor, its affairs or its transactions with the Lenders, the Hedging Lenders and the Agent, including, without limitation, any information, matter or thing which puts or may put the Debtor in a position which the Guarantor would not naturally expect or any unexpected facts or unusual features which, whether known or unknown to the Guarantor, are present in any transaction between the Debtor and the Lenders, the Hedging Lenders and the Agent, and the Lenders, the Hedging Lenders and the Agent were not and are not under any duty to do or execute any matter, thing or document relating to the Debtor, its affairs or its transactions with the Lenders, the Hedging Lenders and the Agent.

10.0     AMENDMENTS

         This Agreement shall only be deemed to be amended or varied if amended or varied by an instrument in writing signed by the Guarantor, the Lenders, the Hedging Lenders and the Agent.

11.0     NOTICES

11.1 Except as otherwise set out in this Agreement, all written notices or other written communications hereunder to any party hereto shall be deemed to be duly given or made when delivered, in the case of personal delivery, and when dispatched, in the case of telecopy, to such party addressed to it at its address set forth on the first page of this Agreement or at such other address as such party may hereafter specify for such purpose to the other by notice in writing. A written notice includes a notice by telecopy.

11.2 A notice or other communication received on a non-Business Day or after 4:30 p.m. in the place of receipt shall be deemed to have been received on the next following Business Day in such place.

12.0     ASSIGNMENT

         The Lenders, the Hedging Lenders and the Agent may assign or transfer the whole or any part of the benefit of this Agreement and their respective rights hereunder in accordance with the Loan Agreement. The Guarantor shall not assign or novate any of its rights or obligations hereunder without the prior written consent of the Agent.

13.0     SEVERABILITY

         If, in any jurisdiction, any Section or any part of any Section of this Agreement is held to be unenforceable or otherwise invalid such holding shall not in any way affect the enforceability or validity of the remaining Sections or the remainder of such Section in that jurisdiction or affect their enforceability in any other jurisdiction.

14.0     LAWS AND JURISDICTION

14.1 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and for the purpose of legal proceedings this Agreement shall be deemed to have been made in such province and to be performed there.

14.2 The Courts of British Columbia shall have non-exclusive jurisdiction over all disputes which may arise under this Agreement, provided always that nothing herein contained shall prevent the Lenders, the Hedging Lenders or the Agent (but not the Guarantor) from proceeding at their election in the Courts of any other jurisdiction and the Guarantor hereby irrevocably submits to all such jurisdictions, acknowledges the competence of each and the convenience and propriety of the venue thereof and agrees to be bound by any judgment thereof and not to seek, and hereby waives, any review of the merits of such a judgment by the Courts of any such jurisdiction and also hereby waives any and all objections which the Guarantor may have to each such jurisdiction.

15.0     INTEREST

15.1 All amounts payable by the Guarantor pursuant to this Agreement shall bear interest from the date or dates of demand for payment of the same at a rate equal to the rates of interest designated from time to time for the Debtor's Obligations. Such interest shall be calculated on the basis of the number of days elapsed from the date of demand divided by the number of days in the year.

15.2 In this Agreement all interest shall be calculated using the nominal rate method and not the effective rate method and the "deemed reinvestment principle" shall not apply to such calculations.

         IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the day and year written above.




[___________________________]


By: _________________________________
    Authorized Signatory

                                   SCHEDULE H

                     LENDERS REVOLVING FACILITY COMMITMENTS
                         AND PERCENTAGE LOAN COMMITMENTS
                         -------------------------------


                                   REVOLVING                 PERCENTAGE
       LENDER                 FACILITY COMMITMENT         LOAN COMMITMENT
       ------                 -------------------         ---------------

1.     BANK OF MONTREAL          $30,000,000                   50%
2.     HSBC BANK CANADA          $30,000,000                   50%

                                   SCHEDULE I

                                     FORM OF
                           BORROWING BASE CERTIFICATE
                           --------------------------

For the certificate in respect of the month in which a fiscal quarter ends, provide details of specific receivables, excluded receivables, itemized inventory, excluded inventory, tax receivables and Preferred Claims.

         This Borrowing Base Certificate (including all Exhibits hereto) is submitted as of , (INSERT LAST DAY OF PREVIOUS MONTH) under and pursuant to the Loan Agreement, dated for reference March 31, 2004 among Riverside Forest Products Limited, as Borrower, the Lenders, and the Hedging Lenders (as defined therein) and Bank of Montreal, as Agent (as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the "Loan Agreement"), and is tendered for the purpose of inducing the Lenders to advance funds to the Borrower under the Revolving Facility and is certified to be true and correct in all particulars and, without limiting the generality of the foregoing, Eligible Receivables, Eligible Inventory and Eligible Tax Receivables set forth below represent "Eligible Receivables", "Eligible Inventory" and "Eligible Tax Receivables" pursuant to the terms of the Loan Agreement. All amounts in this Certificate and the Exhibits hereto are in Canadian Dollars. Capitalized terms used herein and not otherwise defined shall have the meanings to such terms in the Loan Agreement.

1.     Gross Receivables                                               $_________

2.     deduct Excluded Receivables                                    ($_________)

3.     Aggregate Eligible Receivables Margined                                                 $_________
       (line 1 minus line 2) x 75%

4.     Gross Inventory (lower of cost and net realizable value)        $_________

5.     deduct Excluded Inventory                                      ($_________)

6.     Aggregate Eligible Inventory margined                           $_________
       (line 4 minus line 5) x 50%

7.     deduct Preferred Claims                                        ($_________)

8.     Net Inventory (line 6 minus line 7)                                                     $_________

9.     Eligible Tax Receivables                                                                $_________

10.    Provisional Borrowing Base                                                              $_________
       (lines 3+8+9)

11.    Line 10 minus line 8                                            $_________

12.    Line 11 / (1 - Inventory Cap)                                   $_________
       INVENTORY CAP =   0.50

13.    BORROWING BASE (lesser of line 10 and line 12)                                          $_________

14.    Outstanding Loans (include Swingline Loans,                     $_________
       BA's and undrawn Letters of Credit but not Excluded LCs)

15.    Revolving Facility Availability (line 12 minus line 13                                  $_________
       up to a limit of $60 million)

BORROWING BASE CERTIFICATE
PAGE 2


MEMO

A.     Hedging Program Contracts
       (list Hedging Lender, contracts, dates and marked to market value of each)

       -----------------------------------------

       -----------------------------------------

       -----------------------------------------



B.     Total credit balances in bank accounts:
       (list accounts and balances -- not for
       margining purposes)

       -----------------------------------------

       -----------------------------------------

       -----------------------------------------



        DATED at ______________, British Columbia, this ____ day of ______________, 200__.


RIVERSIDE FOREST PRODUCTS LIMITED


Per:
     ---------------------------
       Authorized Signatory

                                   SCHEDULE J
                   FOREST TENURES AND REAL PROPERTY INTERESTS


FOREST TENURES
--------------

FOREST TENURES -- LIGNUM LIMITED
--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           REPLACEABLE OR      COMMENCEMENT
    DESCRIPTION        LOCATION            NON-REPLACEABLE     OF TERM               TERM OF LICENCE        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
1.  Forest Licence     100 Mile House      Replaceable         November 1, 1998      15 years               Replaces Forest Licence
    A20003             Timber Supply                                                                        A20003 dated
                       Area ("TSA")                                                                         November 1, 1993
------------------------------------------------------------------------------------------------------------------------------------
2.  Forest Licence     Williams Lake TSA   Replaceable         November 1, 1998      15 years               Replaces Forest Licence
    A20018                                                                                                  A20018 dated
                                                                                                            November 1, 1993
------------------------------------------------------------------------------------------------------------------------------------
3.  Forest Licence     Williams Lake TSA   Non-Replaceable     January 1, 2002       extended to December   Entered into to allow
    A55901                                                                           31, 2006               for the harvest of
                                                                                                            insect damaged lodgepole
                                                                                                            pine.
------------------------------------------------------------------------------------------------------------------------------------

FOREST TENURES -- RIVERSIDE FOREST PRODUCTS LIMITED
---------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              REPLACEABLE OR    COMMENCEMENT
    DESCRIPTION           LOCATION            NON-REPLACEABLE   OF TERM               TERM OF LICENCE        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

1.  Tree Farm Licence     Various lots in   Replaceable         July 1, 2000          25 years               Replaces Tree Farm
    No. 49                the Okanagan                                                                       Licence No. 49,
                                                                                                             dated July 1, 1995
------------------------------------------------------------------------------------------------------------------------------------
2.  Forest Licence        Okanagan TSA      Replaceable         November 15, 1998     15 years               Replaces Forest Licence
    A18667                                                                                                   No. A18667,
                                                                                                             dated July 20, 1993
------------------------------------------------------------------------------------------------------------------------------------
3.  Forest Licence        Kamloops TSA      Replaceable         November 15, 1998     15 years               Replaces Forest Licence
    A18689                                                                                                   No. A18689,
                                                                                                             dated July 20, 1988
------------------------------------------------------------------------------------------------------------------------------------
4.  Forest Licence        Merritt TSA       Replaceable         November 15, 1998     15 years               Replaces Forest Licence
    A18697                                                                                                   No. A18697,
                                                                                                             dated November 22, 1988
------------------------------------------------------------------------------------------------------------------------------------
5.  Forest Licence        Arrow TSA         Replaceable         November 15, 1998     15 years               Replaces Forest Licence
    A20191                                                                                                   No. A20191,
                                                                                                             dated November 15, 1988
------------------------------------------------------------------------------------------------------------------------------------
6.  Timber Sale Licence   Boundary TSA      Replaceable         December 1, 2002      10 years               Licence granted to
    A20170                                                                                                   Crown Forest
                                                                                                             Industries Limited.
------------------------------------------------------------------------------------------------------------------------------------
7.  Forest Licence        Williams Lake     Replaceable         November 1, 1998      15 years
    A20019                TSA
------------------------------------------------------------------------------------------------------------------------------------
8.  Forest Licence        Williams Lake     Non-replaceable     January 1, 1997       Expires
    A54417                TSA                                                         December 31, 2006
------------------------------------------------------------------------------------------------------------------------------------
9.  Forest Licence        Quesnel TSA       Non-replaceable     December 1, 2001      Expires                "Dry licence" -
    A67547                                                                            December 31, 2006      Salvage - beetle kill
------------------------------------------------------------------------------------------------------------------------------------
10. Timber Sale Licence   Quesnel TSA       Replaceable         November 1, 1996      10 years
    A19993
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              REPLACEABLE OR    COMMENCEMENT
    DESCRIPTION           LOCATION            NON-REPLACEABLE   OF TERM               TERM OF LICENCE        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
11. Timber Licence T0467                                        June 25, 1981         44 3/12 years          Licence granted to
                                                                                                             Crown Zellerbach Canada
                                                                                                             Limited (transferred to
                                                                                                             Riverside November 19,
                                                                                                             1992)
------------------------------------------------------------------------------------------------------------------------------------
12. Timber Licence T0451                                        June 25, 1981         44.5 years             Licence granted to
                                                                                                             Crown Zellerbach Canada
                                                                                                             Limited (transferred to
                                                                                                             Riverside November 19,
                                                                                                             1992)
------------------------------------------------------------------------------------------------------------------------------------
13. Timber Licence T0816                                        December 2, 1981      50 years               Licence granted to
                                                                                                             Crown Zellerbach Canada
                                                                                                             Limited (transferred to
                                                                                                             Riverside November 19,
                                                                                                             1992)
------------------------------------------------------------------------------------------------------------------------------------

FOREST TENURES -- RFP TIMBER LTD.
---------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            REPLACEABLE OR     COMMENCEMENT
    DESCRIPTION           LOCATION          NON-REPLACEABLE    OF TERM               TERM OF LICENCE     COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
1.  Forest Licence        Williams Lake     Replaceable        November 1, 1998        15 years           Original Licensee was
    A20015                TSA                                                                             Jacobson Bros. Forest
                                                                                                          Products Ltd. Riverside
                                                                                                          and Jacobson amalgamated
                                                                                                          in 1995.

                                                                                                          Replaces Forest Licence
                                                                                                          No. A20015, dated
                                                                                                          November 1, 1993
------------------------------------------------------------------------------------------------------------------------------------
2.  Forest Licence        Williams Lake     Replaceable        November 1, 1998        15 years           Original Licensee was
    A20016                TSA                                                                             Jacobson Bros. Forest
                                                                                                          Products Ltd. Riverside
                                                                                                          and Jacobson amalgamated
                                                                                                          in 1995.

                                                                                                          Replaces Forest Licence
                                                                                                          No. A20015, dated
                                                                                                          November 1, 1993
------------------------------------------------------------------------------------------------------------------------------------
3.  Forest Licence        Williams Lake     Non-Replaceable    March 1, 1997           Extended           Expires on December
    A55904                TSA                                                                             31, 2006.

                                                                                                          Entered into to allow for
                                                                                                          the harvest of insect
                                                                                                          damaged lodgepole pine.
------------------------------------------------------------------------------------------------------------------------------------

REAL PROPERTY OWNED
-------------------

REAL PROPERTY OWNED -- LIGNUM LIMITED
-------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
1.    Cariboo               015-114-333             The North East1/4of District Lot 4910 Cariboo District, Except Parcel A (2858M)
------------------------------------------------------------------------------------------------------------------------------------

REAL PROPERTY OWNED -- RIVERSIDE FOREST PRODUCTS LIMITED
--------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
1.    Kelowna               010-031-863             Lot 8 District Lot 9 Osoyoos Division Yale District Plan 2669
      (Kelowna Mill)
------------------------------------------------------------------------------------------------------------------------------------
2.    Kelowna               010-223-771             Lot A District Lot 9 Osoyoos Division Yale District Plan 39328
      (Kelowna Mill)
------------------------------------------------------------------------------------------------------------------------------------
3.    Kelowna               024-384-488             Lot A Section 11 Township 20 Osoyoos Division Yale District Plan KAP63756
      (Winfield Bin
      Manufacturing)
------------------------------------------------------------------------------------------------------------------------------------
4.    Kelowna               024-384-496             Lot B Section 11 Township 20 Osoyoos Division Yale District Plan KAP63756
      (Winfield Bin
      Manufacturing)
------------------------------------------------------------------------------------------------------------------------------------
5.    Kelowna               025-431-404             Lot D District Lot 139 Osoyoos Division Yale District Plan KAP71362
------------------------------------------------------------------------------------------------------------------------------------
6.    Kelowna               011-419-768             District Lot 3860 Osoyoos Division Yale District Except (1)  parcel A on Plan
      (part of TFL49)                               B957 (2) Plan KAP71029
------------------------------------------------------------------------------------------------------------------------------------
7.    Kelowna               011-419-661             Parcel A on Plan B957 District Lot 3860 Osoyoos Division Yale District Except
      (part of TFL49)                               Plan KAP71029
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
8.    Kelowna               011-419-598             District Lot 3856 Osoyoos Division Yale District Except Plan KAP71029
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
9.    Kelowna               011-416-769             District Lot 3797 Osoyoos Division Yale District Except Plan KAP71029
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
10.   Kelowna               011-336-021             Parcel A (DD 175791F) of District Lot 3749 Osoyoos Division Yale District
      (part of TFL49)                               Except Plan KAP72665
------------------------------------------------------------------------------------------------------------------------------------
11.   Kelowna               011-336-030             District Lot 3750 Osoyoos Division Yale District Except Plan KAP72665
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
12.   Kelowna               011-336-170             The West1/2of District Lot 3861 Osoyoos Division Yale District Except Part
      (part of TFL49)                               described as follows: Commencing at the Northwest corner of said District Lot thence Southerly along the West Boundary a distance of 466 Feet 8 Inches, thence Easterly and parallel to the North Boundary of said District Lot a distance of 466 Feet 8 Inches; thence Northerly and parallel to the said West
                                                    Boundary a distance of 466 Feet 8 Inches to the North Boundary of District
                                                    Lot; thence Westerly along the said North Boundary a distance of 466 Feet 8
                                                    Inches to point of Commencement described in DD 10279, Except Plan KAP72665
------------------------------------------------------------------------------------------------------------------------------------
13.   Kelowna               025-617-371             Lot 1 District Lots 5289, 5290 and 5104 Osoyoos Division Yale District Plan
                                                    KAP73053
------------------------------------------------------------------------------------------------------------------------------------
14.   Kelowna               011-335-831             District Lot 3746 Osoyoos Division Yale District Except Plan 4110
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
15.   Kelowna               011-416-459             District Lot 3789 Osoyoos Division Yale District Except Plan H15438
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
16.   Kelowna               011-625-902             District Lot 1128 Osoyoos Division Yale District
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
17.   Kelowna               011-766-026             District Lot 2178 Osoyoos Division Yale District
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
18.   Kelowna               024-195-375             Lot 1 District Lot 9 Osoyoos Division Yale District Plan KAP62263
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
19.   Kelowna               003-775-828             Lot A District Lots 539 and 2926 Osoyoos Division Yale District Plan 31195
------------------------------------------------------------------------------------------------------------------------------------
20.   Kelowna               003-775-852             Lot B District Lot 539 Osoyoos Division Yale District Plan 31195
------------------------------------------------------------------------------------------------------------------------------------
21.   Kelowna               003-775-879             Lot C District Lot 539 Osoyoos Division Yale District Plan 31195
------------------------------------------------------------------------------------------------------------------------------------
22.   Kelowna               011-976-641             Parcel A (DD 138112F and Plan B6471) Of District Lot 2926 Osoyoos Division
                                                    Yale District
------------------------------------------------------------------------------------------------------------------------------------
23.   Vernon                008-753-741             Lot 1 District Lot 23 Osoyoos Division Yale District Plan 15693
------------------------------------------------------------------------------------------------------------------------------------
24.   Vernon                013-624-709             The South1/2of the Northeast 1/4 of Section 26 Township 43 Osoyoos Division
                                                    Yale District
------------------------------------------------------------------------------------------------------------------------------------
25.   Vernon                011-370-246             District Lot 2424 Osoyoos Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
26.   Vernon                013-624-717             The North 1/2 of the Southeast 1/4 of Section 26 Township 43 Osoyoos Division
                                                    Yale District
------------------------------------------------------------------------------------------------------------------------------------
27.   Vernon                013-623-796             The West 1/2 of the Southeast 1/4 of Section 35 Township 43 Osoyoos Division
                                                    Yale District
------------------------------------------------------------------------------------------------------------------------------------
28.   Vernon                011-424-583             District Lot 3934 Osoyoos Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
29.   Vernon                011-368-861             District Lot 2422 Osoyoos Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
30.   Penticton             006-726-526             District Lot 1824S Similkameen Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
31.   Penticton             015-218-147             The South 1/2of District Lot 3859 Similkameen Division Yale District
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
32.   Penticton             015-218-163             The North 1/2of District Lot 3859 Similkameen Division Yale District
      (part of TFL49)
------------------------------------------------------------------------------------------------------------------------------------
33.   Peachland             012-404-161             Lot 22 District Lot 2538 Osoyoos Division Yale District Plan 410
------------------------------------------------------------------------------------------------------------------------------------
34.   Peachland             012-404-144             Lot 20 District Lot 2538 Osoyoos Division Yale District Plan 410
------------------------------------------------------------------------------------------------------------------------------------
35.   Peachland             012-404-152             Lot 21 District Lot 2538 Osoyoos Division Yale District Plan 410
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
36.   Peachland             012-404-039             Parcel A (DD 178904F) of Lot 12 District Lot 2538 Osoyoos Division
                                                    Yale District Plan 410
------------------------------------------------------------------------------------------------------------------------------------
37.   Cariboo               011-272-333             District Lot 314 Lillooet District
------------------------------------------------------------------------------------------------------------------------------------
38.   Cariboo               011-272-317             District Lot 3142 Lillooet District
------------------------------------------------------------------------------------------------------------------------------------
39.   Cariboo               006-558-437             District Lot 12296 Cariboo District
------------------------------------------------------------------------------------------------------------------------------------
40.   Cariboo               006-558-411             District Lot 11875 Cariboo District
------------------------------------------------------------------------------------------------------------------------------------
41.   Cariboo               006-558-364             District Lot 9962 Cariboo District
------------------------------------------------------------------------------------------------------------------------------------
42.   Cariboo               006-558-275             District Lot 1844 Range 3 Coast District Except Plan 32643
------------------------------------------------------------------------------------------------------------------------------------
43.   Cariboo               006-558-283             District Lot 1832 Range 3 Coast District Except Plan 32643
------------------------------------------------------------------------------------------------------------------------------------
44.   Kamloops              009-977-139             Lot 3 Section 14 Township 18 Range 14 West of the 6th Meridian Kamloops
                                                    Division Yale District Plan 7631 Except Plan KAP65557
------------------------------------------------------------------------------------------------------------------------------------
45.   Kamloops              012-983-055             That Part of Parcel A of the Southeast 1/4 of Section 15, Township 18, Range
                                                    14, West of the 6th Meridian, Lying to the East of the Canadian Northern
                                                    Pacific Railway Shown on Plan A305 Kamloops Division Yale District Except Plan
                                                    2734
------------------------------------------------------------------------------------------------------------------------------------
46.   Kamloops              009-876-782             Lot 3 Section 15 Township 18 Range 14 West of the 6th Meridian and of
      (part of TFL49)                               District Lot 475 Kamloops Division Yale District Plan 8176
------------------------------------------------------------------------------------------------------------------------------------
47.   Kamloops              009-569-642             Lot 1 Section 11 Township 18 Range 14 West of the 6th Meridian
                                                    Kamloops Division Yale District Plan 10489
------------------------------------------------------------------------------------------------------------------------------------
48.   Kamloops              013-255-673             District Lot 5895 Kamloops Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
49.   Kamloops              012-983-047             That Part of the South1/2of District Lot 475 Lying East of the Canadian
                                                    Northern Pacific Railway shown on Plan A305; Kamloops Division Yale District
                                                    Except Plans 2734, M52, 7631, 7993 and H16539
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
50.   Kamloops              010-971-751             Lot A Township 18 Range 14 West of the 6th Meridian Kamloops Division
                                                    Yale District Plan 2734
------------------------------------------------------------------------------------------------------------------------------------
51.   Kamloops              013-642-243             That Part of the Fractional North East 1/4 of Section 10 as shown on Plan of the South East 1/4 of said Township dated at Ottawa 27th August, 1919 Lying
                                                    East as shown on Plan A325; Township 18 Range 14 West of the 6th Meridian
                                                    Kamloops Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
52.   Spallumcheen          013-515-055             North West1/4of Section 18 Township 4 Osoyoos Division Yale District
------------------------------------------------------------------------------------------------------------------------------------
53.   Spallumcheen          013-523-716             Parcel A (DD 131613F) of the north east 1/4 Section 13 Township 7 Osoyoos
      (Armstrong Mill)                              Division Yale District Except Plan B6886
------------------------------------------------------------------------------------------------------------------------------------
54.   Spallumcheen          010-729-968             Lot 1 Section 13 Township 7 Osoyoos Division Yale District Plan 3733 Except
      (Armstrong Mill)                              Plan 5303
------------------------------------------------------------------------------------------------------------------------------------
55.   Spallumcheen          013-523-562             That part south 1/2 of the north east 1/4 Section 13 Township 7 Osoyoos
                                                    Division Yale (Armstrong Mill) District described as follows: the point of commencement being 11 and 1/2 chains northerly from the south west corner of the said 1/4 section; thence northerly along the west boundary of said 1/4 section 8 and 3/4 chains; thence east 34 and 2/7ths chains more or less;
                                                    thence south 8 and 3/4 chains more or less; thence west 34 and 2/7ths chains more or less to the point of commencement except Plan 2917.
------------------------------------------------------------------------------------------------------------------------------------
56.   Spallumcheen         009-449-663              Lot 2 Section 13 Township 7 Osoyoos Division Yale District Plan 12175 Except
      (Armstrong Mill)                              Plans H762 and H10007
------------------------------------------------------------------------------------------------------------------------------------
57.   Spallumcheen         010-911-791              Lot 1 Section 13 Township 7 Osoyoos Division Yale District Plan 2917
      (Armstrong Mill)
------------------------------------------------------------------------------------------------------------------------------------
58.   Lumby                005-269-687              Lot 1 District Lot 88 Osoyoos Division Yale District Plan 26041
      (Scale Building
      and "B Yard")
------------------------------------------------------------------------------------------------------------------------------------
59.   Lumby                005-154-049              Lot 1 District Lots 23 88 and 240 Osoyoos Division Yale District Plan 26352
      (Veneer Plant
      VATS A Yard)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      LOCATION              PID                     LEGAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
60.   Lumby                009-889-965              Lot 2 District Lot 23 Osoyoos Division Yale District Plan 8003
      (Bone Yard)
------------------------------------------------------------------------------------------------------------------------------------
61.   Lumby                009-889-990              Lot 3 District Lot 23 Osoyoos Division Yale District Plan 8003
      (Bone Yard)
------------------------------------------------------------------------------------------------------------------------------------
62.   Lumby                008-209-251              Lot A District Lot 23 Osoyoos Division Yale District Plan 18787
      (Parking Lot)
------------------------------------------------------------------------------------------------------------------------------------
63.   Lumby                008-209-278              Lot B District Lots 23 and 88 Osoyoos Division Yale District Plan 18787
      (Wmill, Planer
      Shop, Kiln, Lumber
      Storage Burner)
------------------------------------------------------------------------------------------------------------------------------------
64.   Ashcroft             006-437-036              That Part of the Fractional Legal Subdivision 13 Section 36 Lying East of the
      (Tie Treating                                 Thompson River Township 20 Range 24 West of the 6th Meridian  Kamloops Division
      Facility)                                     Yale District Except Plan 203
------------------------------------------------------------------------------------------------------------------------------------
65.   Ashcroft             006-437-737              Legal Subdivision 14 Section 36 Township 20 Range 24 West of the 6th Meridian
      (Tie Treating                                 Kamloops Division Yale District Except Plan 203
      Facility)
------------------------------------------------------------------------------------------------------------------------------------
66.   Ashcroft             006-437-168              That Part Of Legal Subdivision 4 Section 1 Lying South of the Thompson River
      (Tie Treating                                 Township 21 Range 24 West of the 6th Meridian Kamloops Division Yale District
      Facility)
------------------------------------------------------------------------------------------------------------------------------------
67.   Ashcroft             006-437-486              That Part of the Fractional Legal Subdivision 3 Section 1 Lying South of the
      (Tie Treating                                 Thompson River Township 21 Range 24 West of the 6th Meridian Kamloops Division
      Facility)                                     Yale District Except Plan 203
------------------------------------------------------------------------------------------------------------------------------------
68.   Ashcroft             006-437-656              That Part of the Fractional West 1/2 of Fractional Legal Subdivision 2
      (Tie Treating                                 Section 1 Lying South of the Thompson River Township 21 Range 24 West of the
      Facility)                                     6th Meridian Kamloops Division Yale District Except Plan 203
------------------------------------------------------------------------------------------------------------------------------------

REAL PROPERTY -- LEASED
-----------------------

REAL PROPERTY LEASED -- LIGNUM LIMITED
--------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      COMMENCEMENT         EXPIRY
    LESSOR                 DESCRIPTION OF PROPERTY    OF TERM              OF TERM     ACREAGE   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
1.  BCR Properties Ltd.    PID 024-856-096            January 1, 1999      30 years    72.53     Lease with rights of renewal and
                           (PS18800)                                                             right of first refusal to purchase.

                           Lot A District Lot 71                                                 Minimum Volume Commitment to ship
                           Cariboo District 900                                                  via BC Rail carloads of lumber
                           Plan PGP 45932                                                        per year.

                                                                                                 Mill Site
------------------------------------------------------------------------------------------------------------------------------------
2.  BCR Properties Ltd.    PID 018-836-801            September 1, 1994    20 years    unknown   Co-tenant with Riverside

                           Lot A District Lot 7047                                               Truck Wash Facility
                           Cariboo District
                           Plan PGP38141
------------------------------------------------------------------------------------------------------------------------------------
3.  Mottistone Holdings    PID 015-306-312            September 1, 2002    5 years     N/A       Head Office
    Ltd.
                           Lot 8 Block 4 District
                           Lot 185 Plan 92
------------------------------------------------------------------------------------------------------------------------------------
4.  Mottistone Holdings    PID 015-306-330            September 1, 2002    5 years     N/A       Head Office
    Ltd.
                           Lot 9 Block 4 District
                           Lot 185 Plan 92
------------------------------------------------------------------------------------------------------------------------------------

REAL PROPERTY LEASED -- RIVERSIDE FOREST PRODUCTS LIMITED
---------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                      COMMENCEMENT         EXPIRY
    LESSOR                 DESCRIPTION OF PROPERTY    OF TERM              OF TERM     ACREAGE   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
1.  BCR Properties Ltd.    PID 023-294-817            September 1, 1994    20 years    3.064     Forest Products Manufacturing Plant
                           (Assignment PJ41173,
                           Lease PJ1071)                                                         Automatic renewal at end of term
                                                                                                 as a year to year lease for ten
                           Parcel 1 District Lot 71                                              years
                           Cariboo District
                           Plan PGP39526
------------------------------------------------------------------------------------------------------------------------------------
2.  BC Rail Ltd.           PID 018-912-516            September 1, 1994    20 years    66.43     Forest Products Manufacturing Plant
                           (Lease PJ1072, Assignment
                           PJ41174)                                                              Automatic renewal at end of term
                                                                                                 as a year to year lease for ten
                           Lot A District Lot 71                                                 years
                           Cariboo District
                           Plan PGP38261
------------------------------------------------------------------------------------------------------------------------------------
3.  BCR Properties Ltd.    PID 018-836-801            September 1, 1994    20 years              Co-tenant with Lignum
                           (Lease No. PN46053)
                                                                                                 Truck Wash Facility
                           Lot A District Lot 7047
                           Cariboo District
                           Plan PGP38141
------------------------------------------------------------------------------------------------------------------------------------
4.  BCR Properties Ltd.    PID 011-241-721            December 1, 1996     10 years    22.2 ha   Forest Products Manufacturing Plant
    (Lease No. 2422)       (Assignment PL35720,
                           Lease PL 30835)
                                                                                                 Assigned from Timberwest Forest
                           District Lots 8844, 8845,                                             Limited to Riverside
                           11660 Lot 1 Plan 18019
                           Except Plans 23038,
                           31215, PGP36696 and
                           PGP35410
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      COMMENCEMENT         EXPIRY
    LESSOR                 DESCRIPTION OF PROPERTY    OF TERM              OF TERM     ACREAGE   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
5.  BCR Properties Ltd.    That portion of District   August 1, 1990       yearly      29.06     The lease is for land at Soda Creek
    (Lease No. 1407)       Lot 72 Cariboo District                                     acres     which is part of the log yard.
                           Plan PGP 35292
                           Except PGP 36696                                                      Assigned from Timberwest Forest
                           comprising 29.06 acres.                                               Limited to Riverside, 1997.

                           PID 017-247-268                                                       The lease is for a portion of land
                                                                                                 and is therefore not enforceable
                           (unregistered)                                                        according to s. 73 of the LAND
                                                                                                 TITLE ACT and the British Columbia
                                                                                                 Court of Appeal decision in
                                                                                                 INTERNATIONAL PAPER INDUSTRIES
                                                                                                 LTD. v. TOPLINE INDUSTRIES INC.

                                                                                                 There is a prior registered lease
                                                                                                 to Weldwood of Canada Ltd.
------------------------------------------------------------------------------------------------------------------------------------
6.  BCR Properties Ltd.    PID 008-630-631            December 1, 1996     10 years    56.6      Forest Products Manufacturing Plant
    (Lease No. 2002)
                           Lot A, District Lot 8844                                              Assigned from Timberwest Forest
                           Cariboo District Plan                                                 Limited to Riverside
                           23038
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      COMMENCEMENT         EXPIRY
    LESSOR                 DESCRIPTION OF PROPERTY    OF TERM              OF TERM     ACREAGE   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
7.  BCR Properties Ltd.    That portion of District   November 1, 1996     3 years     0.78 ha   The lease is for land at Soda
    (Lease No. 1445)       Lot 8845 Cariboo District                                             Creek, specifically the Vedan Yard
                           except Plans 18018,                                                   below the West Fraser millsite,
                           18019, 19381 and 22947                                                which is used for storage of
                           comprising 0.78 ha.                                                   railway ties and as a loading area
                                                                                                 for BCR.
                           (unregistered)
                                                                                                 Assigned from Timberwest Forest
                                                                                                 Limited to Riverside, 1997.

                                                                                                 Right of first refusal to match
                                                                                                 any offer to lease the premises
                                                                                                 given by a third party.

                                                                                                 The lease is for a portion of
                                                                                                 land and is therefore not
                                                                                                 enforceable according to s. 73 of
                                                                                                 the LAND TITLE ACt and the
                                                                                                 British Columbia Court of Appeal
                                                                                                 decision in INTERNATIONAL PAPER
                                                                                                 INDUSTRIES LTD. v. TOPLINE
                                                                                                 INDUSTRIES INC.
------------------------------------------------------------------------------------------------------------------------------------
8.  BCR Properties Ltd.    That portion of Lot A      December 1, 1996     1 year      0.08 ha   The lease is for land at Soda
    (Lease No. 2814)       District Lot 72 Cariboo                                               Creek. Assigned from Timberwest
                           District Plan 16984                             (year-to-             Forest Limited to Riverside, 1997
                           except Plans PGP35292,                           year)
                           PGP36696, PGP35410 and                                                The lease is for a portion of land
                           PGP40145 comprising 0.08                                              and is therefore not enforceable
                           ha.                                                                   according to s. 73 of the LAND
                           (unregistered)                                                        TITLE ACT and the British Columbia
                                                                                                 Court of Appeal decision in
                                                                                                 INTERNATIONAL PAPER INDUSTRIES LTD.
                                                                                                 v. TOPLINE INDUSTRIES INC.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      COMMENCEMENT         EXPIRY
    LESSOR                 DESCRIPTION OF PROPERTY    OF TERM              OF TERM     ACREAGE   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
9.  BCR Properties Ltd.    That portion of District   November 1, 1996     3 years     0.72 ha   the lease is for land at Soda
    (Lease No. 1446)       Lot 8845 Cariboo                                                      Creek, specifically the Vedan
                           District except Plans                                                 Yard below the West Fraser
                           18018, 18019, 19381 and                                               millsite, which is used for storage
                           2947 comprising 0.72 ha.                                              of railway ties and as a loading
                                                                                                 area for BCR.
                           (unregistered)
                                                                                                 Assigned from Timberwest Forest
                                                                                                 Limited to Riverside, 1997

                                                                                                 Right of first refusal to match any
                                                                                                 offer to lease the premises given
                                                                                                 by a third party.

                                                                                                 The lease is for a portion of land
                                                                                                 and is therefore not enforceable
                                                                                                 according to s. 73 of the LAND
                                                                                                 TITLE ACt and the British Columbia
                                                                                                 Court of Appeal decision in
                                                                                                 INTERNATIONAL PAPER INDUSTRIES LTD.
                                                                                                 v. TOPLINE INDUSTRIES INC.

------------------------------------------------------------------------------------------------------------------------------------

REAL PROPERTY LEASED -- RFP POWER LTD.
--------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                COMMENCEMENT         EXPIRY
    LESSOR                 DESCRIPTION OF PROPERTY              OF TERM              OF TERM     ACREAGE   COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
1.  Riverside Forest       PID: 009-449-663                     February 15, 2001    25 years              Armstrong co-gen plant
    Products Limited
                           Lot 2 Section 13 Township 7
                           Osoyoos Division Yale District
                           Plan 12175 Except Plans H762
                           and H10007
----------------------------------------------------------------------------------------------------------------------------------
2.  Riverside Forest       PID: 010-911-791                     February 15, 2001    25 years              Armstrong co-gen plant
    Products Limited
                           Lot 1 Section 13 Township 7
                           Osoyoos Division Yale District
                           Plan 2917
------------------------------------------------------------------------------------------------------------------------------------
3.  Riverside Forest       PID: 013-523-562                     February 15, 2001    25 years              Armstrong co-gen plant
    Products Limited
                           That part south 1/2 of the north
                           east 1/4 Section 13 Township 7
                           Osoyoos Division Yale District
                           described as follows: the point
                           of commencement being 11 and 1/2
                           chains northerly from the south
                           west corner of the said 1/4
                           section; thence northerly along the
                           west boundary of said 1/4 section 8
                           and 3/4 chains; thence east 34 and
                           2/7ths chains more or less; thence
                           south 8 and 3/4 chains more or
                           less; thence west 34 and 2/7ths
                           chains more or less to the point
                           of commencement except Plan 2917
------------------------------------------------------------------------------------------------------------------------------------
4.  Riverside Forest       PID: 010-729-968                     February 15, 2001    25 years              Armstrong co-gen plant
    Products Limited
                           Lot 1 Section 13 Township 7
                           Osoyoos Division Yale District
                           Plan 3733 Except Plan 5303
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE K

                     CERTAIN EXISTING PERMITTED ENCUMBRANCES
                     ---------------------------------------


A.       LIENS OVER $500,000

Nil.

B. The lien created by the "Safekeeping Agreement" dated February 3, 2000, among Her Majesty the Queen in Right of the Province of British Columbia, HSBC Bank Canada and Riverside Forest Products Limited, pursuant to which HSBC Bank Canada holds approximately $515,000 as security for the obligations of Riverside in connection with a sanitary landfill site in Williams Lake.

C.       EXCLUDED LCS

           TYPE        CCY        O/S AMOUNT          START           DUE
           ----        ---        ----------          -----           ---
            GTE        CAD        $22,887.19        09 Jul 03       08 Jul 04
            GTE        CAD          3,000.00        17 Jul 03       16 Jul 04
            GTE        CAD         32,560.66        01 Aug 03       03 Aug 04
            GTE        CAD         28,610.06        26 Jun 03       25 Jun 04
            GTE        CAD         52,551.66        30 Sep 03       29 Sep 04
            GTE        CAD          8,856.90        28 May 03       27 May 04
            GTE        CAD          9,346.90        21 Nov 03       23 Nov 04
            GTE        CAD         31,297.69        22 Jul 03       21 Jul 04
            GTE        CAD         16,898.56        01 Dec 03       30 Nov 04
            GTE        CAD         12,019.02        02 Jul 03       02 Jul 04
            GTE        CAD         14,134.44        08 Jul 03       07 Jul 04
            GTE        CAD         51,210.00        23 Jul 03       22 Jul 04
            GTE        CAD         22,045.46        13 Aug 03       12 Aug 04
            GTE        CAD         17,316.07        02 Oct 03       01 Oct 04
            GTE        CAD         14,055.75        23 Oct 03       22 Oct 04
            GTE        CAD         30,869.68        04 Sep 03       03 Sep 04
            GTE        CAD         62,060.08        14 Nov 03       12 Nov 04
            GTE        CAD         30,441.28        14 Nov 03       12 Nov 04
            GTE        CAD         41,603.11        13 Jan 04       12 Jan 05
            GTE        CAD         26,600.40        19 Feb 03       18 Feb 05
            GTE        CAD         51,597.63        26 Feb 03       25 Feb 05
            GTE        CAD         26,886.39        07 Oct 03       06 Oct 04
            GTE        CAD         35,134.98        28 Oct 03       27 Oct 04
            GTE        CAD         31,163.20        17 Oct 03       18 Oct 04
            GTE        CAD         61,597.27        10 Dec 03       09 Dec 04
            GTE        CAD         35,994.88        06 Jan 04       05 Jan 05

                                   SCHEDULE L

                              PERSONS EXCLUDED FROM
                   ELIGIBLE INVENTORY AND ELIGIBLE RECEIVABLES
                   -------------------------------------------


Chasyn Wood Technologies Inc.
Jackpine Forest Products Ltd.
Jackpine Engineered Wood Products Inc.
Redwood Value Added Products Inc.